The notes represent non-recourse obligations of the Trust only and do not represent an interest in or obligations of Bear Stearns Asset Backed Securities, Inc., EMC Mortgage Corporation, Conseco Finance Corp., the Indenture Trustee, the Owner Trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus




PROSPECTUS SUPPLEMENT
(To Prospectus dated September 13, 2000)

                                 $557,332,000
                   Bear Stearns Home Loan Owner Trust 2001-A
                     Home Loan-Backed Notes, Series 2001-A
                           EMC Mortgage Corporation
                        Transferor and Backup Servicer
                  Bear Stearns Asset Backed Securities, Inc.
                                   Depositor
                             Conseco Finance Corp.
                            Originator and Servicer


The Trust

o The Trust is a Delaware business trust formed pursuant to a trust agreement among Bear Stearns Asset Backed Securities, Inc., Wilmington Trust Company and U.S. Bank Trust National Association.

o The Trust will issue eight classes of notes, which are offered hereby, and will issue three classes of certificates, which are not offered hereby.

The Notes

o The notes are principally secured by the assets of the Trust, which consist of three pools of home loans that have fixed and adjustable rates of interest as described in this prospectus supplement and are secured primarily by junior mortgages on one- to four-family residential properties in which the borrowers have little or no equity.

o    The notes are not insured or guaranteed by any governmental agency.

Credit Enhancement

o The certificates and certain classes of notes will be subordinated to other classes of notes and provide credit support for those classes of notes;

o Certain excess interest received on the home loans will be applied as payments of principal on certain classes of notes to establish and maintain a level of overcollateralization and to otherwise cover current losses; and

o A financial guaranty insurance policy issued by Ambac Assurance Corporation in respect of the Class A-I-1 Notes, the Class A-I-2 Notes, the Class A-I-3 Notes, the Class A-I-4 Notes, the Class A-II Notes and the Class A-III Notes.

                                 [Ambac Logo]

         Bear, Stearns & Co. Inc. and Lehman Brothers Inc. will offer the notes to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the notes will be approximately 99.52507% of the principal amount of the notes before deducting expenses.

         Review the information in "Risk Factors" on page S-8 in this prospectus supplement and on page 3 in the prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

                          --------------------------

Bear, Stearns & Co. Inc.                                        Lehman Brothers

            The date of this Prospectus Supplement is March 8, 2001

For 90 days following the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

                                    SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus for additional information about the notes.

                   Bear Stearns Home Loan Owner Trust 2001-A

                     Home Loan-Backed Notes, Series 2001-A

                                                         Original        Final Scheduled       Expected
                                                        Principal           Maturity        Ratings (S&P/
        Class of Notes           Note Rate              Balance(1)           Date(2)        Moody's/Fitch)
      -------------------      ------------        ----------------    ------------------   ----------------
       Class A-I-1 Notes            (3)            $    89,948,000        June 15, 2016      AAA/Aaa/AAA
       Class A-I-2 Notes           5.29%           $    89,948,000        June 15, 2016      AAA/Aaa/AAA
       Class A-I-3 Notes           5.93%           $    37,445,000        June 15, 2019      AAA/Aaa/AAA
       Class A-I-4 Notes          6.82%(4)         $    52,062,000      February 15, 2031    AAA/Aaa/AAA
       Class A-II Notes           6.17%(4)         $   200,000,000      February 15, 2031    AAA/Aaa/AAA
       Class A-III Notes           (4)(5)          $    16,108,000      February 15, 2031    AAA/Aaa/AAA
        Class M-1 Notes           7.54%(4)         $    43,093,000      February 15, 2031       A/A2/A
        Class M-2 Notes           9.71%(4)         $    28,728,000      February 15, 2031    BBB/Baa2/BBB
                                                   ---------------
        Total for Notes                            $   557,332,000
                                                   ===============
- - - - - -

     (1)  This amount is subject to a variance of 10%.

     (2) Each date was determined as described under "Prepayment and Yield Considerations--Maturity Date." We expect the actual maturity date for the securities will be significantly earlier than the final scheduled maturity date stated herein.

     (3) The lesser of (a) one-month LIBOR plus 0.18% per annum and (b) 14.00% per annum, subject to the related net wac cap rate limitation described in this prospectus supplement.

     (4) After the first payment date on which an optional redemption may be exercised, the Note Rate applicable to the Class A-I-4 Notes, the Class A-II Notes, the Class M-1 Notes and the Class M-2 Notes will increase by 0.50% per annum and the margin on the Class A-III Notes will double if the option is not so exercised.

     (5) The lesser of (a) one-month LIBOR plus 0.32% per annum and (b) 14.00% per annum, subject to the related net wac cap rate limitation described in this prospectus supplement.

The Originator and Servicer

o    Conseco Finance Corp.

o The servicer will receive a monthly fee from payments on the home loans equal to 0.75% per annum on the principal balance of each home loan. Servicing compensation will also include late fees and prepayment penalties.

o The originator will make certain representations and warranties with respect to the home loans.

Transferor and Backup Servicer

o EMC Mortgage Corporation, an affiliate of Bear, Stearns & Co. Inc. and the depositor.

o The backup servicer will receive a monthly fee from payments on the home loans equal to 0.05% per annum on the principal balance of each home loan.

o The transferor will not make any representations or warranties with respect to the home loans.

Administrator

o Conseco Finance Servicing Corp., an affiliate of the originator and the servicer.

The Trust

o    Bear Stearns Home Loan Owner Trust 2001-A.

The Depositor

o    Bear Stearns Asset Backed Securities, Inc.

The Indenture Trustee/Co-Owner Trustee

o    U.S. Bank Trust National Association

o The indenture trustee will receive a monthly fee from payments on the home loans equal to 0.005% per annum on the principal balance of each home loan.

The Owner Trustee

o Wilmington Trust Company, acting not in its individual capacity but solely as owner trustee.

o The owner trustee is entitled to an annual fee as described in this prospectus supplement.

The Note Insurer

o    Ambac Assurance Corporation.

Cut-Off Date

o    For each home loan, the close of business on February 1, 2001.

Closing Date

o    On or about March 9, 2001.

Payment Dates

o The 15th day of each month, or if such day is not a business day, the next business day. The first payment date is March 15, 2001.

Due Period

o    The calendar month preceding the month of a payment date.

Registration of Notes

The trust will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

We refer you to "Description Of The Notes" and "Annex I" in this prospectus supplement for additional information.

Assets of the Trust

The trust's assets will include:

o three groups of home loans, group I home loans that have fixed rates of interest, group II home loans that have fixed rates of interest and group III home loans that have adjustable rates of interest, each secured primarily by junior mortgages, deeds of trust, or other security instruments primarily on one- to four-family residential properties in which the borrowers have little or no equity and the related loan files; provided, however, that 10.73% of the group I home loans as of the cut-off date will be unsecured consumer loans;

o payments of interest and principal due on the home loans on and after the cut-off date;

o a financial guaranty insurance policy to be issued by Ambac Assurance Corporation irrevocably and unconditionally guaranteeing timely payment of interest and ultimate payment of principal on the Class A Notes as described in this prospectus supplement; and

o amounts on deposit in certain accounts described in this prospectus supplement.

The Home Loans

1.   Home Loan Statistics:

     On the closing date, the trust will acquire a pool of home loans consisting of three loan groups. The loan pool will primarily include conventional home improvement loans and home equity loans.

     The group I home loans have the following characteristics as of the cut-off date:

o all are secured by a lien on the related real property; provided, however, that 10.73% of the group I home loans as of the cut-off date will be unsecured consumer loans;

o the related properties are located in 49 states and the District of Columbia;

o the interest rates range from 5.000% to 22.240%, with a weighted average of 16.765%;

o the weighted average term to scheduled maturity, as of their dates of origination, was 225 months;

o the weighted average term to scheduled maturity, as of the cut-off date, was 215 months; and

o    the latest scheduled maturity date was in October 3, 2030.

2.   Group II Loans:

     The group II home loans have the following characteristics as of the cut-off date:

o    all are secured by a lien on the related real property;

o the related properties are located in 49 states and the District of Columbia;

o the interest rates range from 6.000% to 21.430%, with a weighted average of 14.066%;

o the weighted average term to scheduled maturity, as of their dates of origination, was 238 months;

o the weighted average term to scheduled maturity, as of the cut-off date, was 222 months; and

o    the latest scheduled maturity date was in August 1, 2030.

3.   Group III Loans:

     The group III home loans have the following characteristics as of the cut-off date:

o    all are secured by a lien on the related real property;

o the related properties are located in 40 states and the District of Columbia;

o the interest rates range from 15.500% to 22.200%, with a weighted average of 18.586%;

o the weighted average term to scheduled maturity, as of their dates of origination, was 180 months;

o the weighted average term to scheduled maturity, as of the cut-off date, was 173 months; and

o    the latest scheduled maturity date was in April 16, 2025.

See "The Loans--Home Equity Loans."

4.   Characteristics of Home Loans:

o The home loans will consist of loans for which the related net proceeds were used to finance (i) property improvements, (ii) debt consolidation, or (iii) a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes.

o The home loans provide for scheduled payments that will be, if timely paid, sufficient to amortize fully the principal balance of the related home loan on or before its maturity date.

We refer you to "The Home Loan Pool" in this prospectus supplement for additional information.

Monthly Expense Advances

The Servicer may make cash advances on behalf of the Trust to cover customary property protection expenses. The Servicer is not required, nor does it intend, to advance delinquent principal or interest.

We refer you to "Description of the Transfer and Servicing
Agreements-Servicing" in this prospectus supplement for additional information.

The Notes

1.   General

o Each month, the indenture trustee will calculate the amount of principal and interest you are owed.

o If you own a note on the business day immediately prior to the related payment date, you will be entitled to receive payments on the related payment date.

2. Interest Payments: Interest on the notes for any payment date will accrue on your note balance at the applicable note rate during the related accrual period. As to any payment date, the accrual period for the notes shall be the period commencing on the payment date in the month immediately preceding the month in which that payment date occurs (or, in the case of the March 2001 payment date, commencing on the closing date) and ending on the day preceding that payment date. The indenture trustee will calculate interest for the group I notes (other than the Class A-I-1 Notes) and the group II Notes based on a 360-day year of twelve 30-day months. The indenture trustee will calculate interest for the Class A-I-1 Notes and the Class A-III Notes based on a 360-day year and the actual number of days elapsed in the related accrual period.

Noteholders will be entitled to interest payments to the extent and in the order of priority set forth under "Description of the Notes - -Payments."

3. Principal Payments: Each of the Class A-I notes, the Class A-II notes and the Class A-III notes represents rights to receive principal primarily from its respective loan group. The Class M Notes will be entitled to receive principal (after payments of all principal due on the Class A Notes) from the entire home loan pool. Noteholders will be entitled to the principal collected on the related home loans during the prior calendar month to the extent and in the order of priority set forth under "Description of the Notes - Payments."

We refer you to "Description of the Notes -Payments" in this prospectus supplement for additional information.

The Certificates

The trust will also issue three classes of certificates which are not being offered pursuant to this prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the notes will consist of:

Policy. On the closing date, Ambac Assurance Corporation will issue a financial guaranty insurance policy in favor of the indenture trustee. The policy will unconditionally and irrevocably guaranty interest on the Class A Notes at the applicable note rates, and will guarantee amounts due on the Class A Notes on the payment date in February 2031. The policy will not cover basis risk shortfalls on the Class A-I-1 Notes or Class A-III Notes as a result of the application of the related net wac cap rates. In addition, the policy will not cover prepayment interest shortfalls or interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940.

In the absence of payments under the policy, Class A noteholders will bear directly the credit risks associated with their notes.

Excess Interest. Because more interest is expected to be paid by the borrowers than is necessary to pay the interest due on the notes and other fees and expenses of the trust, excess interest collections may be available to offset losses on the home loans and to create and maintain the overcollateralization described below.

Overcollateralization. The original principal balance of the notes and certificates will exceed the aggregate cut-off date principal balance of the home loans. This excess represents undercollateralization of approximately 1.00% of the original principal balance of the notes and certificates. The use of excess interest to make payments of principal on the notes as described in this prospectus supplement will cause the aggregate principal balance of the notes to amortize more quickly than the aggregate principal balance of the home loans, resulting in, first, the reduction of this undercollateralization to zero, and, second, overcollateralization of the notes. The amount of any such overcollateralization will be available to absorb losses realized on liquidated home loans.

Subordination of Subordinated Notes and Certificates. Subordination is designed to provide the holders of notes having a higher payment priority with protection against losses by allocating realized losses among the subordinated notes and certificates, beginning with the security with the lowest payment priority, before losses are allocated to the notes with a higher payment priority.

Optional Redemption

The Servicer, at its option, may effect an early redemption of the notes and purchase of the certificates (with the consent of the note insurer if the exercise of such option would result in a draw on the policy) on any payment date after the aggregate principal balance of the home loans is reduced to any amount less than or equal to 10% of the aggregate principal balance of the home loans as of the cut-off date.

After the first payment date on which an optional redemption may be exercised, the interest rate of the Class A-I-4 Notes, the Class A-II Notes, Class M-1 Notes and Class M-2 Notes will be increased by 0.50% per annum and the margin on the Class A-III Notes will double if the option is not so exercised.

We refer you to "Description of the Notes -Optional Redemption" in this prospectus supplement for additional information.

Federal Tax Considerations

For federal income tax purposes:

o Tax counsel is of the opinion that the notes will be treated as debt instruments.

o You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.

We refer you to "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus for additional information.

ERISA Considerations

The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code can limit investments by certain pension, employee benefit and other plans and retirement arrangements (collectively, "plans"), such as individual retirement accounts. Plans should be able to purchase investments like the notes so long as they are treated as debt under applicable state law and have no "substantial equity features." Any plan fiduciary considering whether to purchase the notes on behalf of a plan should consult with its counsel regarding the application of ERISA and Section 4975 of the Internal Revenue Code and the availability of any exemptions.

Notwithstanding the foregoing, prohibited transactions within the meaning of ERISA or Section 4975 of the Code may arise if Notes are acquired by a plan with respect to which the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer, the Backup Servicer, the Depositor, either underwriter or any of their respective affiliates, is a party in interest (as defined in ERISA) or a disqualified person (as defined in the Code). Similarly, prohibited transactions may arise if equity interests in the Trust are acquired by a person or entity which is a party in interest or disqualified person with respect to a plan which acquires or holds a Note. Certain exemptions from the prohibited transaction provisions of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of plan fiduciary making the decision to acquire a Note or equity interest and the circumstances under which such decision is made. There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Notes or other equity interests in the Trust. In this regard, prospective investors should be aware that Green Tree Finance Corp.-Two, an affiliate of the Originator, is expected to hold 100% of the Class R-2 Certificates on the closing date and Bear, Stearns & Co. Inc., an affiliate of the Backup Servicer and the Depositor, is expected to hold 100% of the Class B Certificates on the closing date.

Each purchaser or transferee of a note will be required to represent and warrant (or will be deemed to represent and warrant) that either (a) it is not a plan, an entity using the assets of or acting on behalf of such a plan, or an entity whose underlying assets are deemed to include plan assets of any such plan, or (b) its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

We refer you to "ERISA Considerations" in this prospectus supplement and the accompanying prospectus for additional information.

Legal Investment Considerations

The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only securities backed by first mortgages, and not second mortgages. Because the pool of home loans consists primarily of junior home loans, the notes will not be "mortgage related securities" under that definition.

We refer you to "Legal Investment Matters" in this prospectus supplement and "Legal Investment" in the accompanying prospectus for additional information.

Note Ratings

The trust will not issue the notes unless the notes receive the ratings set forth on the table at the beginning of this summary.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by any rating agency.

We refer you to "Ratings" and "Risk Factors-Ratings of the Notes" in this prospectus supplement for additional information.

                                 RISK FACTORS

         You should carefully consider the following risk factors prior to any purchase of the notes. You should also carefully consider the information set forth under "Risk Factors" in the accompanying prospectus.

Home Loan Default Risks

         Noteholders are protected by the available forms of credit enhancement against the risk of loss realized on the home loans. However, in the event that the available credit enhancement is inadequate to provide protection to the noteholders, any losses on the home loans would be borne by such holders. The risks presented by the home loans include the following:

         o High LTV Ratios: Most of the home loans are secured by liens on the mortgaged properties in which the borrowers have little or no equity. Approximately 90.44%, 99.99%, 91.43% of the group I home loans, the group II home loans and the group III home loans respectively, that are secured by liens, have original combined loan-to-value ratios in excess of 100%. Home loans with high original combined loan-to-value ratios will be more sensitive to declining property values than would those with lower original combined loan-to-value ratios and therefore may experience a higher incidence of default and severity of losses. In addition, with respect to home loans with original combined loan-to-value ratios near or in excess of 100%, if the related borrowers sell their homes, such borrowers may be unable to repay the home loans in full from the sale proceeds of the financed properties and other funds available. Accordingly, such home loans likely may experience higher rates of delinquencies and defaults and more severe losses.

         o Additional Debt: With respect to home loans the proceeds of which were used in whole or in part for debt consolidation, the related borrower may incur further consumer debt. This reloading of debt could impair the ability of such borrowers to repay the home loans, which in turn could result in higher rates of delinquency and default and more severe losses on the home loans.

         o Unsecured Loans: Approximately 10.73% of the group I home loans are unsecured consumer loans. Unsecured loans may experience higher rates of delinquency and default and more severe losses than secured loans. To the extent that losses are incurred on any of the home loans that are not covered by the credit enhancement described in this prospectus supplement, the holders of the notes will bear all risk of loss resulting from defaults by borrowers.

         o Junior Liens: Substantially all of the secured home loans are secured by liens junior to one or more senior liens on the related mortgaged properties. In general, a junior lienholder may not foreclose on the related mortgaged property unless it forecloses subject to the senior lien(s), in which case it must either pay the entire amount due under the senior mortgage or agree to make payments under the senior mortgage if the borrower is in default thereunder. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the servicer may write off the entire outstanding balance of the home loan as a bad debt. These are risks particularly applicable to home loans secured by junior liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the servicer would determine foreclosure to be uneconomical for those types of home loans than for first lien mortgage loans with low loan-to-value ratios. We refer you to "Certain Legal Aspects of the Loans-Junior Mortgages; Rights of Senior Mortgages" in the accompanying prospectus.

         o Underwriting Standards: The loans were originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and were underwritten with an emphasis on the creditworthiness of the borrowers. If the loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property has increased or the principal amount of the related senior liens has been reduced to the point where the value of the property, less any related foreclosure costs, is greater than the principal amount of the related senior liens. Because of the relatively high combined loan-to-value ratios of the home loans and the fact that the home loans are primarily secured by junior liens, losses on the home loans will likely be higher than on first lien mortgage loans. To the extent that any losses are incurred on any of the loans that are not covered by the credit enhancement described in this prospectus supplement, the holders of the notes will bear all risk of losses resulting from defaults by borrowers.

         The servicing of high loan-to-value ratio loans and unsecured consumer loans requires special skill and diligence and requires more attention to each account and earlier and more frequent contact with borrowers in default. If the servicer does not exercise the requisite level of skill and effort, the trust could experience higher losses and you could suffer a loss on your notes.

         o Economic Conditions: For the period of time during which the home loans were originated, economic conditions nationally and in most regions of the country have been generally favorable. A deterioration in economic conditions could be expected to adversely affect the ability and willingness of borrowers to repay their home loans and could result in higher rates of delinquencies, defaults and losses on such home loans. Because of lenders' limited experience with loans similar to the home loans, no prediction can be made as to the severity of the effect of a general economic downturn on the rate of delinquencies, defaults and losses on the home loans.

Additional Factors Affecting Delinquencies, Defaults and Losses on the Home
Loans

         o No Servicer Delinquency Advances. In the event of a delinquency or a default on a home loan, neither the servicer, any subservicer, the backup servicer nor any other person will have any obligation, nor do any intend, to advance scheduled monthly payments of principal and interest with respect to such home loan. As a result, the amount of principal and interest received on the home loans during any particular due period may be less than the amount of principal and interest payable on the notes on the related payment date. Due to the payment priorities on the notes shortfalls may result in losses on the subordinate notes. See "Description of the Transfer and Servicing Agreements - Servicing" in this prospectus supplement.

         o Loss Mitigation. The servicer may use a wide variety of practices to limit losses on defaulted home loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments.

         o Acquisitions from Third Parties. All of the home loans have been acquired by the transferor by purchase from Conseco Finance Corp. See "The Transferor - Purchase of Home Loans" in this prospectus supplement. Pursuant to the underwriting guidelines of the originator, the assessment of the creditworthiness of the borrower is the primary consideration in underwriting a home loan. The evaluation of the adequacy of the value of the related mortgaged property, together with the amount of all liens senior to the lien of a home loan (i.e., the related "combined loan-to-value ratio") was given less consideration, and in certain cases no consideration, in underwriting the home loans. See "The Home Loan Pool --Underwriting Criteria". The credit quality of some of the borrowers under the home loans is lower than that of borrowers under mortgage loans conforming to the Fannie Mae or Freddie Mac underwriting guidelines for first-lien, single family mortgage loans. Consequently, the home loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those that would be experienced by loans underwritten in conformity with the Fannie Mae or Freddie Mac underwriting guidelines for first-lien, single family mortgage loans. Also, the losses sustained from defaulted home loans are likely to be more severe (and will frequently be total losses) because the costs incurred in the collection and liquidation of defaulted home loans in relation to the smaller principal balances thereof are proportionately higher than for first-lien, single family mortgage loans, and because a substantial number of the home loans are secured by junior liens on mortgaged properties in which the borrowers had little or no equity at the time of origination of such home loans and, in the case of the group I home loans, may be unsecured. Although the creditworthiness of the borrower was the primary consideration in the underwriting of the home loans, we cannot assure you that the creditworthiness of a borrower will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default by a borrower on the related home loan. Furthermore, because the adequacy of the value of the related mortgaged property, if any, was given less or no consideration in underwriting a home loan, we cannot assure you that any proceeds will be recovered from the foreclosure or liquidation of the mortgaged property, if any, for a defaulted home loan. In response to changes and developments in the consumer finance area as well as the refinement of the originator's credit evaluation methodology, the originator's underwriting requirements for certain of the home loans changed from time to time, which in certain instances, resulted in more stringent, and in other instances less stringent, underwriting requirements. Depending upon the date on which the home loans were originated by the originator, such home loans included in the home loan pool were originated under different underwriting requirements, and accordingly, certain home loans included in the home loan pool may be of a different credit quality and have different loan characteristics from other home loans. Furthermore, to the extent that certain home loans were originated under less stringent underwriting requirements, such home loans may be more likely to experience higher rates of delinquencies, defaults and losses than those home loans originated under more stringent underwriting requirements.

         o Dependence on Servicer for Servicing Home Loans. Upon a Servicer Event of Default under the sale and servicing agreement, a majority of the Noteholders, the Trust, or the Indenture Trustee or the Owner Trustee with the consent of the note insurer may, or at the direction of the note insurer, shall remove the servicer and appoint the Backup Servicer or another successor servicer. If the servicer is not replaced, noteholders will be dependent upon the servicer to adequately and timely perform its servicing obligations and remit to the indenture trustee payments of principal and interest received on the home loans. The manner in which the servicer performs its servicing obligations will affect the amount and timing of principal and interest payments received on the home loans. Those principal and interest payments and other recoveries in respect of the home loans, together with the financial guaranty insurance policy for the benefit of the Class A Notes, are the sole source of funds for the payments due to noteholders.

         Non-recordation of Assignments. In most cases, we will not record the assignment to the trust of the mortgage or deed of trust securing any home loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the trust of the mortgage or deed of trust securing a loan may not be effective against creditors of or purchasers from the originator's or the transferor's or a trustee in the originator's or the transferor's bankruptcy. This could leave the trust unable to foreclose on the real estate following a loan default, which could result in increased losses on the home loans. These losses could result in delays or reductions in payments on your notes.

         Although the recordation of the assignments of the mortgages in favor of the indenture trustee is not generally necessary to effect a transfer of the home loans to the indenture trustee, if the originator or the transferor were to sell, assign, satisfy or discharge any home loan prior to recording the related assignment in favor of the indenture trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee. In some states, in the absence of such recordation of the assignments of the mortgages, the transfer to the indenture trustee of the home loans may not be effective against certain creditors or purchasers from the originator or the transferor or a receiver of the originator or the transferor. If those other parties, creditors or purchasers have rights to the home loans that are superior to those of the indenture trustee, the trust could lose the right to future payments of principal and interest from those home loans and, accordingly, noteholders could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by the applicable credit enhancement.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Home Loan Balance

         Substantial delays could be encountered in connection with the liquidation of delinquent home loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related home loan, you will incur a loss on your investment if the credit enhancement described in this prospectus supplement is insufficient to cover the loss.

         We refer you to "Certain Legal Aspects of the Loans - Foreclosure on Mortgages" in the accompanying prospectus.

Servicing Transfers

         In the event of a servicer event of default under the sale and servicing agreement it may, and if the holder of the Class R-2 Certificate or Conseco Finance Corp., with the consent of the note insurer, exercises its option to cause a servicing transfer (in each case subject to the conditions specified in the sale and servicing agreement) it will, be necessary to arrange for the transfer of the home loan servicing. Servicing transfers involve notifying borrowers to remit payments to the new servicer, transferring physical possession of the home loan files and records to the new servicer and entering home loan and borrower data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Industry experience indicates that the rate and severity of home loan delinquencies, defaults and losses are likely to temporarily increase, and may increase significantly, during the transition to a new servicer and immediately following servicing transfers. Any transfer of servicing is expected to increase the rate of delinquencies on the home loans at least until all of the related borrowers are informed of such transfer, the servicer has received all of the related home loan files and records and all relevant data has been entered on the servicer's management information systems.

         There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing. If available credit enhancement is insufficient to cover any resulting losses, you will experience a loss on your note.

Prepayments Affect Timing and Rate of Return on Your Investment

         The yield to maturity on your notes will be directly related to the rate of principal payments on the home loans. Please consider the following:

         o Borrowers may fully or partially prepay their home loan at any time. 0.23% of the group I home loans, 3.66% of the group II home loans and 37.16% of the group III home loans require the payment of prepayment penalties which may reduce the likelihood of prepayments on such home loans.

         o A substantial majority of the home loans contain due-on-sale provisions. Due-on-sale provisions require the borrower to fully pay the home loan when the mortgaged property is sold. Generally, the servicer will enforce the due-on-sale provision unless prohibited by applicable law. We refer you to "Certain Legal Aspects of the Loans - Due-on-Sale Clauses in Mortgage Loans" in the accompanying prospectus. o The rate of principal payments on the home loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

         o The types of home loans in the trust generally are not viewed by borrowers as permanent financing. Accordingly, the home loans may experience a higher rate of prepayment than purchase money first lien mortgage loans.

         o We cannot predict the rate at which borrowers will repay their home loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of home loans similar to the home loans in the home loan pool.

         o If you purchased your note at a premium and you receive your principal faster than expected, your yield to maturity will be lower than you anticipated. If you purchased your note at a discount and you receive your principal slower than expected, your yield to maturity will be lower than you anticipated.

         o The Class A-I-1 Notes, the Class A-I-2 Notes, the Class A-I-3 Notes, the Class A-I-4 Notes, the Class M-1 Notes and the Class M-2 Notes will receive principal payments primarily from the group I home loans. The Class A-II Notes will receive principal payments primarily from the group II home loans. The Class A-III Notes will receive principal payments primarily from the group III home loans. Therefore, the yields on the notes will be sensitive to the rate and timing of principal payments primarily from the home loans in their respective loan groups.

         o The originator will be required to purchase home loans from the trust as a result of certain breaches of representations and warranties or certain defects in the home loan files, and the servicer will be required to purchase home loans from the trust as a result of certain breaches of the covenants with respect to the home loans made by it in the sale and servicing agreement, in each case that have not been cured. If the originator or the servicer does purchase those home loans, the purchases will have the same effect on your yield as a prepayment of the home loans. If the originator or the servicer fails to purchase those home loans, the home loans will stay in the trust. Neither the transferor nor the depositor has made any representations or warranties with respect to the home loans. Accordingly, neither the transferor, the depositor nor any other entity shall be obligated to purchase those home loans if the originator or the servicer fails to do so. In the event any of those home loans defaults and if the available amounts of credit enhancement are inadequate, noteholders will bear the risk of any resulting delays in payment or losses.

         o As long as credit enhancement is available, liquidations of defaulted home loans will have the same effect on your yield as a prepayment of the home loans. See "- Home Loan Default Risks" in this prospectus supplement for a discussion of the default risks presented by the home loans.

         o If the notes are redeemed, you have no assurance that similar investments offering comparable yields will be available.

         We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.

Changes in Interest Rates

         No prediction can be made as to future levels of LIBOR or the Prime Rate or as to the timing of any changes therein, each of which will directly affect the yields of the Class A-III Notes and, in the case of LIBOR, the Class A-I-1 Notes. The holders of the Class A-I-1 Notes will absorb the yield risk associated with a possible elimination or inversion of the spread between the interest rate on the Class A-I-1 Notes calculated as the lesser of LIBOR plus 0.18%, or the Class A-I-1 margin, and 14.00% per annum, subject to the related net wac cap rate limitation described in this prospectus supplement. The group I home loans bear interest at a fixed rate. The holders of the Class A-III Notes will absorb the yield risk associated with a possible elimination or inversion of the spread between the interest rate on the Class A-III Notes calculated as the lesser of LIBOR plus 0.32%, or the Class A-III margin, and 14.00% per annum, subject to the related net wac cap rate limitation described in this prospectus supplement. The group III home loan rates are adjustable and reset at different times based on the Prime Rate and are subject to lifetime interest rate caps.

         The Class A-I-1 Notes and Class A-III Notes may not always receive interest at a rate equal to LIBOR plus the applicable margin. If the related net wac cap rate is less than the lesser of (a) LIBOR plus the applicable margin and (b) 14.00% per annum, the interest rate on the Class A-I-1 Notes or Class A-III Notes, as applicable, will be reduced to the related net wac cap rate. Thus, the yields to investors in the Class A-I-1 Notes and Class A-III Notes will be sensitive to fluctuations in the level of LIBOR and may be adversely affected by the application of the related net wac cap rate.

         The prepayment of group I home loans or group III home loans with higher net home loan rates may result in a lower related net wac cap rate. If on any payment date the application of the net wac cap rate results in an interest payment lower than LIBOR plus the applicable margin during the related accrual period, the value of the Class A-I-1 Notes or Class A-III Notes, as applicable, may be temporarily or permanently reduced.

         Investors in the Class A-III Notes should be aware that the home loan rates on the group III home loans are generally adjustable monthly or semi-annually based on the Prime Rate. Consequently, the interest that becomes due on the group III home loans during the related due period may be less than interest that would accrue on the Class A-III Notes, at the rate of LIBOR plus the Class A-III margin. In a rising interest rate environment, the Class A-III Notes may receive interest at the lesser of (a) the related net wac cap rate or (b) 14.00% per annum for a protracted period of time. In addition, investors in the Class A-I-1 Notes, the Class A-I-2 Notes, the Class A-I-3 Notes, the Class A-I-4 Notes, the Class M-1 Notes, Class M-2 Notes and the Class A-II Notes should be aware that, in this situation, there would be little or no excess cash flow from the group III home loans to cover losses and to create overcollateralization.

         To the extent the related net wac cap rate is paid to the Class A-I-1 Notes or the Class A-III Notes, the difference between the related net wac cap rate and the lesser of LIBOR plus the related margin and 14.00% per annum, will create a shortfall that will carry forward with interest thereon. However, any resulting basis risk carryover shortfall will not be payable by the financial guaranty insurance policy and will only be payable from the available excess cash flow on the home loans in the order and priority described in this prospectus supplement. Basis risk carryover shortfalls may remain unpaid on the clean-up call date or the related final scheduled maturity date.

Potential Inadequacy of Credit Enhancement

         Credit enhancement will be provided by excess interest, overcollateralization, subordination, and, in the case of the Class A Notes, the financial guaranty insurance policy. If the home loans experience higher rates of delinquencies, defaults or losses than initially anticipated, there can be no assurance that the amounts available from the applicable credit enhancement will be adequate to cover the delays or shortfalls in payments that result from such higher delinquencies, defaults or losses. If the amounts available from the available credit enhancement are inadequate, noteholders will bear the risk of any resulting delays in payment or losses. None of the originator, the transferor, the servicer, the backup servicer, the depositor or any of their affiliates will have any obligation to replace this credit enhancement or to take any other action to maintain any rating on the notes.

         The payment of excess cashflow to noteholders in the order and priority specified in this prospectus supplement is intended, first, to eliminate the approximately 1.00% of undercollateralization that will exist on the closing date, and then to produce and maintain the level of overcollateralization as described in this prospectus supplement. However, there can be no assurance that excess cashflow will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times or in sufficient amounts to reduce the initial undercollateralization. As a result of delinquencies on the home loans, the amount of interest received on the home loans during any due period may be less than the amount of interest payable on the notes on any payment date. The servicer will not advance delinquent payments.

         In addition, if on any Payment Date, principal collected in respect of the group III home loans and available for distribution to the Class A-III Notes is insufficient to maintain the group III overcollateralization amount at or above the group III required overcollateralization amount, amounts otherwise distributable in respect of principal on the group I notes and group II notes will first be distributed to the Class A-III Notes until the group III overcollateralization amount equals the group III required overcollateralization amount, and the remainder will be distributed to the group I notes and group II notes as described in this prospectus supplement under "Description of the Notes -- Payments" and "--Overcollateralization Provisions."

         As a result of delinquencies on the home loans, the amount of interest received on the home loans during any due period may be less than the amount of interest payable on the notes on the related payment date. The servicer is not required, nor does it intend, to advance delinquent payments of principal and interest.

         Any holder of certificates will not be required to refund any amounts previously distributed to that holder pursuant to the transfer and servicing agreements, regardless of whether there are sufficient funds on a subsequent payment date to pay all amounts then payable to noteholders.

Undercollateralization

         At the closing date, the aggregate principal balance of the notes and certificates is expected to exceed the aggregate principal balance of the home loans by approximately 1.00%. Such undercollateralization is expected to be eliminated by the application of excess cashflow, which will then be applied to produce overcollateralization as described in this prospectus supplement. There can be no assurance, however, that excess cashflow will be generated in sufficient amounts to eliminate such undercollateralization, or to do so within the period of time anticipated by investors.

Limited Historical Delinquency, Loss and Prepayment Information

         We have not included the originator's historical delinquency and loan loss and liquidation experience with its portfolio of home improvement loans and home equity loans because this information is not a meaningful predictor of the performance of the loans in the trust. As a result, there is no meaningful historical performance data to permit an accurate assessment of the likely delinquency, default and loss experience of the home loans over an extended period of time. Significant uncertainty exists regarding such likely experience over time and in differing economic and interest rate environments. Because loans such as the home loans have characteristics that combine characteristics similar to unsecured consumer debt and secured consumer debt, the delinquency, default and loss experience of the home loans is unlikely to be comparable to either of those types of consumer debt and is unlikely to reflect a blending or averaging of such experience. As a result, noteholders do not have, and will not have for an indeterminate amount of time, information available to them to assess with any degree of confidence the likely delinquency, default and loss experience of the home loans. You should make your investment determinations based on the underwriting criteria, the applicable credit enhancement described herein, the characteristics of the home loans and other information provided herein.

Home Protection Act

         As described below, certain of the home loans are subject to The Homeownership and Equity Protection Act of 1994 (the "Home Protection Act"). The home loans are also subject to various other federal and state laws and regulations. The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors for non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of the loan, such as the trust, to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. As of the cut-off date, 60.99% and 0.28% of the group I home loans and group III home loans, respectively, by principal balance as of the cut-off date, were subject to the special rules, disclosure requirements and other provisions of the Home Protection Act. The return on your investment will depend largely on the performance of the loans in the loan pool. If the originator is found to have violated the provisions of the Home Protection Act or other state or federal law or regulation regarding any loan that is subject to the Home Protection Act or such other law or regulation, the trust may be unable to collect on that loan. The originator would, however, be obligated to repurchase that loan because of the breach of its representation and warranty.

Interest Payments on the Home Loans May Be Reduced

         If a borrower prepays a home loan, the borrower is charged interest only up to the date of the prepayment, instead of a full month. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"), permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. The servicer will not pay for any interest shortfalls created by prepayments or by the Relief Act. If the available credit enhancement is insufficient to cover those shortfalls, you may incur a loss. The financial guaranty insurance policy will not cover shortfalls created by prepayments or by the Relief Act.

Ratings of the Notes

         On the closing date the rating agencies will rate the notes as set forth in "Ratings" in this prospectus supplement. A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms. The ratings take into consideration, among other things, the credit quality of the home loans, the structural and legal aspects associated with the notes and, in the case of the Class A Notes, the financial strength of the note insurer. An adverse change in any of such factors or in other factors may be a basis for the downward revision or withdrawal of the ratings on the notes. The ratings do not address the possibility that the holders of the Class A-I-1 Notes or the Class A-III Notes might suffer a lower than anticipated yield or the frequency of payment of any amounts carried forward as a result of the application of the related net wac cap rate. We cannot assure you that a rating will remain for any given period of time, that a rating agency will not lower or withdraw its rating if in its judgment circumstances in the future so warrant or whether any other rating agency will rate the notes or, if it does, what rating it will assign to the notes.

Risk of Losses as a Result of Geographic Concentration

         One risk of investing in securities backed by home improvement and home equity loans is created by any concentration of the related properties, and the obligors on the loans, in one or more geographic regions. If the economy or the housing market weakens in that region, the loans in that region may experience higher rates of delinquency and default, and greater losses upon default, which could result in a loss on your investment in the notes. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots.

Limited Resale

         The underwriters intend to make a market for resale in the notes but have no obligation to do so. There is no assurance that a market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage-backed and asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy or Insolvency of Certain Parties

         We intend that any transfer of loans by the originator to the transferor and by the transferor to the depositor will each constitute a sale, rather than a pledge of the loans to secure the originator's or the transferor's indebtedness. However, if the originator or the transferor were to become a debtor under the federal bankruptcy code or similar applicable state laws, the originator's or the transferor's trustee in bankruptcy might argue that such sale of loans by the originator or the transferor was a pledge of the loans rather than a sale. The originator's or the transferor's trustee in bankruptcy might also argue that the assets and the liabilities of the depositor should be consolidated with those of the transferor. If any of these arguments were accepted by a court, it would cause the trust to experience a delay in or reduction of collections on the home loans. This delay or reduction could result in a delay or reduction in payments on your notes.

         In addition, if the servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the trustee from appointing a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the home loans.

ERISA Considerations

         Pension, employee benefit and other plans subject to ERISA and/or
Section 4975 of the Code generally are permitted to invest in the notes. Prohibited transactions may arise if equity interests in the Trust are acquired by a person or entity which is a party in interest (as defined under ERISA) or a disqualified person (as defined under the Code) with respect to a plan that acquires or holds a note. Certain exemptions from the prohibited transaction provisions of ERISA and Section 4975 of the Code may be applicable; however, there can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the notes or other equity interests in the Trust.

         We refer you to "ERISA Considerations" in this prospectus supplement and the accompanying prospectus for additional information.

Forward-Looking Information

         Certain of the information contained in this prospectus supplement constitutes "forward-looking statements." These statements may include projections of average life and maturity dates of the notes. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks, uncertainties and other factors that may cause the actual results and performance of the notes and the trust to be materially different from any future results or performance expressed or implied by the forward-looking statements. These factors include general economic and business conditions, political and/or social conditions, interest rate changes, prepayment amounts, loss and delinquency history, servicing performance, and the law and government regulatory initiatives.

         We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

                                USE OF PROCEEDS

         The Depositor will use the proceeds from the sale of the Home Loans to the Trust for the purchase of the Home Loans from the Transferor.

                           DESCRIPTION OF THE TRUST

General

         The Trust, Bear Stearns Home Loan Owner Trust 2001-A (the "Trust"), will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Home Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities,
(iii) making payments on the Securities, and (iv) engaging in related activities.

         On the Closing Date, (i) EMC Mortgage Corporation (the "Transferor") will purchase the home loans (the "Home Loans") from Conseco Finance Corp. (the "Originator") pursuant to a home loan purchase agreement dated as of February 1, 2001 (the "Originator Home Loan Purchase Agreement") between the Originator, as seller, and the Transferor, as purchaser, (ii) Bear Stearns Asset Backed Securities, Inc. (the "Depositor") will purchase the Home Loans from the Transferor pursuant to a home loan purchase agreement dated as of February 1, 2001 (the "Transferor Home Loan Purchase Agreement" and, together with the Originator Home Loan Purchase Agreement, the "Home Loan Purchase Agreements"), between the Transferor, as seller and the Depositor, as purchaser, and (iii) the Trust will purchase the Home Loans from the Depositor, pursuant to a Sale and Servicing Agreement to be dated as of February 1, 2001 (the "Sale and Servicing Agreement"), among the Trust, the Depositor, the Transferor, the Servicer and the Indenture Trustee.

         On the Closing Date, the Trust will include the scheduled principal balance of each Home Loan as of the Cut-Off Date (the "Cut-Off Date Principal Balance"). The "Principal Balance" of a Home Loan on any day is equal to its Cut-Off Date Principal Balance, minus all principal reductions credited against the principal balance of such Home Loan since such Cut-Off Date; provided, however, that the Principal Balance of a Liquidated Home Loan will be zero. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balance of the Home Loans as of such date. On the closing date, the original principal balance of the notes and the Class B Certificates will exceed the Pool Principal Balance as of the Cut-Off Date. This excess represents undercollateralization of approximately 1.00% of the original principal balance of the notes and the Class B Certificates.

         The trust property will consist of:

          (1) a pool of conventional home improvement loans and home equity loans consisting of three loan groups, the Group I Home Loans, the Group II Home Loans and the Group III Home Loans;

          (2) the mortgage, deed of trust or security deed granted by or on behalf of the related obligor, including the lien on the related real property;

          (3) all other security interests or liens and property subject to the loans from time to time purporting to secure payment of such loans, whether pursuant to the agreement giving rise to such loan or otherwise, together with all financing statements signed by the obligor describing any collateral securing such loan;

          (4) all rights the Originator may have against the originator of the loan if other than Conseco Finance Corp.;

          (5) all rights the Transferor may have against the Originator under the Transferor Home Loan Purchase Agreement;

          (6) all rights under hazard insurance, if applicable, on the property described in a loan;

          (7) all rights in any title insurance policy with respect to a loan;

          (8) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of a loan whether pursuant to the agreement giving rise to such loan or otherwise;

          (9)  all records in respect of each loan; and

          (10) a financial guaranty insurance policy issued by Ambac Assurance Corporation (the "Note Insurer") irrevocably guaranteeing timely payments of interest and ultimate payment of principal on the Class A Notes as described in this prospectus supplement.

         To protect the Trust's ownership interest in the loans, we will file UCC-1 financing statements in Minnesota and Delaware to give notice of the trust's ownership of the loans and the related trust property.

         Under the indenture, the Trust will grant a security interest in favor of the Indenture Trustee in the trust property, the rights of the Trust under the Sale and Servicing Agreement, and the collection account and note distribution account. Any proceeds of the property will be distributed according to the Trust, as described below under "Description of the Notes--Payments."

         The indenture trustee or its custodian will hold each original contract or promissory note, as well as copies of documents and instruments relating to that loan and evidencing the security interest in the real property securing the loan.

         Payments and recoveries in respect of principal and interest on the loans will be paid into a separate trust account maintained at an eligible institution, initially U.S. Bank National Association, Minneapolis, Minnesota, in the name of the Indenture Trustee, no later than one business day after receipt. The Indenture Trustee will, on the fifteenth day of each month or, if such day is not a business day, the next succeeding business day, deposit funds from the collection account into the note distribution account and the certificate distribution account. Payments on deposit in the note distribution account will be applied by the Indenture Trustee on each payment date to make the distributions to the noteholders as of the immediately preceding record date and payments on deposit in the certificate distribution account will be applied by the Owner Trustee on each payment date to make the distributions to the certificateholders as of the immediately preceding record date, all as described under "Description of the Notes--Payments."

         Following the transfer of the loans from the Originator to the Transferor, by the Transferor to the Depositor and then by the Depositor to the Trust, the Originator's obligations are limited to:

          (1)  its obligations as Servicer to service the loans;

          (2) representations and warranties in the Transferor Home Loan Purchase Agreement as described under "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Home Loans" in this prospectus supplement; and

          (3)  indemnities.

         The Originator is obligated under the Transferor Home Loan Purchase Agreement to repurchase any loan on the first payment date which is more than 90 days after the Originator becomes aware, or receives written notice from the Indenture Trustee or the owner trustee, of any breach of any representation and warranty in the Transferor Home Loan Purchase Agreement that materially and adversely affects the securityholders' interest in the loan if the breach has not been cured prior to that date. The Sale and Servicing Agreement and the Transferor Home Loan Purchase Agreement also provide that the Originator is obligated to repurchase loans and to indemnify the Indenture Trustee, the Owner Trustee, the Note Insurer and the securityholders about other matters.

         The Servicer will be required to service the Home Loans pursuant to the Sale and Servicing Agreement (collectively, with the Indenture, the Administration Agreement (as defined herein), the Home Loan Purchase Agreements, the Backup Servicing Agreement and the Trust Agreement, the "Transfer and Servicing Agreements") and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements - Servicing" herein.

         The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "- The Owner Trustee."

The Owner Trustee/Co-Owner Trustee

         Wilmington Trust Company will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

         Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by U.S. Bank Trust National Association, in its capacity as Co-Owner Trustee.

         Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by Conseco Finance Servicing Corp. (the "Administrator") pursuant to the terms of an administration agreement dated as of February 1, 2001 (the "Administration Agreement") among the Trust, the Administrator and the Owner Trustee.

                              THE HOME LOAN POOL

General

         Substantially all of the mortgages for the Home Loans will be junior in priority to one or more senior liens on the related mortgaged properties, which will consist primarily of owner occupied single family residences. Substantially all of the Home Loans will be secured by liens on mortgaged properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%); provided, however, that 10.73% of the Group I Home Loans will be unsecured consumer loans.

         "Combined loan-to-value ratio" means, with respect to any Home Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Home Loan at origination plus, in the case of a junior lien Home Loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of such Home Loan, and the denominator of which is the appraised or stated value of the related mortgaged property at the time of origination of such Home Loan.

         All of the Home Loans were sold by the Originator to the Transferor pursuant to the Originator Home Loan Purchase Agreement. Pursuant to the Transferor Home Loan Purchase Agreement, the Home Loans will be sold by the Transferor to the Depositor. Pursuant to the Sale and Servicing Agreement, the Home Loans will be transferred by the Depositor to the Trust. Pursuant to the Indenture, the Trust will pledge and assign the Home Loans to the Indenture Trustee for the benefit of the Noteholders. The Trust will be entitled to all payments of interest and principal and all proceeds due in respect of the Home Loans on or after the cut-off date.

Payments on the Home Loans

         The Home Loans provide for a schedule of payments that will be, if timely paid, sufficient to amortize fully the principal balance of the related Home Loan on or before its maturity date. The scheduled monthly payment dates of the Home Loans vary. Each Group I Home Loan and each Group II Home Loan bears interest at a fixed rate. Each Group III Home Loan bears interest at an adjustable rate. Interest on substantially all of the Home Loans will accrue on the "simple interest" method. No Home Loan provides for deferred interest or negative amortization.

         The "simple interest" method provides that as payments are received on a Home Loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance of the Home Loan. Accordingly, if a borrower pays a fixed monthly installment less than 30 days after the previous payment, the portion of the payment allocable to interest for the period will be less it would have been had the payment been made exactly 30 days after the preceding payment, and the portion of the payment applied to reduce the unpaid principal balance of the Home Loan will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment more than 30 days after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made exactly 30 days after the preceding payment, and the portion of the payment applied to reduce the unpaid principal balance of the Home Loan will be correspondingly less.

         Certain of the borrowers are covered by credit life insurance policies and involuntary unemployment insurance policies, which provide for payment in full of the outstanding principal balance of the related Home Loans in the event of the accidental death or disability of the borrower, or for payment of the applicable monthly payment (up to $500 per month), in the case of employment interruption. The credit life insurance policies and involuntary unemployment insurance policies generally have terms of five years. If a borrower covered by any such policy elects to cancel the policy, the amount of the premium refund payable in connection with such cancellation will be applied as a principal payment on the related Home Loan. Any proceeds received by the Trust in respect of such insurance policies will affect the rate of prepayments on the Home Loans. See "Prepayment and Yield Considerations" herein.

Underwriting Criteria

         Home Improvement Loans. Through its centralized loan processing operations in St. Paul, Minnesota, the Originator arranges to purchase contracts from home improvement contractors located throughout the United States. The Originator's regional sales managers contact home improvement contractors and explain its available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to use the Originator's available customer financing, the contractor must make an application for contractor approval. The Originator has a contractor approval process under the Originator which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell contracts to the Originator. In addition, the Originator has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether the contractor's approval will be continued. The Originator also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor on contracts sold to the Originator. The Originator occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

         All contracts that the Originator originates are written on forms provided or approved by the Originator and are purchased on an individually approved basis in accordance with the Originator's guidelines. The contractor submits the customer's credit application and construction contract to the Originator's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by the Originator in June 1993. If the Originator determines that the application meets its underwriting guidelines and applicable FHA regulations, for FHA-insured contracts, and the credit is approved, the Originator purchases the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, the Originator follows up with the customer for the completion certificate 90 days after funding.

         The types of home improvements the Originator finances include:

          (1)  exterior renovations, including windows, siding and roofing;

          (2)  pools and spas;

          (3)  kitchen and bath remodeling; and

          (4)  room additions and garages.

         The Originator may also, under some limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

         The Originator began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The unsecured conventional program allows for an amount financed from $2,500 to $15,000, except in Massachusetts where the loan limit may be $20,000. The allowable term of unsecured contracts is 24 to 120 months. The Originator underwriting standards for unsecured home improvement contracts are, in general, more stringent than its underwriting standards for secured home improvement contracts with similar terms. Eligible property includes an owner-occupied single family home, up to four unit multiple-family dwelling, owner-occupied condominium or town house, or an owner-occupied manufactured home located in an Originator-approved park or attached to the real estate.

         Home Equity Loans. The Originator has originated closed-end home equity loans since January 1996. As of December 31, 2000, the Originator had approximately $10,844,054 aggregate principal amount of outstanding closed-end home equity loans.

         Through a system of regional offices, the Originator markets its home equity lending directly to consumers using a variety of marketing techniques. The Originator also reviews and re-underwrites loan applications forwarded by correspondent lenders.

         The Originator's credit approval process analyzes both the equity position of the requested loan, including both the priority of the lien and the combined loan-to-value ratio, and the applicant's creditworthiness; to the extent the requested loan would have a less favorable equity position, the creditworthiness of the borrower must be stronger, or may be weaker.

Characteristics of the Home Loans

General

         This prospectus supplement contains information regarding the Home Loans, which were originated or acquired by Conseco Finance and will be transferred to the Transferor, by the Transferor to the Depositor and by the Depositor to the Trust on the closing date. The loan pool will consist of three groups of home improvement loans and home equity loans, the Group I Home Loans, the Group II Home Loans and the Group III Home Loans.

Group I Loans

         The information for the Group I home loans is as of the cut-off date for those loans.

         The Group I home loans have an aggregate principal balance as of the cut-off date of $316,245,586.41. Each group I home loan is (i) a closed-end home equity loan either acquired by the Originator and originated by a correspondent lender approved by the Originator or originated by the Originator directly or (ii) a home improvement installment sales contract acquired by the Originator and originated by a home improvement contractor that the Originator approved, or a home improvement promissory note that the Originator originated directly. Approximately 79.39% of the Group I home loans by principal balance are for the primary purpose of debt consolidation. Each Group I home loan is secured by a lien on the related real estate, substantially all of which are second or third liens; provided, however, that 10.73% of the Group I home loans will be unsecured consumer loans.

         The Originator originated or acquired the Group I home loans in the ordinary course of its business. A detailed listing of the Group I home loans will be delivered to the indenture trustee. All of the Group I home loans are conventional loans, except for 152 loans representing 0.50% of Group I which are FHA-insured. Each of the Group I home loans has a contract rate of at least 5.000% per year and not more than 22.240% per year and the weighted average of the contract rates of the Group I home loans as of the cut-off date is 16.765% per year. As of the cut-off date, the Group I home loans had remaining maturities of at least 3 months but not more than 357 months and original maturities of at least 24 months but not more than 360 months. The Group I home loans had a weighted average term to scheduled maturity, as of origination, of 225 months, and a weighted average term to scheduled maturity, as of the cut-off date, of 215 months. The average principal balance per Group I home loan as of the cut-off date was $19,682.93 and the principal balances on the Group I home equity loans as of the cut-off date ranged from $5.98 to $254,922.75. The Group I home loans arise from loans originated in 49 states and the District of Columbia. By principal balance as of the cut-off date, approximately 9.03% of the Group I home loans were originated in California; 7.48% in Texas and 5.35% in Florida. No other state represented 5% or more of the cut-off date pool principal balance of the Group I home loans.

         The tables below describe the characteristics of the Group I Home
Loans.

              Distribution of Group I Home Loan Current Balances

                                                                  Aggregate
                                                                  Principal         % of Outstanding
                                             Number of       Balance Outstanding       Principal
                                          Loans as of the             as             Balance as of
Current Balance ($)                         Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
Less than 25,000.01....................         11,641            $167,305,315.51          52.90%
25,000.01 - 50,000.00..................          4,342             143,401,076.70          45.34
50,000.01 - 75,000.00..................             70               3,865,475.66           1.22
75,000.01 - 100,000.00.................              6                 534,907.14           0.17
100,000.01 - 125,000.00................              3                 361,056.61           0.11
125,000.01 - 150,000.00................              4                 522,832.04           0.17
200,000.01 - 300,000.00................              1                 254,922.75           0.08
                                                ------            ---------------         -------
         Totals........................         16,067            $316,245,586.41         100.00%
                                                ======            ===============         =======
The average principal balance of the Group I Home Loans as of the Cut-Off Date was approximately $19,682.93.


            Combined Loan-to-Value Ratios of the Group I Home Loans

                                                                  Aggregate
                                                                  Principal         % of Outstanding
                                             Number of       Balance Outstanding       Principal
                                          Loans as of the             as             Balance as of
CLTV Range (%)                              Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
Less than 40.001.......................          1,602              $9,277,788.88           2.93%
40.001 - 50.000........................             13                 156,750.24           0.05
50.001 - 60.000........................              3                  53,622.55           0.02
60.001 - 70.000........................              3                   5,525.78           0.00
70.001 - 80.000........................              6                  28,347.91           0.01
80.001 - 90.000........................             22                  72,100.24           0.02
90.001 - 100.000.......................             16                  81,716.57           0.03
100.001 - 105.000......................            618              10,121,042.76           3.20
105.001 - 110.000......................          4,183              78,548,501.04          24.84
110.001 - 115.000......................          3,069              63,182,240.72          19.98
115.001 - 120.000......................          1,446              36,620,736.82          11.58
120.001 - 125.000......................          1,378              38,595,583.42          12.20
125.001 or higher......................          2,180              58,955,864.64          18.64
Not Available..........................          1,528             $20,545,764.84           6.50%
                                                ------            ---------------         ------
         Totals........................         16,067            $316,245,586.41         100.00%
                                                ======            ===============         =======
The weighted average Combined Loan-to Value Ratio of the Group I Home Loans as
of the Cut-Off Date was approximately 113.25%.


           Distribution of Credit Scores for the Group I Home Loans

                                                             Aggregate
                                                             Principal         % of Outstanding
                                        Number of       Balance Outstanding       Principal
                                     Loans as of the             as             Balance as of
Credit Score Range                     Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
   440 - 459.......................             1                  $6,494.61           0.00%
   460 - 479.......................             4                  37,586.21           0.01
   480 - 499.......................            18                 260,007.41           0.08
   500 - 519.......................            48                 747,003.07           0.24
   520 - 539.......................           159               2,811,575.92           0.89
   540 - 559.......................           338               5,909,017.14           1.87
   560 - 579.......................           555               9,860,101.63           3.12
   580 - 599.......................           897              16,823,428.65           5.32
   600 - 619.......................         2,388              51,688,527.73          16.34
   620 - 639.......................         2,957              62,449,498.08          19.75
   640 - 659.......................         2,842              59,173,450.84          18.71
   660 - 679.......................         2,156              43,876,132.68          13.87
   680 - 699.......................         1,376              26,600,578.40           8.41
   700 - 719.......................           845              14,945,795.79           4.73
   720 - 739.......................           590               9,113,295.84           2.88
   740 - 759.......................           319               4,561,311.47           1.44
   760 - 779.......................           168               2,043,493.12           0.65
   780 - 799.......................            77                 939,914.09           0.30
   800 - 819.......................            33                 317,445.16           0.10
   820 - 839.......................             1                  14,891.52           0.00
      Not Available................           295               4,066,037.05           1.29
                                           ------            ---------------         ------
    Totals.........................        16,067            $316,245,586.41         100.00%
                                           ======            ===============         ======

The weighted average credit score for the Group I Home loans as of the Cut-Off
Date was approximately 644.

               Debt to Income Ratios for the Group I Home Loans*

                                                            Aggregate
                                                            Principal         % of Outstanding
                                       Number of       Balance Outstanding       Principal
                                    Loans as of the             as             Balance as of
Ratio Range (%)                       Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
Less than 5.000...................           386              $4,073,333.74           1.29%
5.000 - 9.999.....................            53                 366,713.00           0.12
10.000 - 14.999...................            80                 710,884.14           0.22
15.000 - 19.999...................           184               2,007,815.20           0.63
20.000 - 24.999...................           396               5,958,790.56           1.88
25.000 - 29.999...................           965              16,826,382.83           5.32
30.000 - 34.999...................         1,720              32,836,152.99          10.38
35.000 - 39.999...................         2,561              52,815,805.55          16.70
40.000 - 44.999...................         3,655              78,689,857.06          24.88
45.000 - 49.999...................         3,501              74,407,514.87          23.53
50.000 - 54.999...................         1,751              33,802,357.08          10.69
55.000 - 59.999...................           586              10,448,432.15           3.30
60.000 or higher..................           229               3,301,547.24           1.04
                                          ------            ---------------         ------
         Totals...................        16,067            $316,245,586.41         100.00%
                                          ======            ==============          ======
* Determined at the time of origination of the related Home Loan.

The weighted average debt-to-income ratio of the Group I Home Loans as of the Cut-Off Date was approximately 41.14%.

             Distribution of Loan Rates for the Group I Home Loans

                                                             Aggregate
                                                             Principal         % of Outstanding
                                        Number of       Balance Outstanding       Principal
                                     Loans as of the             as             Balance as of
Loan Rate Range (%)                    Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
5.000 - 5.999.....................              1                  $9,827.04           0.00%
7.000 - 7.999.....................              8                 225,054.34           0.07
8.000 - 8.999.....................             30               1,093,223.39           0.35
9.000 - 9.999.....................             55               1,909,464.30           0.60
10.000 - 10.999...................             91               2,845,792.62           0.90
11.000 - 11.999...................            121               2,217,408.08           0.70
12.000 - 12.999...................            287               4,855,989.66           1.54
13.000 - 13.999...................            707              10,339,988.19           3.27
14.000 - 14.999...................          1,366              24,971,314.20           7.90
15.000 - 15.999...................          2,108              48,148,064.38          15.22
16.000 - 16.999...................          4,073              84,355,955.15          26.67
17.000 - 17.999...................          3,951              74,776,180.77          23.64
18.000 - 18.999...................          2,167              40,523,392.89          12.81
19.000 - 19.999...................            896              16,240,654.85           5.14
20.000 or higher..................            206               3,733,276.55           1.18
                                           ------            ---------------         ------
         Totals...................         16,067            $316,245,586.41         100.00%
                                           ======            ===============         =======
The weighted average loan rate for the Group I Home Loans as of the Cut-Off
Date was approximately 16.765%.

       Remaining Terms to Scheduled Maturity for the Group I Home Loans

                                                             Aggregate
                                                             Principal         % of Outstanding
Months Remaining to                     Number of       Balance Outstanding       Principal
Scheduled Maturity as                Loans as of the             as             Balance as of
of the Cut-Off Date                    Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
Less than 61......................          1,326              $7,656,970.15           2.42%
61 - 120..........................          2,671              39,083,117.62          12.36
121 - 180.........................          3,182              66,991,863.22          21.18
181 - 240.........................          5,948             114,472,161.05          36.20
241 - 300.........................          2,934              87,574,701.59          27.69
301 - 360.........................              6                 466,772.78           0.15
                                           ------            ---------------         ------
         Totals...................         16,067            $316,245,586.4          100.00%
                                           ======            ==============          ======
The weighted average remaining term to maturity of the Group I Home Loans as of the Cut-Off Date was approximately 215 months.

             Distribution of Loan Ages for the Group I Home Loans

                                                            Aggregate
                                                            Principal         % of Outstanding
                                       Number of       Balance Outstanding       Principal
                                    Loans as of the             as             Balance as of
Loan Age Range (months)               Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
0 - 5.............................         2,144             $39,373,358.55          12.45%
6 - 11............................         8,594             192,733,798.11          60.94
12 - 17...........................         3,824              73,879,448.10          23.36
18 - 23...........................           387               4,043,879.12           1.28
24 - 29...........................           372               2,825,916.64           0.89
30 - 35...........................           246               1,279,710.21           0.40
36 - 41...........................             2                   6,603.54           0.00
42 - 47...........................             1                   1,234.63           0.00
54 - 59...........................             2                  11,903.49           0.00
60 - 65...........................             1                   2,272.13           0.00
66 - 71...........................            97                 437,213.69           0.14
72 - 77...........................           194                 847,570.15           0.27
78 - 83...........................           201                 794,926.56           0.25
84 - 89...........................             2                   7,751.49           0.00
                                          ------            ---------------         ------
         Totals...................        16,067            $316,245,586.41         100.00%
                                          ======            ===============         =======
The weighted average age of the Group I Home Loans as of the Cut-Off Dates was
approximately 10 months.



                Documentation Types for the Group I Home Loans

                                                            Aggregate
                                                            Principal         % of Outstanding
                                       Number of       Balance Outstanding       Principal
                                    Loans as of the             as             Balance as of
Documentation Type                    Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
Limited..........................          8,277            $180,172,196.31            56.97%
Full.............................          7,790             136,073,390.10            43.03
                                          ------            ---------------           ------
         Totals..................         16,067            $316,245,586.41           100.00%
                                          ======            ===============           =======


                  Occupancy Types for the Group I Home Loans*

                                                            Aggregate
                                                            Principal         % of Outstanding
                                       Number of       Balance Outstanding       Principal
                                    Loans as of the             as             Balance as of
Occupancy Type                        Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
Owner............................         14,277            $292,103,744.43           92.37%
Non-Owner........................              8                 145,062.08            0.05
Not Available....................          1,782              23,996,779.90            7.59
                                          ------            ---------------          ------
         Totals..................         16,067            $316,245,586.41          100.00%
                                          ======            ===============          =======
* Based on representations of the borrowers at the time of origination.


                   Loan Purposes for the Group I Home Loans

                                                            Aggregate
                                                            Principal         % of Outstanding
                                       Number of       Balance Outstanding       Principal
                                    Loans as of the             as             Balance as of
Loan Purpose                          Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
Debt Consolidation...............         11,479            $251,054,868.55           79.39%
Refinance........................          1,741              33,193,932.45           10.50
Home Improvement.................          2,789              30,980,559.48            9.80
Purchase.........................              6                 347,333.94            0.11
Other............................             52                 668,891.99            0.21
                                          ------            ---------------          ------
         Totals..................         16,067            $316,245,586.41          100.00%
                                          ======            ===============          ======



                   Property Types for the Group I Home Loans

                                                            Aggregate
                                                            Principal         % of Outstanding
                                       Number of       Balance Outstanding       Principal
                                    Loans as of the             as             Balance as of
Property Types                        Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
Single Family....................          9,232            $188,239,828.32           59.52%
Two Family.......................          6,095             114,352,500.68           36.16
Manufactured Housing.............            566              10,471,095.65            3.31
Condominium......................             98               1,768,964.60            0.56
Farm.............................             68               1,213,985.27            0.38
3-4 Family.......................              8                 199,211.89            0.06
                                          ------            ---------------          ------
         Totals..................         16,067            $316,245,586.41          100.00%
                                          ======            ===============          =======



                   Lien Positions for the Group I Home Loans

                                                            Aggregate
                                                            Principal         % of Outstanding
                                       Number of       Balance Outstanding       Principal
                                    Loans as of the             as             Balance as of
Lien Position                         Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
First Lien.......................             29        $      2,356,423.92            0.75%
Second Lien......................         10,181             231,020,076.92           73.05
Third Lien.......................          2,328              48,893,333.66           15.46
Fourth Lien......................              2                  52,303.36            0.02
None.............................          3,527              33,923,448.55           10.73
                                          ------            ---------------          ------
         Totals..................         16,067            $316,245,586.41          100.00%



                 Origination Dates for the Group I Home Loans

                                                            Aggregate
                                                            Principal         % of Outstanding
                                       Number of       Balance Outstanding       Principal
                                    Loans as of the             as             Balance as of
Origination Dates                     Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
1980..............................             1                 $12,809.41           0.00%
1990..............................             2                  18,572.25           0.01
1993..............................            17                  71,517.29           0.02
1994..............................           428               1,827,932.53           0.58
1995..............................            60                 259,027.47           0.08
1996..............................            13                 188,213.98           0.06
1997..............................            79                 414,518.30           0.13
1998..............................           650               4,910,994.86           1.55
1999..............................         3,641              67,789,064.47          21.44
2000..............................        11,176             240,752,935.85          76.13
                                          ------            ---------------         ------
         Totals...................        16,067            $316,245,586.41         100.00%
                                          ======            ===============         =======

              Geographic Distribution for the Group I Home Loans

                                                             Aggregate
                                                             Principal         % of Outstanding
                                        Number of       Balance Outstanding       Principal
                                     Loans as of the             as             Balance as of
State                                  Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
California.........................         1,070             $28,566,361.24            9.03%
Texas..............................         1,887              23,653,597.91            7.48
Florida............................           768              16,909,806.57            5.35
New York...........................           670              14,210,387.59            4.49
Virginia...........................           672              14,195,768.15            4.49
North Carolina.....................           585              11,974,548.22            3.79
Georgia............................           551              11,820,050.33            3.74
Pennsylvania.......................           584              10,253,356.23            3.24
Maryland...........................           431              10,110,214.63            3.20
Illinois...........................           594              10,049,710.50            3.18
Michigan...........................           486               9,219,421.20            2.92
Ohio...............................           443               8,962,472.85            2.83
Arizona............................           407               8,875,729.90            2.81
Indiana............................           421               8,428,736.42            2.67
Alabama............................           402               8,324,221.50            2.63
New Jersey.........................           348               7,956,236.06            2.52
Minnesota..........................           324               7,112,361.60            2.25
Missouri...........................           409               6,884,012.61            2.18
Washington.........................           359               6,483,802.40            2.05
Colorado...........................           278               6,375,965.87            2.02
South Carolina.....................           270               5,676,921.08            1.80
Nevada.............................           248               5,674,730.12            1.79
Tennessee..........................           285               5,673,273.91            1.79
Wisconsin..........................           259               5,529,981.76            1.75
Connecticut........................           238               4,726,719.90            1.49
Kansas.............................           247               4,506,502.11            1.43
Arkansas...........................           250               4,018,618.24            1.27
Louisiana..........................           194               3,931,575.30            1.24
Massachusetts......................           296               3,915,650.57            1.24
Iowa...............................           204               3,762,587.31            1.19
Oklahoma...........................           217               3,709,640.88            1.17
Kentucky...........................           169               3,539,384.91            1.12
Oregon.............................           143               3,447,607.23            1.09
New Mexico.........................           160               3,274,921.43            1.04
Idaho..............................           143               3,065,045.10            0.97
Mississippi........................           146               2,759,946.72            0.87
Nebraska...........................           126               2,530,812.78            0.80
Wyoming............................           107               2,237,569.35            0.71
Delaware...........................            88               2,024,505.49            0.64
Utah...............................            87               1,828,437.42            0.58
Maine..............................            77               1,748,565.45            0.55
West Virginia......................            78               1,637,159.85            0.52
Montana............................            71               1,454,283.64            0.46
New Hampshire......................            59               1,238,669.24            0.39
Rhode Island.......................            67               1,136,289.30            0.36
North Dakota.......................            49                 960,524.47            0.30
South Dakota.......................            39                 752,356.77            0.24
Vermont............................            35                 630,595.80            0.20
District of Columbia...............            25                 435,966.50            0.14
Alaska.............................             1                  49,982.00            0.02
                                           ------            ---------------          ------
         Totals....................        16,067            $316,245,586.41          100.00%
                                           ======            ===============          =======

                 Delinquency Status for the Group I Home Loans

                                                              Aggregate
                                                              Principal         % of Outstanding
                                         Number of       Balance Outstanding       Principal
                                      Loans as of the             as             Balance as of
Delinquency (days)                      Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
Current............................         14,500            $285,858,631.90           90.39%
1-29...............................          1,315              25,315,390.95            8.00
30-59..............................            252               5,071,563.56            1.60
                                            ------            ---------------          ------
         Totals....................         16,067            $316,245,586.41          100.00%
                                            ======            ===============          =======



                Prepayment Penalties for the Group I Home Loans

                                                                                                              % of
                                                                                                          Outstanding
                                                              Number of Loans    Aggregate Principal       Principal
                                                                 as of the       Balance Outstanding     Balance as of
Prepayment Penalties                                            Cut-Off Date    as of the Cut-Off Date  the Cut-Off Date
6 months interest if paid within 36 months.................             6               $399,991.78            0.13%
1% of unpaid principal balance if paid within 36 months....             3                118,078.01            0.04
2% of unpaid principal balance.............................             3                 35,389.39            0.01
1% of unpaid principal balance if paid within 60 months....             1                 16,024.35            0.01
5% of unpaid principal balance if paid within 36 months....             2                 28,434.39            0.01
5 year sliding scale.......................................             1                128,137.82            0.04
None.......................................................        16,047            315,414,807.73           99.74
Not Available..............................................             4                104,722.94            0.03
                                                                   ------            ---------------         ------
         Totals............................................        16,067           $316,245,586.41          100.00%
                                                                   ======           ===============          ======


The Group II Home Loans

         The Group II home loans have an aggregate principal balance as of the cut-off date of $236,687,105.65. Each group II home loan is (i) a closed-end home equity loan either acquired by the Originator and originated by a correspondent lender approved by the Originator or originated by the Originator directly or (ii) a home improvement installment sales contract acquired by the Originator and originated by a home improvement contractor that the Originator approved, or a home improvement promissory note that the Originator originated directly. Approximately 70.55% of the Group II home loans by principal balance are for the primary purpose of debt consolidation. Each Group II home loan is secured by a lien on the related real estate, substantially all of which are second or third liens.

         The Originator originated or acquired the Group II home loans in the ordinary course of its business. A detailed listing of the Group II home loans will be delivered to the indenture trustee. All of the Group II home loans are conventional loans, except for 849 loans, representing 2.03% of the Group II loans, which are FHA-insured. Each of the Group II home loans has a contract rate of at least 6.000% per year and not more than 21.430% per year and the weighted average of the contract rates of the Group II home loans as of the cut-off date is 14.066% per year. As of the cut-off date, the Group II home loans had remaining maturities of at least 4 months but not more than 355 months and original maturities of at least 24 months but not more than 360 months. The Group II home loans had a weighted average term to scheduled maturity, as of origination, of 238 months, and a weighted average term to scheduled maturity, as of the cut-off date, of 222 months. The average principal balance per Group II home loan as of the cut-off date was $23,816.37 and the principal balances on the Group II home loans as of the cut-off date ranged from $1,003.12 to $214,419.91. The Group II home loans arise from loans relating to real property located in 49 states and the District of Columbia. By principal balance as of the cut-off date, approximately 10.04% of the Group II home loans were secured by real property located in California, 8.19% in Florida, 6.40% in Virginia, 5.73% in Pennsylvania, and 5.34% in New York. No other state represented 5% or more of the cut-off date pool principal balance of the Group II home loans.

         The tables below describe the characteristics of the Group II home loans.

              Distribution of Group II Home Loan Current Balances

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Current Balance ($)                                   Cut-Off Date         of the Cut-Off Date             Date
Less than 25,000.01.........................                5,876           $87,735,847.08                   37.07%
 25,000.01 - 50,000.00.....................                 3,714           128,923,270.98                   54.47
 50,000.01 - 75,000.00.....................                   327            17,699,224.87                    7.48
 75,000.01 - 100,000.00....................                    10               872,709.54                    0.37
100,000.01 - 125,000.00.....................                    5               525,684.85                    0.22
125,000.01 - 150,000.00.....................                    3               405,882.49                    0.17
150,000.01 - 175,000.00.....................                    2               310,065.93                    0.13
200,000.01 - 300,000.00.....................                    1               214,419.91                    0.09
                                                            -----          ---------------                  -------
     Totals.................................                9,938          $236,687,105.65                  100.00%

                                                            =====          ===============                  ======

The average principal balance of the Group II Home Loans as of the Cut-Off
Date was approximately $ 23,816.37.





           Combined Loan-to-Value Ratios of the Group II Home Loans

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
CLTV Range (%)                                        Cut-Off Date         of the Cut-Off Date             Date
 90.001 - 100.000..........................                      1              $17,959.93                    0.01%
100.001 - 105.000...........................                 1,185           21,753,494.50                    9.19
105.001 - 110.000...........................                 3,354           72,631,922.14                   30.69
110.001 - 115.000...........................                 1,339           36,806,619.04                   15.55
115.001 - 120.000...........................                 1,061           32,762,457.61                   13.84
120.001 - 125.000...........................                 1,451           44,433,347.26                   18.77
125.001 or higher...........................                 1,547           28,281,305.71                   11.95
                                                             -----         ---------------                  -------
     Totals.................................                 9,938         $236,687,105.65                  100.00%
                                                             =====         ===============                  ======

The weighted average Combined Loan-to-Value Ratio of the Group II Home Loans as of the Cut-Off Date was approximately 115.32%.



           Distribution of Credit Scores for the Group II Home Loans

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Credit Score Range                                    Cut-Off Date         of the Cut-Off Date             Date
420 - 439...................................                 1                 $12,657.66                     0.01%
460 - 479...................................                 1                  14,921.48                     0.01
480 - 499...................................                 1                  20,708.29                     0.01
500 - 519...................................                11                 236,875.28                     0.10
520 - 539...................................                42                 826,191.95                     0.35
540 - 559...................................                98               1,891,006.39                     0.80
560 - 579...................................               155               3,031,435.87                     1.28
580 - 599...................................               330               6,630,228.60                     2.80
600 - 619...................................               743              16,546,427.99                     6.99
620 - 639...................................             1,148              26,273,311.18                    11.10
640 - 659...................................             1,488              37,563,512.72                    15.87
660 - 679...................................             1,692              46,133,885.28                    19.49
680 - 699...................................             1,287              35,005,567.24                    14.79
700 - 719...................................               803              22,699,975.10                     9.59
720 - 739...................................               553              15,413,838.78                     6.51
740 - 759...................................               343               9,289,914.11                     3.92
760 - 779...................................               159               4,256,572.33                     1.80
780 - 799...................................                41               1,131,881.34                     0.48
800 - 819...................................                 7                 170,679.10                     0.07
Not Available...............................             1,035               9,537,514.96                     4.03
                                                         -----            ---------------                   ------
    Totals..................................             9,938            $236,687,105.65                   100.00%
                                                        ======            ===============                   ======

The weighted average credit score of the Group II Home loans as of the Cut-Off
Date was 669.


              Debt to Income Ratios for the Group II Home Loans*

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Ratio Range (%)                                       Cut-Off Date         of the Cut-Off Date             Date
Less than 5.000.............................                53                $942,229.86                     0.40%
  5.000 - 9.999.............................                29                 376,788.77                     0.16
10.000 - 14.999.............................                56                 707,160.96                     0.30
15.000 - 19.999.............................               155               2,417,718.11                     1.02
20.000 - 24.999.............................               450               8,854,065.83                     3.74
25.000 - 29.999.............................               795              17,569,256.36                     7.42
30.000 - 34.999.............................             1,376              32,643,416.02                    13.79
35.000 - 39.999.............................             1,874              46,041,439.82                    19.45
40.000 - 44.999.............................             2,299              56,989,328.94                    24.08
45.000 - 49.999.............................             1,832              46,153,422.73                    19.50
50.000 - 54.999.............................               762              18,532,738.00                     7.83
55.000 - 59.999.............................               177               4,049,840.84                     1.71
60.000 or higher............................                80               1,409,699.41                     0.60
                                                        ------            ---------------                   ------
    Totals..................................             9,938            $236,687,105.65                   100.00%
                                                        ======            ===============                   =======
*Determined at the time of origination of the related Home Loan.

The weighted average debt-to-income ratio of the Group II Home Loans as of the Cut-Off Date was approximately 39.40%.

            Distribution of Loan Rates for the Group II Home Loans

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Loan Rate Range (%)                                   Cut-Off Date         of the Cut-Off Date             Date
  6.000 - 6.999.............................                 2                 $57,906.79                     0.02%
  7.000 - 7.999.............................                19                 581,982.79                     0.25
  8.000 - 8.999.............................               135               4,751,244.35                     2.01
  9.000 - 9.999.............................               251               8,649,241.38                     3.65
10.000 - 10.999.............................               475              15,652,251.25                     6.61
11.000 - 11.999.............................               779              22,560,223.52                     9.53
12.000 - 12.999.............................             1,022              27,333,462.87                    11.55
13.000 - 13.999.............................             1,246              31,097,036.64                    13.14
14.000 - 14.999.............................             2,288              56,757,120.25                    23.98
15.000 - 15.999.............................             1,542              30,074,189.35                    12.71
16.000 - 16.999.............................               926              17,542,126.44                     7.41
17.000 - 17.999.............................               683              12,238,688.77                     5.17
18.000 - 18.999.............................               432               7,155,441.20                     3.02
19.000 - 19.999.............................               126               2,027,051.09                     0.86
20.000 or higher............................                12                 209,138.96                     0.09
                                                        ------            ---------------                   ------
    Totals..................................             9,938            $236,687,105.65                   100.00%
                                                        =====             ===============                   ======
The weighted average loan rate for the Group II Home Loans as of the Cut-Off
Date was approximately 14.066%.


       Remaining Terms to Scheduled Maturity for the Group II Home Loans

                                                                               Aggregate
                                                                               Principal            % of Outstanding
Months Remaining to                                    Number of          Balance Outstanding     Principal Balance as
Scheduled Maturity as                               Loans as of the                as                of the Cut-Off
of Cut-Off Date                                       Cut-Off Date        of the Cut-Off Date             Date
Less than 61................................                   535          $2,968,081.60                    1.25%
 61 - 120..................................                  1,513          21,718,796.91                    9.18
121 - 180...................................                 2,185          53,865,342.92                   22.76
181 - 240...................................                 3,023          69,745,902.06                   29.47
241 - 300...................................                 2,676          88,146,572.00                   37.24
301 - 360...................................                     6             242,410.16                    0.10
                                                            ------       ---------------                   ------
    Totals..................................                 9,938       $236,687,105.65                   100.00%
                                                            ======       ===============                   ======

The weighted average remaining term to maturity of the Group II Home Loans as of the Cut-Off Date was approximately 222 months.



             Distribution of Loan Ages for the Group II Home Loans

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Loan Age Range (months)                               Cut-Off Date         of the Cut-Off Date             Date
   0 - 5.....................................                 1,851        $45,990,070.87                    19.43%
   6 - 11..................................                   2,481         74,537,086.94                    31.49
  12 - 17...................................                  3,733         81,554,664.06                    34.46
  18 - 23...................................                    284          7,179,023.59                     3.03
  24 - 29...................................                    225          7,006,481.27                     2.96
  30 - 35...................................                    419         13,271,953.96                     5.61
  36 - 41...................................                     64          1,587,342.79                     0.67
  42 - 47...................................                     24            625,999.12                     0.26
  48 - 53...................................                      1             30,974.39                     0.01
  54 - 59...................................                      1             19,350.91                     0.01
  60 - 65...................................                      3             50,892.39                     0.02
  78 - 83...................................                      3             32,589.52                     0.01
  84 - 89...................................                      1             12,885.65                     0.01
  90 - 95...................................                      3             10,733.27                     0.00
  96 - 101..................................                    209          1,095,694.20                     0.46
102 - 107...................................                      3             23,158.45                     0.01
108 - 113...................................                    264          1,420,175.92                     0.60
114 - 119...................................                    231          1,369,786.91                     0.58
120 - 125...................................                    138            868,241.44                     0.37
                                                             ------       ---------------                   ------
    Totals..................................                  9,938       $236,687,105.65                   100.00%
                                                             ======       ===============                   ======

The weighted average age of the Group II Home Loans as of the Cut-Off Date was approximately 14 months.

                Documentation Types for the Group II Home Loans

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Documentation Type                                    Cut-Off Date         of the Cut-Off Date             Date
Limited.....................................              6,870              $172,312,213.85                 72.80%
Full........................................              3,068                64,374,891.80                 27.20
                                                          -----              ---------------                ------
    Totals..................................              9,938              $236,687,105.65                100.00%
                                                          =====              ===============                ======


                 Occupancy Types for the Group II Home Loans*

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Occupancy Type                                        Cut-Off Date         of the Cut-Off Date             Date
Owner.......................................              9,766             $235,213,163.27                99.38%
Non-Owner...................................                  2                   10,352.41                 0.00
Not Available...............................                170                1,463,589.97                 0.62
                                                          -----             ---------------               ------
    Totals..................................              9,938             $236,687,105.65               100.00%
                                                          =====             ===============               ======
*Based on representations of the borrower at the time of origination.


                Loan Purposes for the Group II Home Loans

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Loan Purpose                                          Cut-Off Date         of the Cut-Off Date             Date
Debt Consolidation..........................             6,234               $166,986,825.76               70.55%
Home Improvement............................             2,689                 45,260,052.25               19.12
Refinance...................................               978                 23,411,174.84                9.89
Purchase....................................                34                    965,606.55                0.41
New Construction............................                 2                     53,467.98                0.02
Other.......................................                 1                      9,978.27                0.00
                                                         -----               ---------------              ------
Totals..................................                 9,938               $236,687,105.65              100.00%
                                                         =====               ===============              ======


                  Property Types for the Group II Home Loans

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Property Types                                        Cut-Off Date         of the Cut-Off Date             Date
Single Family...............................              6,425             $181,782,905.94                76.80%
Two Family..................................              2,386               44,602,657.58                18.84
Manufactured Housing........................              1,065                9,166,924.52                 3.87
Condominium.................................                 30                  551,944.72                 0.23
Farm........................................                 27                  477,269.66                 0.20
3-4 Family..................................                  5                  105,403.23                 0.04
                                                          -----             ---------------               ------
    Totals..................................              9,938             $236,687,105.65               100.00%
                                                          =====             ===============               ======


                  Lien Positions for the Group II Home Loans

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Lien Position                                         Cut-Off Date         of the Cut-Off Date             Date
First Lien..................................                55                $2,470,594.24                 1.04%
Second Lien.................................             8,627               203,948,745.83                86.17
Third Lien..................................             1,256                30,267,765.58                12.79
                                                         -----              ---------------               ------
   Totals..................................              9,938              $236,687,105.65               100.00%
                                                         =====              ===============               ======

                 Issue Years for the Group II Home Loans

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Issue Years                                           Cut-Off Date         of the Cut-Off Date             Date
1990........................................               131                   $813,748.47                0.34%
1991........................................               502                  2,844,455.80                1.20
1992........................................               211                  1,115,723.54                0.47
1993........................................                 5                     26,748.03                0.01
1994........................................                 3                     32,589.52                0.01
1995........................................                 3                     50,892.39                0.02
1996........................................                 2                     50,325.30                0.02
1997........................................                88                  2,196,900.23                0.93
1998........................................               667                 20,802,447.64                8.79
1999........................................             4,065                 89,512,974.50               37.82
2000........................................             4,147                116,458,055.30               49.20
2001........................................               114                  2,782,244.93                1.18
                                                         -----               ---------------              ------
 Totals..................................                9,938               $236,687,105.65              100.00%
                                                         =====               ===============              ======


              Geographic Distribution for the Group II Home Loans

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
State                                                 Cut-Off Date         of the Cut-Off Date             Date
-----
California..................................               776              $23,771,633.64                10.04%
Florida.....................................               777               19,393,735.53                 8.19
Virginia....................................               541               15,157,305.47                 6.40
Pennsylvania................................               525               13,554,190.54                 5.73
New York....................................               534               12,634,640.81                 5.34
Illinois....................................               480               11,285,649.73                 4.77
Ohio........................................               494               10,745,552.27                 4.54
New Jersey..................................               404               10,717,053.78                 4.53
Michigan....................................               348                7,331,263.61                 3.10
Maryland....................................               265                7,265,551.59                 3.07
North Carolina..............................               294                7,196,216.75                 3.04
Arizona.....................................               263                6,966,641.87                 2.94
Washington..................................               261                6,787,108.21                 2.87
Georgia.....................................               279                6,493,562.84                 2.74
Missouri....................................               316                6,147,759.99                 2.60
Nevada......................................               191                6,046,722.49                 2.55
Indiana.....................................               274                5,822,125.09                 2.46
Colorado....................................               204                4,863,248.44                 2.05
Texas.......................................               300                4,666,392.59                 1.97
Arkansas....................................               249                4,171,405.75                 1.76
Tennessee...................................               189                3,427,722.77                 1.45
Alabama.....................................               160                3,361,547.02                 1.42
Connecticut.................................               148                3,126,936.46                 1.32
South Carolina..............................               131                2,851,704.90                 1.20
Kansas......................................               122                2,832,366.33                 1.20
Utah........................................               103                2,682,961.93                 1.13
Wisconsin...................................               114                2,508,812.91                 1.06
Oklahoma....................................               113                2,234,332.89                 0.94
Kentucky....................................                99                2,044,519.64                 0.86
Minnesota...................................                82                1,976,279.55                 0.83
Oregon......................................                72                2,974,351.38                 0.83
Delaware....................................                71                1,861,600.71                 0.79
Massachusetts...............................                78                1,768,998.67                 0.75
New Mexico..................................                62                1,627,416.48                 0.69
Mississippi.................................               136                1,396,798.60                 0.59
Iowa........................................                61                1,378,996.11                 0.58
Louisiana...................................                68                1,225,722.70                 0.52
Idaho.......................................                43                1,132,983.55                 0.48
Maine.......................................                48                1,108,265.13                 0.47
West Virginia...............................                44                  849,785.87                 0.36
Wyoming.....................................                45                  809,082.63                 0.34
New Hampshire...............................                33                  751,729.36                 0.32
Nebraska....................................                42                  726,087.83                 0.31
Rhode Island................................                33                  707,190.63                 0.30
Montana.....................................                20                  381,436.81                 0.16
South Dakota................................                17                  297,501.12                 0.13
North Dakota................................                14                  256,037.03                 0.11
Vermont.....................................                 7                  171,972.39                 0.07
District of Columbia........................                 6                  134,330.43                 0.06
Alaska......................................                 2                   61,772.83                 0.03
                                                         -----             ---------------               ------
         Totals.............................             9,938             $236,687,105.65               100.00%
                                                         =====             ===============               ======


                Delinquency Status for the Group II Home Loans

                                                                                Aggregate            % of Outstanding
                                                       Number of                Principal          Principal Balance as
                                                    Loans as of the      Balance Outstanding as       of the Cut-Off
Delinquency (days)                                    Cut-Off Date         of the Cut-Off Date             Date
Current.....................................              9,161               $221,722,481.22              93.68%
1 - 29......................................                612                 11,817,813.67               4.99
30 - 59.....................................                165                  3,146,810.76               1.33
                                                          -----               ---------------             ------
         Totals.............................              9,938               $236,687,105.65             100.00%
                                                          =====               ===============             ======


               Prepayment Penalties for the Group II Home Loans

                                                                                                              % of
                                                                                                          Outstanding
                                                              Number of Loans    Aggregate Principal       Principal
                                                                 as of the       Balance Outstanding     Balance as of
Prepayment Penalties                                            Cut-Off Date    as of the Cut-Off Date  the Cut-Off Date
6 months interest if paid within 36 months.................           197             $5,738,581.71            2.42%
1% of unpaid principal balance if paid within 36 months....            28                874,250.60            0.37%
2% of unpaid principal balance.............................             2                135,921.73            0.06%
1% of unpaid principal balance if paid within 60 months....            34                968,279.16            0.41%
5% of unpaid principal balance if paid within 36 months....             6                157,500.07            0.07%
1% of original balance if paid within 36 months............             5                271,059.50            0.12%
5 year sliding scale.......................................             4                116,963.26            0.05%
2% of unpaid principal balance if paid within 36 months....             9                197,689.84            0.08%
2% of unpaid principal balance if paid within 12 months....             4                139,821.75            0.06%
3 months interest if paid within 36 months.................             2                 41,187.70            0.02%
2% months interest if paid within 60 months................             1                 14,758.37            0.01%
None.......................................................         9,025            209,771,690.04           88.63%
Not Available..............................................           621             18,259,401.92            7.71%
         Total.............................................         9,938           $236,687,105.65          100.00%


Group III Loans

         The Group III home loans have an aggregate principal balance as of the cut-off date of 15,948,830.26. Each group III home loan is (i) a closed-end home equity loan either acquired by the Originator and originated by a correspondent lender approved by the Originator or originated by the Originator directly or (ii) a home improvement installment sales contract acquired by the Originator and originated by a home improvement contractor that the Originator approved, or a home improvement promissory note that the Originator originated directly. Approximately 78.39% of the Group III home loans by principal balance are for the primary purpose of debt consolidation. Each Group III home loan is secured by a lien on the related real estate, substantially all of which are second or third liens.

         The loan interest rates on the Group III loans adjust based on the Prime Rate as published under "Money Rates" in the Wall Street Journal from time to time, plus a specified margin of between 8.50% and 11.24% per annum. The loan interest rate is adjusted in the next billing cycle following each change in the Prime Rate.

         The Originator originated or acquired the Group III home loans in the ordinary course of its business. A detailed listing of the Group III home loans will be delivered to the indenture trustee. All of the Group III home loans are conventional loans, meaning they are not FHA-insured. Each of the Group III home loans has a contract rate of at least 15.500% per year and not more than 22.200% per year and the weighted average of the contract rates of the Group III home loans as of the cut-off date is 18.586% per year. As of the cut-off date, the Group III home loans had remaining maturities of at least 109 months but not more than 349 months and original maturities of at least 120 months but not more than 360 months. The Group III home loans had a weighted average term to scheduled maturity, as of origination, of 180 months, and a weighted average term to scheduled maturity, as of the cut-off date, of 173 months. The average principal balance per Group III home loan as of the cut-off date was $17,021.16 and the principal balances on the Group III home loans as of the cut-off date ranged from $1,760.23 to $30,692.03. The Group III home loans arise from loans relating to real property located in 40 states and the District of Columbia. By principal balance as of the cut-off date, approximately 17.39% of the Group III home loans were secured by real property located in Virginia, 11.54% in Michigan, 11.16% in California, 8.05% in Florida 5.79%, in Arizona, and 5.23% in Washington. No other state represented 5% or more of the aggregate principal balance as of the cut-off date of the Group III home loans.

         The tables below describe the characteristics of the Group III Home Loans.

             Distribution of Group III Home Loan Current Balances

                                                                                  Aggregate
                                                              Number of           Principal        % of Outstanding
                                                             Loans as of     Balance Outstanding       Principal
                                                                 the                 as              Balance as of
Current Balance ($)                                          Cut-Off Date    of the Cut-Off Date   the Cut-Off Date
Less than 25,000.01.......................................       780           $11,496,970.89            72.09%
25,000.01 - 50,000.00.....................................       157             4,451,859.37            27.91
                                                                 ---           --------------           ------
         Totals...........................................       937           $15,948,830.26           100.00%
                                                                 ===           ==============           ======

The average principal balance for the Group III Home Loans as of the Cut-Off Date was approximately $17,021.16.

             Combined Loan-to-Value Ratios of Group III Home Loans

                                                                                   Aggregate
                                                                                   Principal        % of Outstanding
                                                              Number of       Balance Outstanding       Principal
                                                           Loans as of the            as              Balance as of
CLTV Range (%)                                              Cut-Off Date      of the Cut-Off Date   the Cut-Off Date
Less than 50.001........................................         8                 $125,035.92             0.78%
50.001 - 60.000.........................................         1                   25,387.32             0.16
70.001 - 80.000.........................................         6                  118,574.13             0.74
80.001 - 90.000.........................................         9                  155,322.72             0.97
90.001 - 100.000........................................        54                  942,095.89             5.91
100.001 - 105.000.......................................        97                1,652,533.81            10.36
105.001 - 110.000.......................................       627               10,432,400.66            65.41
110.001 - 115.000.......................................       127                2,346,150.60            14.71
115.001 - 120.000.......................................         6                  105,450.50             0.66
120.001 - 125.000.......................................         1                   19,458.84             0.12
125.001 or higher.......................................         1                   26,419.87             0.17
                                                               ---              --------------           ------
         Totals.........................................       937              $15,948,830.26           100.00%
                                                               ===              ==============           ======

The weighted average Combined Loan-to-Value Ratio of the Group III Home Loans as of the Cut-Off Date was approximately 107.35%.

          Distribution of Credit Scores for the Group III Home Loans

                                                                                  Aggregate
                                                                                  Principal         % of Outstanding
                                                             Number of       Balance Outstanding        Principal
Credit Score                                              Loans as of the             as              Balance as of
Range                                                       Cut-Off Date     of the Cut-Off Date    the Cut-Off Date
480 - 499...............................................         1                 $14,457.28              0.09%
500 - 519...............................................         6                 107,301.30              0.67
520 - 539...............................................        11                 178,269.99              1.12
540 - 559...............................................        35                 605,327.46              3.80
560 - 579...............................................        55                 864,551.89              5.42
580 - 599...............................................        86               1,557,515.23              9.77
600 - 619...............................................       111               1,973,395.53             12.37
620 - 639...............................................       160               2,694,786.10             16.90
640 - 659...............................................       149               2,527,058.99             15.84
660 - 679...............................................       146               2,575,998.01             16.15
680 - 699...............................................        83               1,392,069.79              8.73
700 - 719...............................................        53                 860,335.17              5.39
720 - 739...............................................        27                 391,270.75              2.45
740 - 759...............................................         6                 103,188.45              0.65
760 - 779...............................................         5                  61,549.15              0.39
780 - 799...............................................         2                  20,641.55              0.13
Not Available...........................................         1                  21,113.62              0.13
                                                               ---             --------------            ------
         Totals.........................................       937             $15,948,830.26            100.00%
                                                               ===             ==============            ======

The weighted average credit score for the Group III Home Loans as of the Cut-Off Date was approximately 638.


              Debt to Income Ratios for the Group III Home Loans*

                                                                                    Aggregate
                                                                                    Principal         % of Outstanding
                                                               Number of       Balance Outstanding        Principal
                                                            Loans as of the             as              Balance as of
Ratio Range (%)                                              Cut-Off Date      of the Cut-Off Date    the Cut-Off Date
5.000 - 9.999............................................         8                 $133,368.18              0.84%
10.000 - 14.999..........................................         3                   37,052.23              0.23
15.000 - 19.999..........................................         5                   70,851.06              0.44
20.000 - 24.999..........................................        11                  186,332.91              1.17
25.000 - 29.999..........................................        42                  654,387.98              4.10
30.000 - 34.999..........................................        62                1,049,317.46              6.58
35.000 - 39.999..........................................       107                1,758,212.95             11.02
40.000 - 44.999..........................................       205                3,514,582.28             22.04
45.000 - 49.999..........................................       234                3,888,016.71             24.38
50.000 - 54.999..........................................       159                2,900,567.33             18.19
55.000 - 59.999..........................................        78                1,359,851.64              8.53
60.000 or higher.........................................        23                  396,298.53              2.48
                                                                ---              --------------            ------
         Totals..........................................       937              $15,948,830.26            100.00%
                                                                ===              ==============            ======

           *Determined at the time of origination of the related Home Loan.

The weighted average debt-to-income ratio of the Group III Home Loans as of the Cut-Off Date was approximately 44.41%.


            Distribution of Loan Rates for the Group III Home Loans

                                                                Number of            Aggregate         % of Outstanding
                                                               Loans as of           Principal             Principal
                                                                   the        Balance Outstanding as     Balance as of
Loan Rate Range  (%)                                          Cut-Off Date      of the Cut-Off Date    the Cut-Off Date
15.000 - 15.999............................................         1                 $9,807.54               0.06%
17.000 - 17.999............................................       148              2,473,781.67              15.51
18.000 - 18.999............................................       475              8,136,385.68              51.02
19.000 - 19.999............................................       223              3,727,235.54              23.37
20.000 or higher...........................................        90              1,601,619.83              10.04
                                                                  ---            --------------             ------
         Totals............................................       937            $15,948,830.26             100.00%
                                                                  ===            ==============             ======

The weighted average loan rate of the Group III Home Loans as of the Cut-Off
Date was approximately 18.586%.


           Remaining Terms to Maturity for the Group III Home Loans

                                                                                    Aggregate
                                                                Number of           Principal        % of Outstanding
Months Remaining to                                            Loans as of     Balance Outstanding       Principal
Scheduled Maturity as                                              the                 as              Balance as of
of the Cut-Off Date                                           Cut-Off Date     of the Cut-Off Date   the Cut-Off Date
61 - 120...................................................         7                $93,924.22             0.59%
121 - 180..................................................       927             15,806,168.29            99.11
181 - 240..................................................         1                 29,475.96             0.18
241 - 300..................................................         1                 13,462.32             0.08
301 - 360..................................................         1                  5,799.47             0.04
                                                                  ---            --------------           ------
         Totals............................................       937            $15,948,830.26           100.00%
                                                                  ===            ==============           ======

The weighted remaining term to maturity of the Group III Home Loans as of the Cut-Off Date was approximately 173 months.


               Distribution of Ages for the Group III Home Loans

                                                                                     Aggregate
                                                                 Number of           Principal        % of Outstanding
                                                                Loans as of     Balance Outstanding       Principal
Loan Age Range                                                      the                 as              Balance as of
(months)                                                       Cut-Off Date     of the Cut-Off Date   the Cut-Off Date
0 - 5.......................................................       250             $4,337,801.76            27.20%
6 - 11......................................................       610             10,539,341.07            66.08
12 - 17.....................................................        77              1,071,687.43             6.72
                                                                   ---            --------------           ------
         Totals.............................................       937            $15,948,830.26           100.00%
                                                                   ===            ==============           ======

The weighted average age of the Group III Home Loans as of the Cut-Off Date was approximately 7 months.


               Documentation Types for the Group III Home Loans

                                                                                     Aggregate
                                                                                     Principal        % of Outstanding
                                                                Number of       Balance Outstanding       Principal
                                                             Loans as of the            as              Balance as of
Document Type                                                  Cut-Off Date     of the Cut-Off Date   the Cut-Off Date
Full.......................................................       924             $15,718,057.62           98.55%
Limited....................................................        13                 230,772.64            1.45
                                                                  ---             --------------          ------
         Totals............................................       937             $15,948,830.26          100.00%
                                                                  ===             ==============          ======

                 Occupancy Types for the Group III Home Loans*

                                                                                    Aggregate
                                                                Number of           Principal        % of Outstanding
                                                               Loans as of     Balance Outstanding       Principal
                                                                   the                 as              Balance as of
Occupancy Type                                                Cut-Off Date     of the Cut-Off Date   the Cut-Off Date
Owner......................................................       936            $15,921,158.73            99.83%
Non-Owner..................................................         1                 27,671.53             0.17
                                                                  ---            --------------           ------
         Totals............................................       937            $15,948,830.26           100.00%
                                                                  ===            ==============           ======

           * Based on representations of the borrowers at the time of origination.


                  Loan Purposes for the Group III Home Loans

                                                                                    Aggregate
                                                                Number of           Principal        % of Outstanding
                                                               Loans as of     Balance Outstanding       Principal
                                                                   the                 as              Balance as of
Loan Purpose                                                  Cut-Off Date     of the Cut-Off Date   the Cut-Off Date
Debt Consolidation.........................................       735            $12,501,763.43            78.39%
Refinance..................................................       198              3,393,532.98            21.28
Home Improvement...........................................         1                  9,832.17             0.06
Other......................................................         3                 43,701.68             0.27
                                                                  ---            --------------           ------
         Totals............................................       937            $15,948,830.26           100.00%
                                                                  ===            ==============           ======


                  Property Types for the Group III Home Loans

                                                                                     Aggregate
                                                                 Number of           Principal        % of Outstanding
                                                                Loans as of     Balance Outstanding       Principal
                                                                    the                 as              Balance as of
Property Types                                                 Cut-Off Date     of the Cut-Off Date   the Cut-Off Date
Two Family..................................................       829            $14,208,750.46            89.09%
Manufactured Housing........................................        66              1,023,290.60             6.42
Farm........................................................        15                280,564.38             1.76
Single Family...............................................        14                197,668.32             1.24
Condo.......................................................        10                166,366.69             1.04
3-4 Family..................................................         3                 72,169.81             0.45
                                                                   ---            -------------            ------
         Totals.............................................       937            $15,948,830.26           100.00%
                                                                   ===            ==============           ======


                  Lien Positions for the Group III Home Loans

                                                                                   Aggregate
                                                                Number of          Principal         % of Outstanding
                                                               Loans as of    Balance Outstanding   Principal Balance
                                                                   the                 as           as of the Cut-Off
Lien Position                                                  Cut-Off Date   of the Cut-Off Date          Date
First Lien..................................................         2               $50,838.88            0.32%
Second Lien.................................................       671            11,476,608.88           71.96
Third Lien..................................................       263             4,394,962.63           27.56
Fourth Lien.................................................         1                26,419.87            0.17
                                                                   ---           -------------           ------
         Totals.............................................       937           $15,948,830.26          100.00%
                                                                   ===           ==============          ======


                   Issue Years for the Group III Home Loans

                                                                                    Aggregate
                                                                 Number of          Principal        % of Outstanding
                                                                Loans as of    Balance Outstanding      Principal
                                                                    the         as of the Cut-Off     Balance as of
Issue Years                                                    Cut-Off Date           Date           the Cut-Off Date
1999.........................................................        56             $788,177.66             4.94%
2000.........................................................       881           15,160,652.60            95.06
                                                                    ---          -------------            ------
         Totals..............................................       937          $15,948,830.26           100.00%
                                                                    ===          ==============           ======


             Geographic Distribution for the Group III Home Loans

                                                                                    Aggregate
                                                                 Number of          Principal       % of Outstanding
                                                                Loans as of          Balance            Principal
                                                                the Cut-Off     Outstanding as of     Balance as of
State                                                               Date        the Cut-Off Date    the Cut-Off Date
-----
Virginia.....................................................       153            $2,733,315.59          17.39%
Michigan.....................................................       119             1,840,462.60          11.54
California...................................................        90             1,780,053.18          11.16
Florida......................................................        76             1,283,087.42           8.05
Arizona......................................................        53               923,575.05           5.79
Washington...................................................        40               833,345.98           5.23
Connecticut..................................................        38               635,093.02           3.98
New York.....................................................        27               477,523.08           2.99
Georgia......................................................        28               450,336.17           2.82
Illinois.....................................................        24               442,296.20           2.77
Nebraska.....................................................        27               434,869.34           2.73
Tennessee....................................................        26               410,835.99           2.58
Ohio.........................................................        25               358,690.10           2.25
Pennsylvania.................................................        25               345,469.88           2.17
Maryland.....................................................        19               341,167.06           2.14
Utah.........................................................        11               252,502.51           1.58
Wisconsin....................................................        15               237,940.30           1.49
Nevada.......................................................        11               198,057.04           1.24
Missouri.....................................................        13               194,552.89           1.22
Oregon.......................................................        12               187,922.13           1.18
Indiana......................................................        12               186,140.58           1.17
Minnesota....................................................        14               173,879.96           1.09
Delaware.....................................................        11               171,871.48           1.08
Alabama......................................................        11               157,998.68           0.99
Iowa.........................................................        10               151,579.57           0.95
Massachusetts................................................         8               125,456.99           0.79
West Virginia................................................         8               103,749.60           0.65
Kentucky.....................................................         7                99,964.76           0.63
District of Columbia.........................................         3                50,507.51           0.32
New Mexico...................................................         3                49,852.36           0.31
Kansas.......................................................         2                42,113.07           0.26
Arkansas.....................................................         3                35,193.86           0.22
Idaho........................................................         2                31,958.40           0.20
New Hampshire................................................         2                31,741.99           0.20
South Carolina...............................................         1                29,334.41           0.18
Colorado.....................................................         2                27,751.51           0.17
Rhode Island.................................................         2                25,843.49           0.16
Louisiana....................................................         1                16,988.34           0.11
Maine........................................................         1                13,371.20           0.08
Vermont......................................................         1                11,861.07           0.07
Oklahoma.....................................................         1                10,575.90           0.07
                                                                    ---           -------------          ------
         Totals..............................................       937           $15,948,830.26         100.00%
                                                                    ===           =============          ======


                Delinquency Status for the Group III Home Loans

                                                                                  Aggregate
                                                              Number of           Principal         % of Outstanding
                                                             Loans as of     Balance Outstanding       Principal
                                                                 the                  as             Balance as of
Delinquency (days)                                           Cut-Off Date    of the Cut-Off Date    the Cut-Off Date
Current...................................................       755             $12,949,274.38             81.19%
1 - 29....................................................       163               2,698,213.55             16.92
30 - 59...................................................        19                 301,342.33              1.89
                                                                 ---             --------------            ------
         Total............................................       937             $15,948,830.26            100.00%
                                                                 ===             ==============            ======


               Prepayment Penalties for the Group III Home Loans

                                                                  Number of           Aggregate           % of Outstanding
                                                                 Loans as of          Principal              Principal
                                                                 the Cut-Off     Balance Outstanding       Balance as of
Prepayment Penalty                                                  Date        as of the Cut-Off Date    the Cut-Off Date
6 months interest if paid within 36 months.................            135            $2,225,718.25             13.96%
1% of unpaid principal balance if paid within 36 months....             90             1,394,137.83              8.74
2% of unpaid principal balance.............................            100             1,873,541.12             11.75
5% of unpaid principal balance if paid within 36 months....             26               416,342.95              2.61
5 year sliding scale.......................................              1                16,988.34              0.11
None.......................................................         531.00             9,078,817.57             56.92
Not Available..............................................             54               943,284.20              5.91
                                                                       ---           --------------            ------
         Total.............................................            937           $15,948,830.26            100.00%
                                                                       ===           ==============            ======


        Distribution of Gross Margin Rates for the Group III Home Loans

                                                                                      Aggregate            % of Outstanding
                                                              Number of Loans         Principal               Principal
                                                                 as of the       Balance Outstanding        Balance as of
Gross Margin Rate Range (%)                                     Cut-Off Date    as of the Cut-Off Date     the Cut-Off Date
8.000 - 8.999................................                       237               $4,027,946.33              25.26%
9.000 - 9.999................................                       267                4,406,530.88              27.63
10.000 - 10.999..............................                       272                4,692,692.67              29.42
11.000 - 11.999..............................                       161                2,821,660.38              17.69
                                                                    ---              --------------             ------
Total........................................                       937              $15,948,830.26             100.00%
                                                                    ===              ==============             ======

The weighted average gross margin of the Group III Home Loans as of the Cut-Off Date was approximately 9.624%.


          GROUP I HOME LOANS AND GROUP II HOME LOANS IN THE AGGREGATE

         The tables below set forth the characteristics of the Group I Home Loans and the Group II Home Loans in the aggregate.

   Distribution of Current Balances for the Group I and Group II Home Loans

                                                                                       Aggregate
                                                                                       Principal        % of Outstanding
                                                              Number of Loans     Balance Outstanding      Principal
                                                             as of the Cut-Off     as of the Cut-Off     Balance as of
Current Balance Range ($)                                           Date                 Date           the Cut-Off Date
Less than 25,000.01.......................................          17,517           $255,041,162.59           46.13%
25,000.01 - 50,000.00.....................................           8,056            272,324,347.68           49.25
50,000.01 - 75,000.00.....................................             397             21,564,700.53            3.90
75,000.01 - 100,000.00....................................              16              1,407,616.68            0.25
100,000.01 - 125,000.00...................................               8                886,741.46            0.16
125,000.01 - 150,000.00...................................               7                928,714.53            0.17
150,000.01 - 175,000.00...................................               2                310,065.93            0.06
200,000.01 - 300,000.00...................................               2                469,342.66            0.08
                                                                    ------           ---------------          ------
         Totals...........................................          26,005           $552,932,692.06          100.00%
                                                                    ======           ===============          ======

The average principal balance of the Group I Home Loans and Group II Home Loans as of the Cut-Off Date was
approximately $21,262.55.


         Combined Loan to-Value of the Group I and Group II Home Loans

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                                                  Balance Outstanding      Principal
                                                            Number of Loans as     as of the Cut-Off     Balance as of
CLTV Range (%)                                              of the Cut-Off Date          Date           the Cut-Off Date
Less than 40.001..........................................          1,602            $9,277,788.88              1.68%
40.001 - 50.000...........................................             13               156,750.24              0.03
50.001 - 60.000...........................................              3                53,622.55              0.01
60.001 - 70.000...........................................              3                 5,525.78              0.00
70.001 - 80.000...........................................              6                28,347.91              0.01
80.001 - 90.000...........................................             22                72,100.24              0.01
90.001 - 100.000..........................................             17                99,676.50              0.02
100.001 - 105.000.........................................          1,803            31,874,537.26              5.76
105.001 - 110.000.........................................          7,537           151,180,423.18             27.34
110.001 - 115.000.........................................          4,408            99,988,859.76             18.08
115.001 - 120.000.........................................          2,507            69,383,194.43             12.55
120.001 - 125.000.........................................          2,829            83,028,930.68             15.02
125.001 or higher.........................................          3,727            87,236,169.81             15.78
Not Available.............................................          1,528            20,545,764.84              3.72
                                                                   ------          ---------------            ------
         Totals...........................................         26,005          $552,932,692.06            100.00%
                                                                   ======          ===============            ======

The weighted average Combined Loan-to-Value Ratio of the Group I Home loans and Group II Home Loans as of the Cut-Off Date was approximately 114.17%.


     Distribution of Credit Scores for the Group I and Group II Home Loans

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                               Number of Loans    Balance Outstanding      Principal
                                                                  as of the        as of the Cut-Off     Balance as of
Credit Score Range %                                            Cut-Off Date             Date           the Cut-Off Date
420 - 439.................................................               1             $12,657.66              0.00%
440 - 459.................................................               1               6,494.61              0.00
460 - 479.................................................               5              52,507.69              0.01
480 - 499.................................................              19             280,715.70              0.05
500 - 519.................................................              59             983,878.35              0.18
520 - 539.................................................             201           3,637,767.87              0.66
540 - 559.................................................             436           7,800,023.53              1.41
560 - 579.................................................             710          12,891,537.50              2.33
580 - 599.................................................           1,227          23,453,657.25              4.24
600 - 619.................................................           3,131          68,234,955.72             12.34
620 - 639.................................................           4,105          88,722,809.26             16.05
640 - 659.................................................           4,330          96,736,963.56             17.50
660 - 679.................................................           3,848          90,010,017.96             16.28
680 - 699.................................................           2,663          61,606,145.64             11.14
700 - 719.................................................           1,648          37,645,770.89              6.81
720 - 739.................................................           1,143          24,527,134.62              4.44
740 - 759.................................................             662          13,851,225.58              2.51
760 - 779.................................................             327           6,300,065.45              1.14
780 - 799.................................................             118           2,071,795.43              0.37
800 - 819.................................................              40             488,124.26              0.09
820 - 839.................................................               1              14,891.52              0.00
Not Available.............................................           1,330          13,603,552.01              2.46
                                                                    ------        --------------             ------
         Totals...........................................          26,005        $552,932,692.06            100.00%
                                                                    ======        ===============            ======


The weighted average credit score of the Group I and Group II Home Loans as of the Cut-Off Date was approximately 654.

        Debt to Income Ratios for the Group I and Group II Home Loans*

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                               Number of Loans    Balance Outstanding      Principal
                                                              as of the Cut-Off    as of the Cut-Off     Balance as of
Ratio Range (%)                                                      Date                 Date          the Cut-Off Date
Less than 5.000...........................................             439           $5,015,563.60             0.91%
5.000 - 9.999.............................................              82              743,501.77             0.13
10.000 - 14.999...........................................             136            1,418,045.10             0.26
15.000 - 19.999...........................................             339            4,425,533.31             0.80
20.000 - 24.999...........................................             846           14,812,856.39             2.68
25.000 - 29.999...........................................           1,760           34,395,639.19             6.22
30.000 - 34.999...........................................           3,096           65,479,569.01            11.84
35.000 - 39.999...........................................           4,435           98,857,245.37            17.88
40.000 - 44.999...........................................           5,954          135,679,186.00            24.54
45.000 - 49.999...........................................           5,333          120,560,937.60            21.80
50.000 - 54.999...........................................           2,513           52,335,095.08             9.47
55.000 - 59.999...........................................             763           14,498,272.99             2.62
60.000 or higher..........................................             309            4,711,246.65             0.85
                                                                    ------         --------------            ------
         Totals...........................................          26,005         $552,932,692.06           100.00%
                                                                    ======         ===============           ======

*Determined at the time of origination of the related Home Loan.

The weighted average debt-to-income ratio of the Group I Home Loans and Group
II Home Loans as of the Cut-Off Date was approximately 40.39%.

      Distribution of Loan Rates for the Group I and Group II Home Loans

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                               Number of Loans    Balance Outstanding      Principal
                                                              as of the Cut-Off    as of the Cut-Off     Balance as of
Loan Rate Range (%)                                                  Date                 Date          the Cut-Off Date
Less than 5.000...........................................                  1              $11,927.99           0.00%
5.000 - 5.999.............................................                  1                9,827.04           0.00
6.000 - 6.999.............................................                  2               57,906.79           0.01
7.000 - 7.999.............................................                 27              807,037.13           0.15
8.000 - 8.999.............................................                165            5,844,467.74           1.06
9.000 - 9.999.............................................                306           10,558,705.68           1.91
10.000 - 10.999...........................................                566           18,498,043.87           3.35
11.000 - 11.999...........................................                900           24,777,631.60           4.48
12.000 - 12.999...........................................              1,309           32,189,452.53           5.82
13.000 - 13.999...........................................              1,953           41,437,024.83           7.49
14.000 - 14.999...........................................              3,654           81,728,434.45          14.78
15.000 - 15.999...........................................              3,650           78,222,253.73          14.15
16.000 - 16.999...........................................              4,999          101,898,081.59          18.43
17.000 - 17.999...........................................              4,633           87,002,941.55          15.73
18.000 - 18.999...........................................              2,599           47,678,834.09           8.62
19.000 - 19.999...........................................              1,022           18,267,705.94           3.30
20.000 or higher..........................................                218            3,942,415.51           0.71
                                                                       ------         --------------          ------
         Totals...........................................             26,005         $552,932,692.06         100.00%
                                                                       ======         ===============         ======

The weighted average loan rate for the Group I Home Loans and Group II Home
Loans as of the Cut-Off Date was approximately 15.609%.


      Remaining Terms to Maturity for the Group I and Group II Home Loans

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
Months Remaining                                               Number of Loans    Balance Outstanding      Principal
to Scheduled Maturity as                                      as of the Cut-Off    as of the Cut-Off     Balance as of
of Cut-Off Date (months)                                             Date                 Date          the Cut-Off Date
Less than 61..............................................            1,861          $10,625,051.75            1.92%
61 - 120..................................................            4,184           60,801,914.53           11.00
121 - 180.................................................            5,367          120,857,206.14           21.86
181 - 240.................................................            8,971          184,218,063.11           33.32
241 - 300.................................................            5,610          175,721,273.59           31.78
301 - 360.................................................               12              709,182.94            0.13
                                                                     ------         --------------           ------
         Totals...........................................           26,005         $552,932,692.06          100.00%
                                                                     ======         ===============          ======

The weighted average remaining term to maturity of the Group I Home Loans and Group II Home Loans as of the Cut-Off Date was approximately 218 months.


       Distribution of Loan Ages for the Group I and Group II Home Loans

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                               Number of Loans    Balance Outstanding      Principal
                                                              as of the Cut-Off    as of the Cut-Off     Balance as of
Loan Age Range (months)                                              Date                 Date          the Cut-Off Date
0 - 5.....................................................            3,995          $85,363,429.42           15.44%
6 - 11....................................................           11,075          267,270,885.05           48.34
12 - 17...................................................            7,557          155,434,112.16           28.11
18 - 23...................................................              671           11,222,902.71            2.03
24 - 29...................................................              597            9,832,397.91            1.78
30 - 35...................................................              665           14,551,664.17            2.63
36 - 41...................................................               66            1,593,946.33            0.29
42 - 47...................................................               25              627,233.75            0.11
48 - 53...................................................                1               30,974.39            0.01
54 - 59...................................................                3               31,254.40            0.01
60 - 65...................................................                4               53,164.52            0.01
66 - 71...................................................               97              437,213.69            0.08
72 - 77...................................................              194              847,570.15            0.15
78 - 83...................................................              204              827,516.08            0.15
84 - 89...................................................                3               20,637.14            0.00
90 - 95...................................................                3               10,733.27            0.00
96 - 101..................................................              209            1,095,694.20            0.20
102 - 107.................................................                3               23,158.45            0.00
108 - 113.................................................              264            1,420,175.92            0.26
114 - 119.................................................              231            1,369,786.91            0.25
120 - 125.................................................              138              868,241.44            0.16
                                                                     ------         ---------------          ------
         Totals...........................................           26,005         $552,932,692.06          100.00%
                                                                     ======         ===============          ======

The weighted average loan age of the Group I and Group II Home Loans as of the Cut-Off Date was approximately 12 months.


          Documentation Types for the Group I and Group II Home Loans

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                               Number of Loans    Balance Outstanding      Principal
Documentation                                                 as of the Cut-Off    as of the Cut-Off     Balance as of
Type                                                                 Date                 Date          the Cut-Off Date
Limited...................................................             15,147         $352,484,410.16          63.75%
Full......................................................             10,858          200,448,281.90          36.25
         Totals...........................................             ------         ---------------         ------
                                                                       26,005         $552,932,692.06         100.00%
                                                                       ======         ===============         ======


           Occupancy Types for the Group I and Group II Home Loans*

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                               Number of Loans    Balance Outstanding      Principal
                                                              as of the Cut-Off    as of the Cut-Off     Balance as of
Occupancy Type                                                       Date                 Date          the Cut-Off Date
Owner.....................................................             24,043         $527,316,907.70          95.37%
Non-Owner.................................................                 10              155,414.49           0.03
Not Available.............................................              1,952           25,460,369.87           4.60
                                                                       ------         ---------------         ------
         Totals...........................................             26,005         $552,932,692.06         100.00%
                                                                       ======         ===============         ======

* Based on representations of the borrowers at the time of origination.


             Loan Purposes for the Group I and Group II Home Loans

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                               Number of Loans    Balance Outstanding      Principal
                                                              as of the Cut-Off    as of the Cut-Off     Balance as of
Loan Purpose                                                         Date                 Date          the Cut-Off Date
Debt Consolidation........................................           17,713         $418,041,694.31           75.60%
Home Improvement..........................................            5,478           76,240,611.73           13.79
Refinance.................................................            2,719           56,605,107.29           10.24
Purchase..................................................               40            1,312,940.49            0.24
New Construction..........................................                2               53,467.98            0.01
Other.....................................................               53              678,870.26            0.12
                                                                     ------         ---------------          ------
         Totals...........................................           26,005         $552,932,692.06          100.00%
                                                                     ======         ===============          ======


            Property Types for the Group I and Group II Home Loans

                                                                                                              % of
                                                                                      Aggregate           Outstanding
                                                             Number of Loans          Principal            Principal
                                                            as of the Cut-Off    Balance Outstanding     Balance as of
Property Types                                                     Date         as of the Cut-Off Date  the Cut-Off Date
Single Family.............................................           15,657         $370,022,734.26            66.92%
Two Family................................................             8481          158,955,158.26            28.75
Manufactured Housing......................................             1631           19,638,020.17             3.55
Condo.....................................................              128            2,320,909.32             0.42
Farm......................................................               95            1,691,254.93             0.31
3-4 Family................................................               13              304,615.12             0.06
                                                                     ------         ---------------           ------
         Totals...........................................           26,005         $552,932,692.06           100.00%
                                                                     ======         ===============           ======

             Lien Position for the Group I and Group II Home Loans

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                               Number of Loans    Balance Outstanding      Principal
                                                              as of the Cut-Off    as of the Cut-Off     Balance as of
Lien Position                                                        Date                 Date          the Cut-Off Date
First Lien................................................                 84           $4,827,018.16           0.87%
Second Lien...............................................             18,808          434,968,822.75          78.67
Third Lien................................................              3,584           79,161,099.24          14.32
Fourth Lien...............................................                  2               52,303.36           0.01
None......................................................              3,527           33,923,448.55           6.14
                                                                       ------         ---------------         ------
         Totals...........................................             26,005         $552,932,692.06         100.00%
                                                                       ======         ===============         ======


              Issue Years for the Group I and Group II Home Loans

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                               Number of Loans    Balance Outstanding      Principal
                                                              as of the Cut-Off    as of the Cut-Off     Balance as of
Issue Years                                                          Date                 Date          the Cut-Off Date
1980......................................................               1              $12,809.41           0.00%
1990......................................................             133              832,320.72           0.15
1991......................................................             502            2,844,455.80           0.51
1992......................................................             211            1,115,723.54           0.20
1993......................................................              22               98,265.32           0.02
1994......................................................             431            1,860,522.05           0.34
1995......................................................              63              309,919.86           0.06
1996......................................................              15              238,539.28           0.04
1997......................................................             167            2,611,418.53           0.47
1998......................................................           1,317           25,713,442.50           4.65
1999......................................................           7,706          157,302,038.97          28.45
2000......................................................          15,323          357,210,991.15          64.60
2001......................................................             114            2,782,244.93           0.50
                                                                    ------         ---------------         ------
         Totals...........................................          26,005         $552,932,692.06         100.00%
                                                                    ======         ===============         ======


        Geographic Distribution for the Group I and Group II Home Loans

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                               Number of Loans    Balance Outstanding      Principal
                                                              as of the Cut-Off    as of the Cut-Off     Balance as of
State                                                                Date                 Date          the Cut-Off Date
California................................................              1,846          $52,337,994.88             9.47%
Florida...................................................              1,545           36,303,542.10             6.57
Virginia..................................................              1,213           29,353,073.62             5.31
Texas.....................................................              2,187           28,319,990.50             5.12
New York..................................................              1,204           26,845,028.40             4.86
Pennsylvania..............................................              1,109           23,807,546.77             4.31
Illinois..................................................              1,074           21,335,360.23             3.86
Ohio......................................................                937           19,708,025.12             3.56
North Carolina............................................                879           19,170,764.97             3.47
New Jersey................................................                752           18,673,289.84             3.38
Georgia...................................................                830           18,313,613.17             3.31
Maryland..................................................                696           17,375,766.22             3.14
Michigan..................................................                834           16,550,684.81             2.99
Arizona...................................................                670           15,842,371.77             2.87
Indiana...................................................                695           14,250,861.51             2.58
Washington................................................                620           13,270,910.61             2.40
Missouri..................................................                725           13,031,772.60             2.36
Nevada....................................................                439           11,721,502.61             2.12
Alabama...................................................                562           11,685,768.52             2.11
Colorado..................................................                482           11,239,214.31             2.03
Tennessee.................................................                474            9,100,996.68             1.65
Minnesota.................................................                406            9,088,641.15             1.64
South Carolina............................................                401            8,528,625.98             1.54
Arkansas..................................................                499            8,190,023.99             1.48
Wisconsin.................................................                373            8,038,794.67             1.45
Connecticut...............................................                386            7,853,656.36             1.42
Kansas....................................................                369            7,338,868.44             1.33
Oklahoma..................................................                330            5,943,973.77             1.07
Massachusetts.............................................                374            5,684,649.24             1.03
Kentucky..................................................                268            5,583,904.55             1.01
Oregon....................................................                215            5,421,958.61             0.98
Louisiana.................................................                262            5,157,348.00             0.93
Iowa......................................................                265            5,141,583.42             0.93
New Mexico................................................                222            4,902,337.91             0.89
Utah......................................................                190            4,511,399.35             0.82
Idaho.....................................................                186            4,198,028.65             0.76
Mississippi...............................................                282            4,156,745.32             0.75
Delaware..................................................                159            3,886,106.20             0.70
Nebraska..................................................                168            3,256,900.61             0.59
Wyoming...................................................                152            3,046,651.98             0.55
Maine.....................................................                125            2,856,830.58             0.52
West Virginia.............................................                122            2,486,945.72             0.45
New Hampshire.............................................                 92            1,990,398.60             0.36
Rhode Island..............................................                100            1,843,479.93             0.33
Montana...................................................                 91            1,835,720.45             0.33
North Dakota..............................................                 63            1,216,561.50             0.22
South Dakota..............................................                 56            1,049,857.89             0.19
Vermont...................................................                 42              802,568.19             0.15
District of Columbia......................................                 31              570,296.93             0.10
Alaska....................................................                  3              111,754.83             0.02
                                                                       ------         ---------------           ------
         Totals...........................................             26,005         $552,932,692.06           100.00%
                                                                       ------         ---------------           ------


          Delinquency Status for the Group I and Group II Home Loans

                                                                                       Aggregate              % of
                                                                                       Principal          Outstanding
                                                               Number of Loans    Balance Outstanding      Principal
                                                              as of the Cut-Off    as of the Cut-Off     Balance as of
Delinquency (days)                                                   Date                 Date          the Cut-Off Date
Current...................................................             23,661         $507,581,113.12          91.80%
1-29......................................................              1,927           37,133,204.62           6.72
30-59.....................................................                417            8,218,374.32           1.49
                                                                       ------         --------------          ------
         Totals...........................................             26,005         $552,932,692.06         100.00%
                                                                       ======         ===============         ======


         Prepayment Penalties for the Group I and Group II Home Loans

                                                                                                                 % of
                                                                                        Aggregate             Outstanding
                                                                                        Principal              Principal
                                                               Number of Loans     Balance Outstanding       Balance as of
                                                              as of the Cut-Off     as of the Cut-Off         the Cut-Off
Prepayment Penalties                                                 Date                 Date                   Date
6 months interest if paid within 36 months.................           203               $6,138,573.49            1.11%
1% of unpaid principal balance if paid within 36 months....            31                  992,328.61            0.18
2% of unpaid principal balance.............................             5                  171,311.12            0.03
1% of unpaid principal balance if paid within 60 months....            35                  984,303.51            0.18
5% of unpaid principal balance if paid within 36 months....             8                  185,934.46            0.03
1% of original balance if paid within 36 months............             5                  271,059.50            0.05
5 year sliding scale.......................................             5                  245,101.08            0.04
2% of unpaid principal balance if paid within 36 months....             9                  197,689.84            0.04
2% of unpaid principal balance if paid within 12 months....             4                  139,821.75            0.03
3 months interest if paid within 36 months.................             2                   41,187.70            0.01
2% of unpaid principal balance is paid within 60 months....             1                   14,758.37            0.00
None.......................................................        25,072              525,186,497.77           94.98
Not Available..............................................           625               18,364,124.86            3.32
                                                                   ------             ---------------          ------
         Total.............................................        26,005             $552,932,692.06          100.00%
                                                                   ======             ===============          ======


                      THE TRANSFEROR AND BACKUP SERVICER

General

         The information set forth in the following paragraphs has been provided by EMC Mortgage Corporation ("EMC"). None of the Depositor, the Originator, the Owner Trustee, the Indenture Trustee, the Underwriters or any affiliate has made or will make any representation as to the accuracy or completeness of such information.

         EMC, a wholly-owned subsidiary of The Bear, Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

         The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation ("RTC"), from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories; (x) performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (y) non-investment grade, sub-performing loans, non-performing loans and REO Properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of September 30, 2000, EMC was servicing approximately $3.8 billion of mortgage loans and REO Property.

         The principal executive offices of EMC are located at 909 Hidden Ridge Drive, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Because of the unique nature of the Home Loans in the Mortgage Pool as compared with the portfolio of EMC, the delinquency and foreclosure experience of EMC, if presented in this prospectus supplement, would not show information about EMC's portfolio of home loans similar to the Home Loans. EMC, whether as an acquirer or servicer of mortgage loans, does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the performance of home loans similar to the Home Loans. Accordingly, the delinquency and foreclosure experience of EMC is not presented in this prospectus supplement.

                          THE ORIGINATOR AND SERVICER

General

         The Servicer will service the Home Loans in accordance with the terms set forth in the Sale and Servicing Agreement and will be entitled to the Servicing Fee and to certain additional servicing compensation. The Servicer may perform specific duties through subcontractors as specified in the Sale and Servicing Agreement. Notwithstanding any such arrangement, the Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the Servicer alone were servicing the home loans.

The Originator and Servicer

         Conseco Finance Corp. (in its capacity as servicer, the "Servicer" and in its capacity as originator, the "Originator") provided the information set forth in the following paragraphs. None of the Depositor, the Transferor, the Backup Servicer, the Underwriters, the Owner Trustee, the Indenture Trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

General

         Conseco Finance is a Delaware corporation which, on September 30, 2000, had stockholders' equity of approximately $2.323 billion. Conseco Finance purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. Conseco Finance is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Conseco Finance Servicing Corp., a wholly owned subsidiary of Conseco Finance. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Conseco Finance serves all 50 states. Conseco Finance began financing FHA-insured home improvement loans in 1990, conventional home improvement loans in 1992, and home equity loans in January 1996. Conseco Finance also purchases, pools and services installment sales contracts for various consumer products. Conseco Finance's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Conseco Finance's quarterly and annual reports are available from Conseco Finance upon written request.

Recent Developments

         During 2000, rating agencies lowered their ratings of the debt obligations of Conseco Finance and placed some ratings of Conseco Finance's debt obligations on review as the rating agencies analyze the impact of developing events. The uncertainty surrounding the ultimate outcome of Conseco, Inc.'s efforts to sell Conseco Finance, which Conseco, Inc. announced in March 2000, made it more difficult for Conseco Finance to complete new public securitization transactions.

         On July 27, 2000, Conseco Inc. announced a restructuring program for Conseco Finance that includes selling or running off five of Conseco Finance's business units. Conseco Finance's home equity division is not one of these five units, but Conseco Finance does plan to streamline operations in its mortgage services division by, among other actions, reducing the number of field offices from 158 to 127.

         On August 8, 2000, Moody's reduced the rating of the long-term senior unsecured debt obligations of Conseco Finance to B1 from Ba3. We cannot assure you that further downgrades will not occur.

         Conseco Finance has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were generally filed as purported class actions on behalf of persons or entities who purchased common stock or options to purchase common stock of Conseco Finance during alleged class periods that generally run from February 1995 to January 1998. One of these lawsuits did not include class action claims. In addition to Conseco Finance, some of Conseco Finance's current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of Conseco Finance's common stock and the other relating to an alleged class of traders in options for Conseco Finance's common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Section 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Conseco Finance and the other defendants violated federal securities laws by making false and misleading statements about Conseco Finance's current state and Conseco Finance's future prospects, particularly about prepayment assumptions and performance of some of our loan portfolios, which allegedly rendered Conseco Finance's financial statement false and misleading. Conseco Finance filed motions to dismiss these lawsuits. On August 24, 1999, Conseco Finance's motions to dismiss were granted with prejudice. The plaintiffs subsequently appealed the decision to the U.S. Court of Appeals for the 8th Circuit, and the appeal is currently pending. Conseco Finance believes that the lawsuits are without merit and intends to defend the lawsuits vigorously. However, the ultimate outcome of these lawsuits cannot be predicted with certainty.

         In addition, Conseco Finance and its subsidiaries are involved on an ongoing basis in lawsuits related to its operations. Although the ultimate outcome of some of these matters cannot be predicted, none of these lawsuits currently pending against Conseco Finance or its subsidiaries is expected, individually or in the aggregate, to have a material adverse effect on Conseco Finance's consolidated financial condition, cash flows or results of operations.

Repurchase or Substitution of Home Loans

         The Originator is required (i) within 60 days after discovery by the Originator or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Home Loan (a "Defective Home Loan") or (ii) on or before the Determination Date next succeeding the end of such 60-day period, to repurchase such Defective Home Loan, at a price (the "Purchase Price") equal to the Principal Balance of such Defective Home Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Home Loan to and including the due date in the most recent Due Period computed at the applicable Home Loan Rate. The repurchase of any Home Loan will result in accelerated principal payments on the Notes.

         The Originator will represent and warrant with respect to each Home Loan that, among other things:

o    no Home Loan is more than 59 days delinquent as of the Cut-Off Date

o no provision of a Home Loan has been waived, altered or modified in any respect, except by instruments or documents included in the Home Loan file and reflected on the list of Home Loans delivered to the Trust;

o each Home Loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally;

o no Home Loan is subject to any right of rescission, set-off, counterclaim or defense;

o each Home Loan was originated by a home improvement contractor or home equity lender in the ordinary course of its business or was originated by the Originator directly;

o no Home Loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Home Loan or an interest therein pursuant to the Trust Agreement, the Indenture or the Securities unlawful;

o    each Home Loan complies with all requirements of law;

o no Home Loan has been satisfied, subordinated as a lower lien ranking than original position or rescinded;

o    all parties to each contract had full legal capacity to execute the Home
     Loan;

o no Home Loan has been sold, conveyed and assigned or pledged to any other person and the Trust will have good and marketable title to each Home Loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the Home Loan to the Trust;

o as of the Cut-Off Date, there was no default, breach, violation or event permitting acceleration under any Home Loan and, except for payment delinquencies permitted by the first two bullet points, above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the Home Loan, and the Originator has not waived any of the above;

o except for 53 balloon Home Loans representing 0.34% of the total pool of Home Loans, each Home Loan is a fully-amortizing Home Loan and provides for level monthly payments based on its applicable Home Loan rate, except for the final monthly payment, over the term of such Home Loan;

o each secured Home Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder adequate for realization against the collateral;

o the description of each Home Loan in the list delivered to the Trust is true and correct;

o    there is only one original of each Home Loan; and

o each Home Loan was originated or purchased in accordance with the Originator's then-current underwriting guidelines.

o The repurchase of any Home Loan will result in accelerated principal payments on the Notes.

                                  THE POLICY

         The Note Insurer will issue a financial guaranty insurance policy for the Class A Notes. This policy unconditionally guarantees the payment of Insured Amounts and Preference Amounts on the Class A Notes. The Note Insurer will make each required Insured Payment to the Indenture Trustee on the later of (1) the Payment Date the Insured Payment is distributable to the holders under the Indenture, and (2) the next Business Day (as defined in the policy) following the Business Day the Note Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Indenture Trustee, specifying that an Insured Payment is due in accordance with the terms of the policy.

         The Note Insurer's obligation under the policy will be discharged to the extent that funds are received by the Indenture Trustee for distribution to the holders of the Class A Notes, whether or not those funds are properly distributed by the Indenture Trustee.

         For purposes of the policy, a holder as to a particular Class A Note does not and may not include the Trust, the Servicer, the Transferor or the Originator.

         The Note Insurer only insures the timely receipt of interest on the Class A Notes, calculated at the applicable Note Rate, the amount of any Overcollateralization Deficit and the principal balance of the Class A Notes on February 15, 2031. The policy will not cover the Mortgage Loan Interest Shortfalls, nor does the policy guarantee to the holders of the Class A Notes any particular rate of principal payment. The policy expires and terminates without any action on the part of the Note Insurer or any other person on the date that is one year and one day following the date the Class A Notes have been paid in full.

         In the absence of payments under the policy, holders will directly bear the credit risks associated with their notes.

         The policy is non-cancelable.

         The policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

         The policy is not covered by the property casualty insurance security fund specified in Article 76 of the New York Insurance Law.

         The following terms shall have the following meanings:

         Available Interest Amount means, for any Payment Date, the amount of Interest Funds for that Payment Date.

         Deficiency Amount means, (a) for any Payment Date occurring prior to the Payment Date in February 2031, the sum of (1) the excess, if any, of Required Interest Distributions over the Net Available Interest Amount and (2) the Class A Overcollateralization Deficit, and (b) for the Payment Date occurring in February 2031, the sum of (x) the amount set forth in clause
(a)(1) above and (y) the aggregate outstanding Class Principal Balance, if any, of the Class A Notes, after giving effect to all other payments of principal on the Class A Notes on that Payment Date.

         Due for Payment means, the Payment Date on which Insured Amounts are due.

         Insured Amounts means, with respect to any Payment Date, any Deficiency Amount for such Payment Date.

         Insured Payments shall mean, the aggregate amount actually paid by the Note Insurer to the Indenture Trustee in respect of (i) Insured Amounts for a Payment Date and (ii) Preference Amounts for any given business day.

         Mortgage Loan Interest Shortfalls means Basis Risk Carryover Shortfalls, Relief Act Shortfalls and Prepayment Interest Shortfalls.

         Net Available Interest Amount means, for any Payment Date, the Available Interest Amount, less the Servicing Fee, the Backup Servicing Fee, the Indenture Trustee Fee, the Owner Trustee Fee and the premium due to the
Note Insurer on that Payment Date.

         Preference Amount means any payment of principal or interest on a Class A Note which has become Due for Payment and which is made to an owner of a Class A Note by or on behalf of the Indenture Trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         Prepayment Interest Shortfall means, for any Payment Date, an amount equal to the excess, if any, of (a) one month's interest on the outstanding principal balance of each Home Loan that was subject to a prepayment during the prior Due Period at the related Net Home Loan Rate, or at such lower Net Home Loan Rate as may be in effect for such Home Loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, over (b) for each Home Loan that was subject to a prepayment in full during the prior Due Period, the amount of interest actually remitted by the related mortgagor for the month in which such prepayment in full occurred.

         Relief Act Shortfalls are interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940.

         Required Interest Distributions means, with respect to any Payment Date, the aggregate amount of Current Interest payable to the Class A Notes, net of any Mortgage Loan Interest Shortfalls.

Drawings Under the Policy

         Prior to each Payment Date, the Indenture Trustee is required to determine for the next Payment Date, the Net Available Amount to be on deposit in the Note Payment Account on that Payment Date. If there is a Deficiency Amount for a Payment Date, the Indenture Trustee is required to complete a telephone or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the policy, the original of which is subsequently delivered by registered or certified mail and submit the notice to the Note Insurer no later than 12:00 noon New York City time on the second Business Day preceding the Payment Date as a claim for an Insured Payment in an amount equal to the Deficiency Amount.

                               THE NOTE INSURER

         The following information has been obtained from the Note Insurer for inclusion in this prospectus supplement. No representation is made by the Transferor, the Originator, the Servicer, the Depositor, the Trust, the Owner Trustee or the Underwriters or any of their affiliates as to the accuracy or completeness of the information.

         The Note Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Note Insurer primarily insures newly issued municipal and structured finance obligations. The Note Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw Hill Companies, Inc. and Fitch, Inc. have each assigned a triple-A financial strength rating to the Note Insurer.

         The consolidated financial statements of the Note Insurer and subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the years in the three-year period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. - which was filed with the Securities and Exchange Commission on March 30, 2000; Securities and Exchange Commission File No. 1-10777 - and the unaudited consolidated financial statements of the note insurer and subsidiaries as of September 30, 2000 and for the periods ending September 30, 2000 and September 30, 1999, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2000 - which was filed with the Securities and Exchange Commission on November 13, 2000 - are incorporated by reference into this prospectus supplement and are deemed to constitute a part of this prospectus supplement. Any statement contained in a document incorporated by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained by reference in this prospectus supplement also modified or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the Note Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Notes are deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of the financial statements.

         The following table sets forth the capitalization of the Note Insurer as of December 31, 1998, December 31, 1999 and September 30, 2000, respectively, in conformity with generally accepted accounting principles.


                          Ambac Assurance Corporation
                             Capitalization Table
                             (Dollars in Millions)

                                                   December 31, 1998      December 31, 1999      September 30, 2000
                                                                                                     (unaudited)
Unearned premiums.........................                $1,303                 $1,442                   $1,508
Other liabilities.........................                   548                    524                      479
                                                          ------                  -----                    -----
     Total liabilities....................                 1,851                  1,966                    1,987
                                                          ======                 =====                    =====
Stockholder's equity:
     Common Stock.........................                    82                     82                       82
     Additional paid-in capital...........                   541                    752                      757
     Accumulated other
     Comprehensive income (loss)..........                   138                    (92)                    (17)
     Retained earnings....................                 1,405                  1,674                    1,915
Total stockholder's equity................                 2,166                  2,416                    2,737
                                                          ------                  ------                   -----
Total liabilities and
-----------------------------------------------
Stockholder's equity......................                $4,017                 $4,382                   $4,724
                                                          ======                 ======                   ======

         For additional financial information concerning the Note Insurer, see the audited financial statements of the Note Insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the Note Insurer incorporated by reference in this prospectus supplement and copies of the Note Insurer's annual statement for the year ended December 31, 1999 prepared in accordance with statutory accounting standards are available, without charge, from the Note Insurer. The address of the Note Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

         The Note Insurer makes no representation regarding the Class A Notes or the advisability of investing in the Class A Notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the Note Insurer and presented under the headings "The Note Insurer" and "The Policy" in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

                           DESCRIPTION OF THE NOTES

General

         The Trust will issue the Class A-I-1 Notes, Class A-I-2 Notes, Class A-I-3 Notes and Class A-I-4 Notes (together, the "Class A-I Notes"), the Class A-II Notes (the "Class A-II Notes"), and the Class A-III Notes (the "Class A-III Notes" and, together with the Class A-I Notes and the Class A-II Notes, the "Class A Notes"), the Class M-1 Notes and the Class M-2 Notes (together, the "Class M Notes" and together with the Class A Notes, the "Notes"). The Class M-1 and Class M-2 Notes are referred to as the "Subordinated Notes." The Trust will also issue the Class B Certificates, a Class R-1 Certificate and a Class R-2 Certificate (together, the "Certificates" and together with the Notes, the "Securities") pursuant to the Trust Agreement dated as of February 1, 2001 (the "Trust Agreement") among the Depositor, the Owner Trustee and the Co-Owner Trustee. The Subordinated Notes and the Certificates are referred to as the "Subordinated Securities." The Notes and the Certificates are referred to herein as the "Securities." The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Certificates will represent the ownership interest in the Trust. The Certificates are not being offered hereby.

         On each Payment Date, the Indenture Trustee or its designee will pay to the persons in whose names the Notes are registered on the day immediately preceding the related Payment Date (the "Record Date") the portion of the aggregate payment to be made to each Noteholder as described below. Payments on the Notes will be made to Beneficial Owners only through DTC, Clearstream or Euroclear and their respective Participants (except under certain limited circumstances).

Book-Entry and Definitive Notes

         The Notes will be issued in the form of beneficial interests in one or more restricted global certificates (the "Book-Entry Notes"), deposited with a custodian for The Depository Trust Company ("DTC" and, together with any successor depository selected by the Depositor, the "Depository"). The Notes will not be issued in bearer form. Beneficial interests in the Notes may be held in denominations of $25,000 or any integral multiples of $1 in excess thereof. The registered holders of the Notes are sometimes referred to in this section as "Noteholders" and the owners of beneficial interests in the Book-Entry Notes as "Note Owners".

         Book-Entry Notes. The Notes will be represented initially by one or more Book-Entry Notes and will be deposited with DTC or its custodian and registered in the name of Cede & Co., as nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities and Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as the Underwriters of the Notes banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Notes may be held through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe, if a Note Owner is a participant of those systems, or indirectly through organizations that are participants in those systems.

         Owners of beneficial interests in Book-Entry Notes that are not Participants or Indirect Participants of DTC who desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal of and interest on the Notes through Participants, as described below. It is anticipated that the only "Noteholder" of record of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Notes among Participants on whose behalf it acts with respect to the Book-Entry Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not hold physical certificates for Notes represented by the Book-Entry Notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests in such Notes.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Notes, may be limited due to the lack of a physical certificate.

         DTC has advised the Trust that, unless and until Notes are issued in registered form, it will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         DTC may discontinue providing its services as securities depositary with respect to any class of Notes at any time by giving reasonable notice to the Trustee or the Indenture Trustee, as applicable. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated Notes are required to be printed and delivered. The Trust may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated Notes will be delivered to the Note Owners. See "--Definitive Notes" below.

         The information in this section concerning DTC and DTC's book-entry system are from sources that the Depositor believes to be reliable, but the Depositor does not take any responsibility for the accuracy of this information.

         Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream, Luxembourg and Euroclear systems, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

         Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilities the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

         Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. On December 31, 2000, Euroclear Bank S.A./N.V. took over the Euroclear-related operating and banking responsibilities formerly performed by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York. Euroclear Bank S.A./N.V. currently operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

         Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

         Transfers between direct participants will comply with DTC rules. Transfers between Clearstream's participants and Euroclear's participants will comply with their rules and operating procedures.

         DTC will effect under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, through the relevant European international clearing system through its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirement, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearsteam and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         Except as required by law, none of the Depositor, the Trust, the Owner Trustee, the Transferor or the Indenture Trustee will have any liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Notes. The Notes will be issued in registered form to Noteholders, or their nominees, rather than to DTC, only if (i) DTC advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Indenture Trustee is unable to locate a qualified successor; (ii) the Depositor, at its sole option and with the consent of the Indenture Trustee, elects to terminate the book-entry system through DTC or
(iii) after the occurrence of any Indenture Event of Default, DTC, at the direction of Noteholders having a majority in interest of the Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical securities being issued to Noteholders is no longer in the best interest of Noteholders. Upon issuance in registered form of physical Notes, such Notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

         The holder of any Definitive Note may exchange the same in whole or in part (in an original principal amount equal to $25,000 or any integral multiple of $1 in excess thereof) for other Definitive Notes or, if such holder is entitled to hold an interest in Book-Entry Notes (subject to the rules and procedures of DTC), for a beneficial interest in Book-Entry Notes by surrendering such Definitive Note to the Indenture Trustee (and completing the form of transfer on the reverse thereof) together with any certificate or other required documentation. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Payments

         For the definitions of certain of the defined terms used in the following subsection, see "- Related Definitions" below.

         Available Collection Amount. Payments on the Notes on each Payment Date will be made from the Available Collection Amount. The Servicer will withdraw from the Collection Account and remit to the Indenture Trustee for deposit in the Note Payment Account and the Certificate Distribution Account the applicable portion of the Available Collection Amount on the first Business Day prior to each Payment Date (each such day, a "Determination Date"). With respect to each Payment Date, the "Available Collection Amount" is the sum of the Interest Funds and the Principal Funds for that Payment Date.

         Payments of Interest. Interest on the Class Principal Balance of each Class of Notes will accrue during each Accrual Period at the applicable Note Rate and will be payable to Noteholders on each Payment Date, commencing in March 2001. The Note Rate for the Class A-I-1 Notes for any Accrual Period will be the lesser of (a) LIBOR plus 0.18% (the "Class A-I-1 Margin") and (b) 14.00% per annum, subject to the related Net WAC Cap Rate. The Note Rate for the Class A-III Notes for any Accrual Period will be the lesser of (a) LIBOR plus 0.32% (the "Class A-III Margin") and (b) 14.00% per annum, subject to the related Net WAC Cap Rate. The Note Rate for the Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes, Class A-II Notes, Class M-1 Notes and Class M-2 Notes will be 5.29%, 5.93%, 6.82%, 6.17%, 7.54% and 9.71% per annum, respectively; provided, however, that the Note Rate on the Class A-I-4 Notes, Class A-II Notes, M-1 Notes and M-2 Notes will increase by 0.50% per annum and the related Margin on the Class A-III Notes will double on the payment date following the first payment date on which the Servicer can exercise its option to purchase the home loans from the Trust as described in "Optional Redemption" in this prospectus supplement. The "Accrual Period" for each Class of Notes will be the period commencing on the Payment Date in the month immediately preceding the month in which that Payment Date occurs (or, in the case of the March 2001 Payment Date, commencing on the closing date) and ending on the day preceding that Payment Date. The Indenture Trustee will calculate interest for the Class A-I Notes (other than the Class A-I-1 Notes), the Class A-II Notes and Class M Notes based on a 360-day year of twelve 30-day months and for the Class A-I-1 Notes and Class A-III Notes based on a 360-day year and the actual number of days elapsed in the related Accrual Period. The Certificate Rate for the Class B Certificates is 10.00% per annum; provided, however, that the Certificate Rate on the Class B Certificates will increase by 0.50% per annum on the payment date following the first payment date on which the Servicer can exercise its option to purchase the home loans from the Trust as described in "Optional Redemption" in this prospectus supplement.

         The "Net WAC Cap Rate" with respect to any Payment Date and the Class A-I-1 Notes, will equal the weighted average of the Net Home Loan Rates of the Group I Home Loans. The "Net WAC Cap Rate" with respect to any Payment Date and the Class A-III Notes, will equal the weighted average of the Net Home Loan Rates of the Group III Home Loans.

         The "Net Home Loan Rate" with respect to any Home Loan, will equal the Home Loan rate thereon minus the rates at which (a) the Trustee Fees, (b) the Servicing Fee, (c) the Backup Servicing Fee, and (d) the premium under the Policy, are paid; each expressed as a percentage of the Pool Principal Balance of the Home Loans in the related home loan group.

         On each Payment Date, the Interest Funds for such Payment Date and any Insured Payment in respect of interest are required to be distributed in the following order of priority, until such amounts have been fully distributed:

     (1) concurrently, to the Note Insurer, the Servicer, the Backup Servicer, the Indenture Trustee and the Owner Trustee, the premium due under the Policy, the Servicing Fee, the Backup Servicing Fee, the Indenture Trustee Fee and the Owner Trustee Fee, respectively;

     (2) concurrently, to the Class A-I-1 Notes, Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes, Class A-II Notes and Class A-III Notes, the Current Interest and any Interest Carry Forward Amount for each such Class; provided, however, that if the Interest Funds are not sufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount for the Class A-I-1 Notes, Class A-I-2 Notes, Class A-I-3 Notes, Class A-I-4 Notes, Class A-II Notes and Class A-III Notes, such Interest Funds will be distributed pro rata among each such Class based upon the ratio of (x) the Current Interest and any Interest Carry Forward Amount for such Class to (y) the aggregate Current Interest and the aggregate Interest Carry Forward Amount for all such Classes;

     (3) to the Note Insurer, reimbursement for any prior draws made under the Policy, with interest;

     (4)  to the Class M-1 Notes, the Current Interest for such Class;

     (5)  to the Class M-2 Notes, the Current Interest for such Class;

     (6) to the Class A-I-1 Notes any Unpaid Class A-I-1 Basis Risk Carryover Shortfall and to the Class A-III Notes, any Unpaid Class A-III Basis Risk Carryover Shortfall, in each case, together with interest thereon at the applicable Note Rate (without giving effect to the related Net WAC Cap Rate), pro rata on the basis of such unpaid amounts, until all such unpaid amounts have been reduced to zero;

     (7)  to the Class B Certificates, the Current Interest for such Class;

     (8) to the Note Insurer, any other amounts owed under the insurance agreement; and

     (9) any remainder to be distributed as described below under "-- Overcollateralization Provisions."

The "Interest Funds" are equal to:

     (a)  the sum, without duplication, of:

     (1) all scheduled interest collected in respect of the Home Loans during the related Due Period;

     (2) all Net Liquidation Proceeds collected in respect of the Home Loans during the related Due Period (to the extent such Net Liquidation Proceeds relate to interest);

     (3) all Post-Liquidation Proceeds collected in respect of the Home Loans during the related Due Period (to the extent such Post-Liquidation Proceeds relate to interest), and

     (4)  investment earnings on the funds in the Collection Account; less

     (b) (1) the aggregate amount of Group III Additional Advance Interest collected in respect of the Group III Home Loans during the related Due Period, and (2) any reimbursable expenses of the trust as and to the extent provided in the Sale and Servicing Agreement.

         "Group III Additional Advance Interest" means, with respect to each Payment Date, the aggregate amount collected in respect of interest on any Group III Additional Advance Principal during the related Due Period pursuant to clauses (1) through (3) of the definition of Interest Funds.

         "Current Interest" with respect to (i) each Class of the Notes and each Payment Date, is the interest accrued at the applicable Note Rate for the applicable Accrual Period on the Class Principal Balance of such Class and
(ii) the Class B Certificates and each Payment Date, is the interest accrued at the Certificate Rate for the applicable Accrual Period on the Certificate Principal Balance of such Class.

         "Interest Carry Forward Amount," with respect to each Class of Notes and the Class B Certificates and each Payment Date, is the sum of:

     (1)  the sum of the excess of:

          (a) Current Interest for such Class with respect to prior Payment Dates over

          (b) the amount actually distributed to such Class with respect to interest on such prior Payment Dates and

     (2) interest on such excess (to the extent permitted by applicable law) at the applicable Note Rate or Certificate Rate.

         Determination of LIBOR. The Note Rates on the Class A-I-1 Notes and the Class A-III Notes for any Accrual Period, including the initial Accrual Period, will be determined on the second LIBOR business day prior to the first day of that Accrual Period - the LIBOR rate adjustment date.

         On each LIBOR rate adjustment date, LIBOR shall be established by the Indenture Trustee and as to any Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Servicer and the Note Insurer, the rate will be the reference bank rate.

         The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Servicer and the Note Insurer. The reference bank rate will be determined as of 11:00 A.M., London time, on the LIBOR rate adjustment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class A-I-1 Notes and Class A-III Notes. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer and the Note Insurer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Principal Balance of the Class A-I-1 Notes and Class A-III Notes. If no quotations can be obtained, the rate will be LIBOR for the prior payment date; provided, however, if, under the priorities listed previously in this paragraph, LIBOR for a payment date would be based on LIBOR for the previous payment date for the third consecutive payment date, the Indenture Trustee shall select an alternative comparable index over which the Indenture Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee's subsequent calculation of the Note Rates applicable to the Class A-I-1 Notes and Class A-III Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

         Payments of Principal. On each Payment Date, the Principal Payment Amount for each Home Loan Group and such Payment Date and any Insured Payments in respect of principal are required to be distributed as follows until such amounts have been fully distributed:

     (1) For each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect:

          (A) to the Note Insurer, reimbursement for any prior draws made under the Policy, with interest, to the extent not reimbursed as described under "-- Payments of Interest" above;

          (B) to the Note Insurer, any other amounts owed under the insurance agreement, to the extent not paid as described under "-- Payments of Interest" above;

          (C) concurrently, (x) to the Class A-I Notes, the Principal Payment Amount for the Group I Home Loans (y) to the Class A-II Notes, the Principal Payment Amount for the Group II Home Loans and
               (z) to the Class A-III Notes, the Principal Payment Amount for the Group III Home Loans, in the order and the priorities set forth below;

          (D) to the Class M-1 Notes, until the Class Principal Balance thereof is reduced to zero;

          (E) to the Class M-2 Notes, until the Class Principal Balance thereof is reduced to zero;

          (F) to the Class A-I-1 Notes any Unpaid Class A-I-1 Basis Risk Carryover Shortfall and to the Class A-III Notes, any Unpaid Class A-III Basis Risk Carryover Shortfall, in each case, together with interest thereon at the applicable Note Rate (without giving effect to the related Net WAC Cap Rate), pro rata on the basis of such unpaid amounts, until all such unpaid amounts have been reduced to zero;

          (G) to the Class B Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

          (H) any remainder to be distributed as described under "-- Overcollateralization Provisions" below.

     (2) For each Payment Date on and after the Stepdown Date and so long as a Trigger Event is not in effect:

          (A) to the Note Insurer, reimbursement for any prior draws made under the Policy, with interest to the extent not reimbursed as described under "--Payments of Interest" above;

          (B) to the Note Insurer, any amounts owed under the insurance agreement to the extent not paid as described under "--Payments of Interest" above;

          (C) concurrently, (x) to the Class A-I Notes, the Class A Principal Payment Amount for the Group I Home Loans (y) to the Class A-II Notes, the Class A Principal Payment Amount for the Group II Home Loans and (z) to the Class A-III Notes, the Class A Principal Payment Amount for the Group III Home Loans, in the order and priorities set forth below; provided, however, if the allocations in clauses (x), (y) and (z) of this clause (C) result in the Group III Required Overcollateralization Amount exceeding the Group III Overcollateralization Amount, then the Principal Payment Amount for the Group I Home Loans, Group II Home Loans and Group III Home Loans shall be aggregated and applied in the following order of priority: first, to the Class A-III Notes, until the Group III Overcollateralization Amount equals the Group III Required Overcollateralization Amount, and second, to the Class A-I Notes (in the order and priorities set forth below) and Class A-II Notes, pro rata in accordance with the amount of principal collected in respect of the Group I Home Loans and Group II Home Loans during the related Due Period;

          (D) to the Class M-1 Notes, the Class M-1 Principal Payment Amount until the Class Principal Balance thereof is reduced to zero;

          (E) to the Class M-2 Notes, the Class M-2 Principal Payment Amount until the Class Principal Balance thereof is reduced to zero;

          (F) to the Class A-I-1 Notes any Unpaid Class A-I-1 Basis Risk Carryover Shortfall and to the Class A-III Notes, any Unpaid Class A-III Basis Risk Carryover Shortfall, in each case, together with interest thereon at the applicable Note Rate (without giving effect to the related Net WAC Cap Rate), pro rata on the basis of such unpaid amounts, until all such unpaid amounts have been reduced to zero;

          (G) to the Class B Certificates, the Class B Principal Payment Amount until the Certificate Principal Balance thereof is reduced to zero; and

          (H) any remainder to be distributed as described under "-- Overcollateralization Provisions" below.

         The Principal Payment Amount for the Group I Home Loans or the Class A Principal Payment Amount for the Group I Home Loans, as applicable, is required to be distributed (subject to the proviso in clause (2)(C) above), first, concurrently to the Class A-I-1 Notes and Class A-I-2 Notes, on a pro rata basis in accordance with their outstanding Class Principal Balances, until the Class Principal Balances thereof have been reduced to zero, second, to the Class A-I-3 Notes, until the Class Principal Balance thereof is reduced to zero, and third, to the Class A-I-4 Notes, until the Class Principal Balance thereof is reduced to zero. The Principal Payment Amount for the Group II Home Loans or the Class A Principal Payment Amount for the Group II Home Loans, as applicable, is required to be distributed (subject to the proviso in clause (2)(C) above) to the Class A-II Notes, until the Class Principal Balance thereof is reduced to zero. The Principal Payment Amount for the Group III Home Loans or the Class A Principal Payment Amount for the Group III Home Loans, as applicable, is required to be distributed to the Class A-III Notes, until the Class Principal Balance thereof is reduced to zero.

     "Principal Funds" for any Home Loan Group and Payment Date are equal to:

     (a)  the sum, without duplication, of:

          (1) the scheduled principal collected in respect of the Home Loans in that Home Loan Group during the related Due Period;

          (2) prepayments collected in respect of the Home Loans in that Home Loan Group during the related Due Period;

          (3) the Principal Balance of each Home Loan in that Home Loan Group that was repurchased by the Originator during the related Due Period;

          (4) all Net Liquidation Proceeds in respect of the Home Loans in that Home Loan Group collected during the related Due Period (to the extent such Net Liquidation Proceeds relate to principal); and

          (5) all Post-Liquidation Proceeds collected in respect of the Home Loans in that Home Loan Group during the related Due Period (to the extent such Post-Liquidation Proceeds relate to principal), less

     (b) in the case of the Group III Home Loans, the aggregate amount of Group III Additional Advance Principal collected in respect of the Group III Home Loans during the related Due Period.

         "Group III Additional Advance Principal" means, for each Group III Home Loan and any Payment Date, the excess, if any, of (x) the aggregate amount collected in respect of such Group III Home Loan pursuant to clauses
(a)(1) through (a)(5) of the definition of Principal Funds above during the period commencing on the Cut-Off Date and ending on the last day of the related Due Period, over (y) the Cut-Off Date Principal Balance of such Group III Home Loan.

         "Principal Payment Amount," with respect to:

         (a) the Group I Home Loans and each Payment Date, is the sum of:

            (1) the Principal Funds in respect of the Group I Home Loans for such Payment Date; and

            (2) any Group I Extra Principal Payment Amount for such Payment
                Date; and

         (b) the Group II Home Loans and each Payment Date, is the sum of:

            (1) the Principal Funds in respect of the Group II Home Loans for such Payment Date; and

            (2) any Group II Extra Principal Payment Amount for such Payment
                Date; and

         (c) the Group III Home Loans and each Payment Date, is the sum of:

            (1) the Principal Funds in respect of the Group III Home Loans for such Payment Date; and

            (2) any Group III Extra Principal Payment Amount for such Payment
                Date.

         "Class A Principal Payment Amount" with respect to each Payment Date is the excess of:

         (a) the Class Principal Balance of the Class A Notes immediately prior to such Payment Date over

         (b) the lesser of (I) 57.00% of the aggregate Principal Balance of the Home Loans as of the last day of the related Due Period and (II) the aggregate Principal Balance of the Home Loans as of the last day of the related Due Period, minus the OC Floor, but in no event less than zero.

         "Class M-1 Principal Payment Amount" is the excess of:

         (1) the sum of:

            (a) the Class Principal Balance of the Class A Notes (after giving effect to the distributions of the Class A Principal Payment Amount for such Payment Date) and

            (b) the Class Principal Balance of the Class M-1 Notes immediately prior to such Payment Date over

         (2) the lesser of:

            (a) 72.00% of the aggregate Principal Balance of the Home Loans as of the last day of the related Due Period and

            (b) the aggregate Principal Balance of the Home Loans as of the last day of the related Due Period, minus the OC Floor, but in no event less than zero.

         "Class M-2 Principal Payment Amount" is the excess of:

         (1) of the sum of:

            (a) the Class Principal Balance of the Class A Notes (after giving effect to the distributions of the Class A Principal Payment Amount for such Payment Date);

            (b) the Class Principal Balance of the Class M-1 Notes (after giving effect to the distribution of the Class M-1 Principal Payment Amount for such Payment Date); and

            (c) the Class Principal Balance of the Class M-2 Notes immediately prior to such Payment Date over

         (2) the lesser of:

            (a) 82.00% of the aggregate Principal Balance of the Home Loans as of the last day of the related Due Period and

            (b) the aggregate Principal Balance of the Home Loans as of the last day of the related Due Period, minus the OC Floor, but in no event less than zero.

         "Class B Principal Payment Amount" is the excess of:

         (1) of the sum of

            (a) the Class Principal Balance of the Class A Notes (after giving effect to the distributions of the Class A Principal Payment Amount for such Payment Date);

            (b) the Class Principal Balance of the Class M-1 Notes (after giving effect to the distribution of the Class M-1 Principal Payment Amount for such Payment Date);

            (c) the Class Principal Balance of the Class M-2 Notes (after giving effect to the distributions of the Class M-2 Principal Payment Amount for such Payment Date); and

            (d) the Certificate Principal Balance of the Class B Certificates
                immediately prior to such Payment Date over

         (2) the aggregate Principal Balance of the Home Loans as of the last day of the related Due Period, minus the OC Floor, but in no event less than zero;

provided, however, that after the Class Principal Balances of the Class A, Class M-1 and Class M-2 Notes are reduced to zero, the Class B Principal Payment Amount for such Payment Date will equal 100% of the Principal Payment Amount for the Home Loans.

         "Extra Principal Payment Amount," with respect to each Payment Date, is the lesser of:

         (1) the excess, if any, of:

            (a) the Required Overcollateralization Amount for such Payment
                Date over

            (b) the Overcollateralization Amount (after giving effect to distributions of principal for such Payment Date other than any Extra Principal Payment Amount) for such Payment Date and

         (2) the Excess Cashflow for such Payment Date available therefor.

         "Excess Cashflow," with respect to any Payment Date, is the excess, if any, of the Interest Funds in respect all Home Loan Groups and Principal Funds in respect of all Home Loan Groups for such Payment Date over required payments of interest and principal (excluding any Extra Principal Payment Amount) on the Notes and Class B Certificates on such Payment Date.

         "Group I/II Required Overcollateralization Amount" means:

         o prior to the Stepdown Date, an amount equal to 6.0% of the aggregate Cut-Off Date Principal Balance of the Group I Home Loans and Group II Home Loans, and

         o on and after the Stepdown Date, an amount equal to 12.0% of the aggregate Principal Balance of the Group I Home Loans and Group II Home Loans as of the last day of the related Due Period;

in each case subject to a minimum amount equal to the Group I/II OC Floor and a maximum amount equal to the aggregate Principal Balance of the Group I Home Loans and Group II Home Loans as of the last day of the related Due Period.

         "Group I/II OC Floor" equals 0.50% of the aggregate Cut-Off Date Principal Balance of the Group I Home Loans and Group II Home Loans.

         "Group III OC Floor" equals 0.50% of the Cut-Off Date Principal Balance of the Group III Home Loans.

         "Group III Overcollateralization Amount", with respect to any Payment Date, is the excess, if any, of:

         (a) the aggregate Principal Balance of the Group III Home Loans as of the last day of the related Due Period, over

         (b) the Class Principal Balance of the Class A-III Notes as of such Payment Date (after taking into account the payment of principal on the Class A-III Notes on such Payment Date).

         "Group III Required Overcollateralization Amount" means:

         o prior to the Stepdown Date, an amount equal to 6.0% of the Cut-Off Date Principal Balance of the Group III Home Loans, and

         o on and after the Stepdown Date, an amount equal to 12.0% of the aggregate Principal Balance of the Group III Home Loans as of the last day of the related Due Period;

in each case subject to a minimum amount equal to the Group III OC Floor and a maximum amount equal to the aggregate Principal Balance of the Group III Home Loans as of the last day of the related Due Period;

         "OC Floor" equals 0.50% of the Cut-Off Date Principal Balance of the Home Loans.

         "Overcollateralization Amount," with respect to any Payment Date, is the excess, if any, of:

         (a) the aggregate Principal Balance of the Home Loans as of the last day of the related Due Period, over

         (b) the sum of the aggregate Class Principal Balance of the Notes and the Certificate Principal Balance of the Class B Certificates as of such Payment Date (after taking into account the payment of principal on such Notes and Certificates on such Payment Date).

"Class A Overcollateralization Deficit" with respect to any Payment Date on which the aggregate Class Principal Balance of the Class M Notes has been reduced to zero, is the excess, if any, of:

         (a) the aggregate Class Principal Balance of the Class A Notes (after taking into account the payment of principal on such Payment
             Date), over

         (b) the aggregate Principal Balance of the Home Loans as of the last day of the related Due Period.

         "Required Overcollateralization Amount" means, with respect to any Payment Date, the sum of the Group I/II Required Overcollateralization Amount and the Group III Required Overcollateralization Amount.

         "Stepdown Date" is the later to occur of:

         (1) the Payment Date in March 2004 or

         (2) the first Payment Date on which the aggregate Class Principal Balance of the Class A Notes is less than 57.00% of the aggregate principal balance of the Home Loans as of the last day of the related Due Period.

         A "Trigger Event," with respect to each Payment Date after the Stepdown Date, exists if (a) more than 10% of the Home Loans, by aggregate principal balance of the Home Loans as of the last day of the related Due Period, are 60 or more days delinquent (including loans in bankruptcy, loans in foreclosure and real estate owned) or (b) cumulative Realized Losses exceed the corresponding percentage of the Cut-Off Date Principal Balance of the Home Loans set forth below for such Payment Date:

                         Months from Cut-Off Date
                        37-48              11.00%
                        49-60              12.00%
                        61-84              14.00%
                  85 and thereafter        15.00%

Related Definitions

         Certificate Principal Balance: For the Class B Certificates, as of any date of determination, the balance equal to the Original Certificate Balance thereof reduced by (i) all amounts previously distributed to the Class B Certificates in reduction of the Certificate Principal Balance thereof on all prior Payment Dates and (ii) any Applied Realized Loss Amounts previously applied thereto. The Class R-1 and Class R-2 Certificates have no Certificate Principal Balance.

         Class Principal Balance: For each class of Notes, as of any date of determination, the balance equal to the Original Class Principal Balance thereof reduced by (i) all amounts previously paid to the Noteholders of such Class in reduction of the Class Principal Balance thereof on all previous Payment Dates and (ii) in the case of the Class M Notes only, any Applied Realized Loss Amounts previously applied thereto.

         Group I Home Loans: The Home Loans that correspond primarily to the Class A-I Notes, Class M Notes and Class B Certificates as further described in "The Home Loan Pool" in this prospectus supplement.

         Group II Home Loans: The Home Loans that correspond primarily to the Class A-II Notes as further described in "The Home Loan Pool" in this prospectus supplement.

         Group III Home Loans: The Home Loans that correspond primarily to the Class A-III Notes as further described in "The Home Loan Pool" in this prospectus supplement.

         Liquidated Home Loan: A defaulted Home Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related collateral securing such Home Loan, or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

         Net Liquidation Proceeds: With respect to any Payment Date, any cash amounts received in respect of Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of REO, whole loan sale or otherwise, and any other cash amounts received in connection with the management of the Mortgaged Properties related to defaulted Home Loans, in each case, net of any reimbursements to the Servicer and the Indenture Trustee made from such amounts for any unreimbursed Servicing Advances (including such Servicing Advances deemed to be nonrecoverable Servicing Advances) made and any other fees and expenses paid or owed to the Servicer, the Indenture Trustee, the Note Insurer or any other party in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties.

         Post-Liquidation Proceeds: Any proceeds received by the Servicer with respect to a Home Loan after the date on which such Home Loan becomes a Liquidated Home Loan.

         Original Certificate Principal Balance: The initial principal balance of the Class B Certificates on the Closing Date will equal $17,238,000.

         Original Class Principal Balance: The principal balance for each class of Notes on the Closing Date as set forth in the table on page S-3 in this prospectus supplement.

         Termination Price: An amount equal to the sum of (a) the sum of the aggregate outstanding Class Principal Balance of the Notes and the outstanding Certificate Principal Balance of the Class B Certificates plus all accrued and unpaid interest thereon at the applicable Note Rate or Certificate Rate, as applicable, (b) any Servicing Compensation due and unpaid, (c) any unreimbursed Servicing Advances, including such Servicing Advances deemed to be nonrecoverable and (d) all amounts due and owing to the Note Insurer.

Overcollateralization Provisions

         Credit enhancement with respect to each Class of Notes will be provided in part by overcollateralization. On the Closing Date the aggregate principal balance of the Notes and the Class B Certificates is expected to exceed the Pool Principal Balance by approximately 1.00%. A limited acceleration of the principal amortization of the Class A Notes relative to the principal amortization of the Home Loans has been designed, first, to eliminate such undercollateralization, and then to increase the Overcollateralization Amount over time by making additional payments of principal to the Noteholders from Excess Cashflow until the Overcollateralization Amount is equal to the Required Overcollateralization Amount. The Indenture requires that the Overcollateralization Amount be increased to, and thereafter maintained at, an amount equal to the Required Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of monthly Excess Cashflow. In addition, if on any Payment Date, principal collected in respect of the Group III Home Loans and available for distribution to the Class A-III Notes is insufficient to maintain the Group III Overcollateralization Amount at or above the Group III Required Overcollateralization Amount, amounts otherwise distributable in respect of principal on the Class A-I Notes and Class A-II Notes will first be distributed to the Class A-III Notes until the Group III Overcollateralization Amount equals the Group III Required Overcollateralization Amount, and the remainder will be distributed to the Class A-I Notes and Class A-II Notes as described in this prospectus supplement under "Description of the Notes -- Payments" and "--Overcollateralization Provisions."

         The application of monthly Excess Cashflow to reduce the aggregate Class Principal Balance of the Class A Notes on any Payment Date, other than the March 15, 2001 Payment Date, will have the effect of accelerating the amortization of the Class A Notes relative to the amortization of the Home Loans and of thereby creating and increasing the Overcollateralization Amount. The Excess Cashflow will be required to be applied as an Extra Principal Payment Amount as described below whenever the Overcollateralization Amount is less than the Required Overcollateralization Amount. If on any Payment Date, after giving effect to any Extra Principal Payment Amount, the sum of the aggregate Class Principal Balance of the Notes and the Certificate Principal Balance of the Class B Certificates exceed the aggregate Principal Balance of the Home Loans as of the last day of the related Due Period, the Certificate Principal Balance of the Class B Certificates and the Class Principal Balance of the Class M Notes (but not the Class A Notes) will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to such excess. Any such reduction is an "Applied Realized Loss Amount."

         If the Certificate Principal Balance of the Class B Certificates or the Class Principal Balance of any Class of Class M Notes is reduced, that Class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance or Class Principal Balance, as applicable, as so reduced. On subsequent Payment Dates, however, as described below, Excess Cashflow will be applied to reduce Unpaid Realized Loss Amounts (without interest) previously allocated to such Notes and Certificates in order of seniority.

         On each Payment Date, other than the March 15, 2001 Payment Date, the Excess Cashflow will be required to be distributed as follows:

              (1) the Extra Principal Payment Amount, to the Class A Notes, pro rata based on the aggregate Principal Balance of the Home Loans in the related Home Loan Group as of the first day of the related Due Period, in the order and priority described under "-- Payments of Principal" above without giving effect to the proviso to clause
         (2)(C) thereof; provided, however, if the allocations of Excess Cashflow to the Class A Notes in the priority described above result in the Group III Required Overcollateralization Amount exceeding the Group III Overcollateralization Amount, then the Extra Principal Payment Amount shall be applied pursuant to this clause (1) in the following order of priority: first, to the Class A-III Notes, until the Group III Overcollateralization Amount equals the Group III Required Overcollateralization Amount, and second, to the Class A-I Notes (in the order and priority described under "--Payments of Principal" above), and Class A-II Notes pro rata in accordance with the outstanding Principal Balance of the Home Loans in the related Home Loan Group as of the first day of the related Due Period;

              (2) to the Class M-1 Notes, any Interest Carry Forward Amount for such Class;

              (3) to the Class M-1 Notes, any Unpaid Realized Loss Amount for such Class;

              (4) to the Class M-2 Notes, any Interest Carry Forward Amount for such Class;

              (5) to the Class M-2 Notes, any Unpaid Realized Loss Amount for such Class;

              (6) to the Class B Certificates, any Interest Carry Forward Amount for such Class;

              (7) to the Class B Certificates, any Unpaid Realized Loss Amount for such Class; and

              (8) any Remaining Excess Cashflow, to the holder of the Class R-2 Certificates. ??? All Excess Cashflow for the March 15, 2001 Payment Date will be paid to the holder of the Class R-1 Certificate. In addition, on each Payment Date, all Group III Additional Advance Principal and Group III Additional Advance Interest received during the related Due Period shall be paid to the holder of the Class R-1 Certificate.

         "Applied Realized Loss Amount," with respect to the Class B Certificates or any Class of Class M Notes and as to any Payment Date, means the sum of the Realized Losses with respect to Home Loans which have been applied in reduction of the Certificate Principal Balance or Class Principal Balance of such Class, as applicable.

         "Basis Risk Carryover Shortfall" means the Class A-I-1 Basis Risk Carryover Shortfall or the Class A-III Basis Risk Carryover Shortfall, as applicable.

         "Class A-I-1 Basis Risk Carryover Shortfall" means, with respect to any Payment Date, the excess, if any of:

              (1) the amount of interest that the Class A-I-1 Notes would have been entitled to receive on such Payment Date (but not in excess of 14.00% per annum) had the Note Rate for the Class A-I-1 Notes not been calculated based on the related Net WAC Cap Rate, over

              (2) the amount of interest that the Class A-I-1 Notes received on such Payment Date based on the related Net WAC Cap Rate (but not in excess of 14.00% per annum).

         "Class A-III Basis Risk Carryover Shortfall" means, with respect to any Payment Date, the excess, if any of

              (1) the amount of interest that the Class A-III Notes would have been entitled to receive on such Payment Date (but not in excess of 14.00% per annum) had the Note Rate for the Class A-III Notes not been calculated based on the related Net WAC Cap Rate, over

              (2) the amount of interest that the Class A-III Notes received on such Payment Date based on the related Net WAC Cap Rate (but not in excess of 14.00% per annum).

         "Realized Loss" is the excess of the Principal Balance of a defaulted Home Loan over the Net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Unpaid Class A-I-1 Basis Risk Carryover Shortfall," with respect to the Class A-I-1 Notes and as to any Payment Date, is the excess of:

              (1) the aggregate amount of Class A-I-1 Basis Risk Carryover Shortfalls over

              (2) the sum of all payments in reduction of Class A-I-1 Basis Risk Carryover Shortfalls on all previous Payment Dates.

         "Unpaid Class A-III Basis Risk Carryover Shortfall," with respect to the Class A-III Notes and as to any Payment Date, is the excess of:

              (1) the aggregate amount of Class A-III Basis Risk Carryover Shortfalls over

              (2) the sum of all payments in reduction of Class A-III Basis Risk Carryover Shortfalls on all previous Payment Dates.

         "Unpaid Realized Loss Amount," with respect to the Class B Certificates or any Class of Class M Notes and as to any Payment Date, is the excess of:

              (1) Applied Realized Loss Amounts with respect to such Class over

              (2) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Payment Dates.

         Any amounts distributed to the Class B Certificates or a Class of Class M Notes in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance or Class Principal Balance of such Class, as applicable.

         In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on a Payment Date in the future, or in the event that an Excess Overcollateralization Amount (as defined below) otherwise exists, then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Notes on such Payment Date will instead be distributed to the holders of the Class R-2 Certificate (in each case as provided in the Sale and Servicing Agreement) on such Payment Date until the applicable Excess Overcollateralization Amount is reduced to zero. This may have the effect of decelerating the amortization of the Class A Notes, Class M Notes and Class B Certificates relative to the amortization of the Home Loans, and of reducing the Overcollateralization Amount to the Required Overcollateralization Amount. With respect to any Payment Date, the excess, if any, of (a) the Overcollateralization Amount on such Payment Date over (b) the Required Overcollateralization Amount for such Payment Date is the "Excess Overcollateralization Amount" with respect to such Payment Date.

Optional Redemption

         The Servicer may effect an early redemption of the Notes and purchase of the Certificates on any Payment Date on or after which the Pool Principal Balance declines to 10% or less of the Original Pool Principal Balance by depositing with the Indenture Trustee an amount equal to the Termination Price (the first such Payment Date, the "Initial Call Date"). This right is subject to the consent of the Note Insurer if the exercise thereof would result in a draw on the Policy. All such amounts will be paid first, to the Note Insurer, for all amounts due and owing to the Note Insurer, second, to the Indenture Trustee for the payment of any outstanding Indenture Trustee Fees or expenses due to the Indenture Trustee under the Transfer and Servicing Agreements, third, to the Servicer for payment of outstanding Servicing Fees, fourth, to the Servicer for payment of unreimbursed Servicing Advances (including such Servicing Advances deemed to be nonrecoverable), fifth, to the Noteholders in an amount equal to the aggregate of the aggregate outstanding Class Principal Balance of the Notes, plus all accrued and unpaid interest thereon at the applicable Note Rates, sixth, to the Class B Certificateholders in an amount equal to the outstanding Certificate Principal Balance thereof, plus all accrued and unpaid interest thereon at the Certificate Rate, and seventh, to the Class R-2 Certificateholder. On the first Payment Date after the Initial Call Date, the Note Rate of the Class A-I-4, Class A-II, Class M-1 and Class M-2 Notes will be increased by 0.50% per annum and the Margin on the Class A-III Notes will double if the early redemption is not effected.

Rights of Noteholders Upon Occurrence of Event of Default

         Events of default under the Indenture (the "Indenture Events of Default" and together with the Servicer Events of Default, the "Events of Default") will include, without limitation (i) default for a period in excess of five days in the payment of any interest on any Note or default in the payment of the entire Class Principal Balance of any Note on the Final Stated Maturity Date; (ii) default in the observance or performance of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty of the Trust made in the Indenture or the Sale and Servicing Agreement which is not eliminated or otherwise cured, for a period of 30 days after notice to the Trust; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Trust and certain actions by the Trust indicating insolvency, reorganization or inability to pay its obligations or if the Trust shall dissolve or liquidate, in whole or in part, in any material respect.

         Under the Indenture, a failure to pay the full amount of the portion of the Current Interest within five days of the Payment Date on which such payment is due (without regard to the amount of Available Funds) will constitute an Event of Default. Until the Notes have been declared due and payable upon an Event of Default, the holders of the Certificates may not request the Indenture Trustee to take any action, other than the application of Available Funds to principal and interest as provided in the Transfer and Servicing Agreements, and may not otherwise take or cause any action to be taken to enforce the obligation of the Trust to pay principal and interest on the Certificates. If the Event of Default also constitutes a Servicer Event of Default, the Trust or the Note Insurer may have the right to terminate the Servicer.

         Subject to the conditions specified herein under "Description of the Transfer and Servicing Agreements - Duties of Owner Trustee and Indenture Trustee", upon the occurrence of an Indenture Event of Default, holders of the Notes representing more than 66 2/3% of the then outstanding principal amount of Notes may, with the consent of the Note Insurer and subject to its acceleration and waiver rights, exercise their remedies under the Indenture. These remedies include the right to cause accrued interest and principal on the outstanding Notes to be paid (either in lump sum in redemption of the Notes or from monthly collections on the Home Loans) in accordance with the priorities described in this prospectus supplement (an "acceleration"). On each Payment Date on and after any such acceleration of the Notes, and following the reduction to zero of the Class Principal Balance of all Classes of Notes, any remaining available funds will be applied in repayment, first, of all other amounts owed on the Notes, second, to pay the Note Insurer and, third, any remaining amounts will be paid to the Certificateholders. Such remedies will also include the right to direct the Indenture Trustee's actions under the Indenture unless such right is otherwise granted to holders of the Notes after an acceleration of the Notes and to consent to the sale of the assets pledged to secure the Notes. See "Description of the Securities - The Indenture" in the accompanying Prospectus.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of the Home Loan Purchase Agreements, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Backup Servicing Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Agreements" in the Prospectus.

Sale and Assignment of the Home Loans

         On the Closing Date, (i) the Transferor will purchase the Home Loans from the Originator pursuant to the Originator Home Loan Purchase Agreement,
(ii) the Depositor will purchase the Home Loans from the Transferor pursuant to the Transferor Home Loan Purchase Agreement and (iii) the Trust will purchase the Home Loans from the Depositor pursuant to the Sale and Servicing Agreement. The Trust will, concurrently with such sale of the Home Loans, deliver or cause to be delivered the Securities to the Depositor. The Trust will pledge and assign the Home Loans to the Indenture Trustee in exchange for the Notes. Each Home Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement.

         In addition, the Originator will, as to each Home Loan, deliver to the Indenture Trustee the related mortgage note endorsed to the order of the Indenture Trustee without recourse, any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in the name of the Indenture Trustee in recordable form, and any intervening assignments of the Mortgage (each, collectively, a "Home Loan File"). Assignments of the Mortgages to the Indenture Trustee will be recorded in the real property records for those states in which such recording is deemed necessary to protect the Trust and the Indenture Trustee's interest in the Home Loans against the claims of certain creditors of the Originator or subsequent purchasers. In these circumstances, the Originator will deliver such assignments to the Indenture Trustee after recordation. In the event that, with respect to any Home Loan as to which recordation of the related assignment is required, the Originator cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Originator will deliver or cause to be delivered to the Indenture Trustee a certified true photocopy of such Mortgage or assignment. The Originator will deliver or cause to be delivered to the Indenture Trustee any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Indenture Trustee will review (or cause to be reviewed) each Home Loan File within 90 days after the conveyance of the related Home Loan to the Trust to ascertain that all required documents have been executed and received. Furthermore, on or before the closing date, the Indenture Trustee shall receive a list of loans, which shall include, for each loan: the Cut-Off Date Principal Balance, the amount of monthly payments due on the loan, the loan interest rate and the maturity date.

Servicing

         In consideration for the performance of the loan servicing functions for the Home Loans, the Servicer is entitled to a monthly fee (the "Servicing Fee") equal to 0.75% per annum (the "Servicing Fee Rate") of the Pool Principal Balance as of the first day of the Due Period for the related Payment Date. The fees of the Owner Trustee will be paid by the Trust. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, late payment charges and any other servicing-related penalties and fees (collectively, such additional compensation and Servicing Fee, the "Servicing Compensation").

         In the event of a delinquency or default with respect to a Home Loan, neither the Servicer nor any other person will have an obligation to advance scheduled monthly payments of principal or interest with respect to such Home Loan. However, the Servicer will make reasonable servicing advances with respect to the Home Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described herein (including such Servicing Advances deemed to be nonrecoverable). Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and insurance. Any Servicing Advances by the Servicer will be netted from the Available Collection Amount prior to any payments to Noteholders, as described under "- Collection Account and Note Payment Account" below.

Servicer Events of Default

         "Servicer Events of Default" will consist of, subject to applicable cure periods, without limitation: (i) any failure of the Servicer to deposit in the Collection Account any amount required to be deposited under the Sale and Servicing Agreement, which failure continues unremedied for five Business Days; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which failure continues unremedied for a period of 30 days after notice; (iii) the loss or delinquency experience with respect to the Home Loans exceeds certain levels as specified in the Sale and Servicing Agreement; (iv) any unpermitted assignment or attempt to assign the duties or rights of the Servicer under the Sale and Servicing Agreement (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations or the Servicer shall dissolve or liquidate, in whole or part, in any material respect; and (vi) failure of the Servicer to qualify as an eligible servicer under the Sale and Servicing Agreement.

         If a Servicer Event of Default occurs, the Indenture Trustee may, with the consent of the Note Insurer, and at the direction of (i) the Note Insurer or (ii) if the Class A Notes have been paid in full and all amounts owed to the Note Insurer under the insurance agreement have been paid in full, a majority in interest of the Noteholders and the Certificateholders, shall, remove the Servicer. The Servicer may resign, only in accordance with the terms of the Sale and Servicing Agreement. In addition, (i) the holder of the Class R-2 Certificate shall have the right, at its option, to cause a transfer of servicing and (ii) Conseco Finance Corp. shall have the right, at its option, to transfer its servicing rights to another servicer, in each case with the consent of the Note Insurer and the rating agencies, but without the consent of the Noteholders and subject to any conditions specified in the sale and servicing agreement. No removal, resignation or transfer shall become effective until the Backup Servicer, the Indenture Trustee or a successor servicer acceptable to the Indenture Trustee, the Note Insurer and the Rating Agencies shall have assumed the Servicer's responsibilities and obligations in accordance therewith.

Backup Servicing

         EMC Mortgage Corporation has agreed to act as backup servicer (in such capacity, the "Backup Servicer") pursuant to the Backup Servicing Agreement. Pursuant to the Backup Servicing Agreement, the Backup Servicer shall agree to be ready, willing and able to assume the duties of Servicer under the Sale and Servicer Agreement in the event the Note Insurer appoints the Backup Servicer as successor Servicer. In consideration for the performance of the backup servicing function, the Backup Servicer is entitled to a fee (the "Backup Servicing Fee") equal to 0.05% per annum (the "Backup Servicing Fee Rate") of the Pool Principal Balance as of the first day of the Due Period for the related Payment Date.

Collection Account and Note Payment Account

         The Servicer is required to deposit in an Eligible Account (the "Collection Account"), within two Business Days of receipt, all payments received after the Cut-Off Date on account of principal and interest on the Home Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Home Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes and purchase of the Certificates. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Home Loans on or before the Cut-Off Date. The Indenture Trustee will be entitled to withdraw the Servicing Compensation, Servicing Advances and any unreimbursed Servicing Fees and Servicing Advances from the Collection Account or net such amounts prior to deposit. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement.

         Amounts on deposit in the Collection Account will be invested in Permitted Investments at the direction of the Servicer.

         The Indenture Trustee will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Payment Account"). The Indenture Trustee will be entitled to withdraw from the Note Payment Account the Indenture Trustee Fee and any expenses due to it under the Transfer and Servicing Agreements.

The Owner Trustee and Indenture Trustee

         The Owner Trustee, the Co-Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, which will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

         The Owner Trustee, the Co-Owner Trustee, and the Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor thereto. The Noteholders may also remove the Owner Trustee, the Co-Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Depositor will be obligated to appoint a successor Owner Trustee, a successor Co-Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee, the Co-Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

         In consideration for the performance of its duties and obligations under the Transfer and Servicing Agreements, the Indenture Trustee is entitled to a monthly fee (the "Indenture Trustee Fee") equal to 0.005% per annum of the Pool Principal Balance as of the first day of the Due Period for the related Payment Date. The Owner Trustee is entitled to a fee (the "Owner Trustee Fee"), payable annually, equal to $2,500.

         The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by Conseco Finance Corp. for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee, in connection with the performance of its duties and obligations or the exercise of its rights under any of the Transfer and Servicing Agreements, in whatever capacity it is acting under any of such Transfer and Servicing Agreements, not resulting from its own willful misfeasance, bad faith or gross negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

         The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the execution and authentication thereof), the Notes or any Home Loans or related documents, and will not be accountable for the use or application by the Originator, the Transferor or the Servicer of any funds paid to the Originator, the Transferor or the Servicer in respect of the Notes or the Home Loans, or the investment of any monies by the Servicer of funds in the Collection Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Transfer and Servicing Agreements which failure constitutes an Event of Default, unless the Owner Trustee obtains actual knowledge of such failure.

         The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any holder of the Certificates, unless such Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Note Insurer, Noteholders and Indenture Trustee, no Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the Holders of the Certificates have made a written request upon the Owner Trustee to institute such proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any such proceedings.

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than the execution and authentication thereof) or any Home Loans or related documents, and will not be accountable for the use or application by the Originator, the Transferor, the Servicer or the Owner Trustee of any funds paid to the Originator, the Transferor, the Servicer or the Owner Trustee in respect of the Notes or the Home Loans, or the investment of any monies by the Servicer of funds in the Collection Account. So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Transfer and Servicing Agreements, which failure constitutes an Event of Default under the Transfer and Servicing Agreements, unless the Indenture Trustee obtains actual knowledge of such failure.

         The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and
(i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) Noteholders evidencing not less than 25% of the outstanding amount of each such Class of Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings. See "Description of the Notes - Rights of Noteholders Upon Occurrence of Event of Default" herein.

Modification of Indenture

         With the consent of the holders of a majority of the outstanding Class Principal Balance of Notes, and the Note Insurer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify, except as provided below, in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected by that modification and the Note Insurer, however, no supplemental indenture will:

o Change the due date of any installment of principal of or interest on any Note or reduce its Class Principal Balance, its interest rate specified or change any place of payment where or the coin or currency in which any note or any of its interest is payable;

o Impair the right to institute suit for the enforcement of some provisions of the Indenture regarding payment;

o Reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with some provisions of the Indenture or of some defaults thereunder and their consequences as provided for in the Indenture;

o Decrease the percentage of the aggregate Class Principal Balance of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate Class Principal Balance of Notes necessary to amend the Indenture to some other related agreements;

o Modify any of the provisions of the Indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note, including the calculation of any of the individual components of the calculation; or

o Permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Note Insurer and without obtaining the consent of the Noteholders, for the purpose of, among other things, curing any ambiguity, correcting any error, or correcting or supplementing any provision in the Indenture that may be inconsistent with any other provision in this prospectus supplement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

         No principal payments will be made on any Class of Notes on any Payment Date until the Class Principal Balance of each Class of Notes having a higher principal payment priority received all principal to which it is entitled for such Payment Date. See "Description of the Notes - Payments" herein. As the rate of payment of principal of the Notes depends primarily on the rate and timing of payment (including prepayments) of the principal balance of the Home Loans, final payment of any Class of Notes could occur significantly earlier than the applicable Final Scheduled Maturity Date. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes. No prediction can be made as to the rate or timing of prepayments on the Home Loans in either stable or changing interest rate environments. Any reinvestment risk due to the rate of prepayment of the Home Loans will be borne entirely by Noteholders.

         The subordination of each Class of Notes having a lower principal payment priority to each Class of Notes having a higher principal payment priority will provide limited protection to Holders of the Notes against losses on the Home Loans. If the actual rate and amount of losses experienced on the Home Loans exceed the rate and amount of such losses anticipated by an investor, the yields to maturity (or to redemption, as described under "Description of the Notes - Optional Redemption" herein) on such Subordinated Notes may be lower than anticipated.

         Approximately 0.23%, 3.66% and 37.16% of the Group I Home Loans, Group II Home Loans and the Group III Home Loans, respectively, have prepayment penalties. Approximately 1.70% of the Group I Home Loans and Group II Home Loans in the aggregate have prepayment penalties. The rate of prepayment on the Home Loans cannot be accurately predicted. The prepayment experience of the Trust with respect to the Home Loans may be affected by a wide variety of factors, including, without limitation, economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on the Home Loans. Generally, however, because the Group I Home Loans and Group II Home Loans bear interest at fixed rates, and the rate of prepayment on fixed rate loans is sensitive to prevailing interests rates, if prevailing interest rates fall significantly below the interest rates on the Group I Home Loans or the Group II Home Loans, the Group I Home Loans or the Group II Home Loans, as applicable, are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the related Home Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Group I Home Loans or the Group II Home Loans, as applicable, the rate of prepayments on the related Home Loans would be likely to decrease. No representations are made as to the particular factors that will affect the prepayment of the Home Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Home Loan that will be paid as of any date.

         No prediction can be made as to future levels of LIBOR or the Prime Rate or as to the timing of any changes therein. The yields of the Class A-I-1 Notes and Class A-III Notes will be affected by LIBOR and, in the case of the Class A-III Notes, the Prime Rate. In addition, the holders of the Class A-I-1 Notes and Class A-III Notes will absorb the yield risk associated with a possible elimination or inversion of the spread between the Class A-I-1 Note Rate and Class A-III Note Rate (which rates, except as otherwise provided, are based on LIBOR) and are subject to the related Net WAC Cap Rate. If such spread disappears (i.e., if LIBOR plus the applicable Margin exceeds the lesser of 14.00% per annum and the related Net WAC Cap Rate), then the Class A-I-1 Note Rate or the Class A-III Note Rate, as applicable, for such Payment Date will be limited to such lower rate.

         Because the loan rates on the Group I Home Loans and the Group II Home Loans and the Note Rates on the Class A-I Notes (other than the Class A-I-1 Notes), Class A-II Notes and Class M Notes are fixed as set forth under "Description of the Notes--Interest Payments" in this prospectus supplement, these rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to these Notes were to rise, the market value of these Notes may decline.

         The Class A-I-1 Notes and Class A-III Notes may not always receive interest at a rate equal to LIBOR plus the applicable Margin. If LIBOR plus the applicable Margin increases to greater than the lesser of 14.00% per annum and the related Net WAC Cap Rate, the Note Rate on the Class A-I-1 Notes or Class A-III Notes, as applicable, will be subject to the applicable Net WAC Cap Rate. To the extent that the Note Rate for the Class A-I-1 Notes or the Class A-III Notes is limited by the related Net WAC Cap Rate, the resulting Class A-I-1 Basis Risk Carryover Shortfall or Class A-III Basis Risk Carryover Shortfall, as applicable, will carry forward, with interest at the applicable Note Rate (without giving effect to the related Net WAC Cap Rate) and will be payable only from the available excess cashflow, if any, as described in this prospectus supplement under "Description of the Notes - Overcollateralization Provisions." The Policy will not cover any such Basis Risk Carryover Shortfalls. Basis Risk Carryover Shortfalls may remain unpaid on the Initial Call Date or the related Final Scheduled Maturity Date.

         The rate of principal payments on the Notes, the aggregate amount of distributions on the Notes and the yields to maturity of the Notes will be directly affected by the rate and timing of principal reductions on the Home Loans. Such principal reductions may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other disposition. On any Payment Date on or after the Payment Date on which the Pool Principal Balance declines to 10% or less of the Original Pool Principal Balance, the Class R-2 Certificateholder may effect a redemption of the Notes and purchase of the Certificates as described herein under "Description of the Notes - Optional Redemption"

         The rate and timing of principal payments on and the weighted average lives of the Class A-I Notes, Class M Notes, Class A-II Notes and Class A-III Notes will be affected primarily by the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases) on the Group I Home Loans, in the case of the Class A-I Notes and Class M Notes, Group II Home Loans, in the case of the Class A-II Notes, and Group III Home Loans, in the case of the Class A-III Notes. However, as a result of the cash flow provisions herein, (i) Interest Funds from one loan group may be applied to cover principal losses in one or more other loan groups and (ii) Interest Funds from all loan groups may be applied to build overcollateralization with respect to the Notes. In addition, once the Class Principal Balances of the Class A Notes related to a loan group have been reduced to zero, principal payments in respect of the loan group will be distributed to the remaining class or classes of Notes related to the other loan groups until their Class Principal Balances have been reduced to zero.

         In addition, if on any Payment Date, principal collected in respect of the Group III Home Loans and available for distribution to the Class A-III Notes is insufficient to maintain the Group III Overcollateralization Amount at or above the Group III Required Overcollateralization Amount, amounts otherwise distributable in respect of principal on the Class A-I Notes and Class A-II Notes will first be distributed to the Class A-III Notes until the Group III Overcollateralization Amount equals the Group III Required Overcollateralization Amount, and the remainder will be distributed to the Class A-I Notes and Class A-II Notes as described in this prospectus supplement under "Description of the Notes -- Payments" and "--Overcollateralization Provisions."

         The "weighted average life" of a Class of Notes refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Class is repaid. The weighted average life of each Class of Notes will be influenced by, among other factors, the rate at which principal reductions occur on the Home Loans in the related loan group as described herein. If substantial principal prepayments on the Home Loans in a loan group are received as a result of unscheduled payments, liquidations or repurchases, payments to the related Noteholders due to such prepayments may significantly shorten the weighted average lives of their Notes. If the Home Loans in a loan group experience delinquencies and defaults in the payment of principal, then the related Noteholders will experience a delay in the receipt of principal payments attributable to such delinquencies and defaults, which in certain instances may result in longer actual average weighted lives of their Notes than would otherwise be the case. Interest shortfalls on the Home Loans due to principal prepayments in full and curtailments, and any resulting shortfall in amounts payable on the Notes, will be covered to the extent of amounts available from the applicable credit enhancement. See "Risk Factors - Potential Inadequacy of Credit Enhancement" herein.

         The weighted average life and yield to maturity of each Class of Notes will also be influenced in varying degrees by the amount of Excess Cashflow generated by the Home Loans and applied in reduction of the Class Principal Balances of such Notes. The level of Excess Cashflow available on any Payment Date to be applied in reduction of the Class Principal Balances of the Notes will be influenced by, among other factors:

         (1) the applicable overcollateralization amount at such time (i.e., the extent to which interest on the Home Loans is accruing on a higher principal balance than the Class Principal Balance of the Notes),

         (2) the delinquency and default experience of the Home Loans, and

         (3) the provisions of the Sale and Servicing Agreement that permit any principal to be distributed to the Certificates (as provided in the Sale and Servicing Agreement) when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Cashflow are distributed in reduction of the Class Principal Balance of a Class of Class A Notes, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Cashflow distributed at any time or in the aggregate. See "Description of the Notes--Overcollateralization Provisions" herein.

         The rate and timing of principal payments on the Home Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Substantially all of the Home Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Home Loan, or (ii) such enforcement is not permitted by applicable law. In certain cases, the Servicer may, in a manner consistent with its servicing practices, simply release its lien on the existing collateral, leaving the related Home Loan unsecured. In such event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Home Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

         Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

         The yield to maturity of the Notes will depend, in part, on whether, to what extent, and the timing with respect to which, any Extra Principal Payment Amount is used to accelerate payments of principal on these Notes or the Required Overcollateralization Amount is reduced. The amount of the Extra Principal Payment Amount paid to the Class A or Class M Notes on any Payment Date will be affected by, among other things, delinquencies on the Home Loans, and the level of LIBOR, to the extent the Class A-I-1 or Class A-III Notes are outstanding. See "Description of the Notes - Payments" in this prospectus supplement.

         The rate of delinquencies and defaults on the Home Loans and of recoveries, if any, on defaulted Home Loans and foreclosed properties will affect the rate and timing of principal payments on the Home Loans, and, accordingly, the weighted average lives of the Notes, and could cause a delay in the payment of principal to the holders of Notes. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Home Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of Home Loans. The rate of default on Home Loans with high loan-to-value ratios, or on Home Loans secured by junior liens, may be higher than that of Home Loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. See "The Home Loan Pool" herein. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans differ in material respects from the Home Loans and such data may not be reflective of conditions applicable to the Home Loans. No significant historical prepayment data is generally available with respect to the types of Home Loans included in the Home Loan Pool or similar types of loans, and there can be no assurance that the Home Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Home Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Home Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Home Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Home Loan Pool include the relative creditworthiness of the borrowers, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination most of the Home Loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers may have less opportunity to refinance the indebtedness secured by the related Mortgaged Properties, including the Home Loans, and a lower prepayment rate may result for the Home Loan Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. However, the availability of credit from an increased number of lenders making loans similar to the Home Loans may result in faster rates of prepayment of the Home Loans than would otherwise be the case. In addition, any increase in the market values of Mortgaged Properties, and the resulting decrease in the combined loan-to-value ratios of the related Home Loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

Reinvestment Risk

         During periods of falling interest rates, Noteholders may receive an increased amount of principal payments at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Notes. Conversely, during periods of rising interest rates, Noteholders are likely to receive a decreased amount of principal payments at a time when such holders may have an opportunity to reinvest such payments in investments having a yield and rating comparable to the Notes.

Maturity Dates

         The "Final Scheduled Maturity Date" of each Class of Notes is set forth in the table at the beginning of the summary. The Final Scheduled Maturity Date for the Class A-I-1 Notes, Class A-I-2 Notes and Class A-I-3 Notes was determined by calculating the final Payment Date with respect to each such Class on the basis of the Modeling Assumptions and an assumed constant prepayment rate of 0% of the Prepayment Assumption (as defined herein), and no required overcollateralization. The Final Scheduled Maturity Date for each other Class of Notes is February 15, 2031. The actual maturity of any Class of Notes may be significantly earlier than the applicable Final Scheduled Maturity Date. The "Final Stated Maturity Date" of each Class of Notes is February 15, 2031.

Weighted Average Lives

         Generally, greater than anticipated prepayments of principal will increase the yield on Notes purchased at a price less than par. Generally, greater than anticipated prepayments of principal will decrease the yield on Notes purchased at a price greater than par. The effect on an investor's yield due to principal payments on the Home Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Notes will also be affected by the amount and timing of delinquencies and defaults on the Home Loans and the recoveries, if any, on Home Loans and foreclosed properties.

         The following information illustrates the effect of prepayments of the Home Loans on the weighted average lives of the Notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Home Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the Originator).

         Prepayments on loans such as the Home Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 0.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximately 2.181818% (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the loans, a CPR of 24% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments), 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Home Loans. The Depositor does not make any representations about the appropriateness of the Prepayment Assumption or the CPR model.

         Modeling Assumptions. For purposes of preparing the tables below, the actual characteristics of the Home Loans as of the Cut-Off Date have been used and the following assumptions (the "Modeling Assumptions") have been made: (i) all scheduled payments on the Home Loans are timely received on the first day of each month, commencing February 1, 2001; (ii) there are no defaults, losses or delinquencies on the Home Loans; (iii) the Home Loans prepay monthly at the respective specified constant annual percentages of CPR specified in the table; (iv) the Closing Date is March 9, 2001; (v) all principal prepayments represent prepayments in full of the Home Loans and include 30 days of interest thereon; (vi) there are no repurchases of or substitutions for the Home Loans; (vii) except as indicated with respect to the weighted average lives, the clean-up call is not exercised; (viii) in the case of the adjustable rate mortgage loan, each mortgage loan bears interest at the applicable current mortgage rate specified in the table below until the next applicable interest adjustment date and thereafter bears interest at the sum of the applicable index and margin specified in the table below; (ix) none of the indices on the mortgage loans are converted into a new index; (x) no early redemption of the Notes is effected (except in the case of "Weighted Average Life with Optional Redemption"); (xi) cash distributions are received by the Noteholders on the 15th day of each month, commencing in March 2001;(xii) the aggregate fees payable by the Trust, exclusive of the premium on the Policy, equal 0.80% per annum; and (xiii) the Home Loans have the approximate characteristics described below.

GROUP I

                                                        Original               Original               Remaining
                                  Gross               Amortization              Term to                Term to
       Principal                  Loan                    Term                 Maturity               Maturity
        Balance                   Rate                  (Months)               (Months)               (Months)
     $ 1,590,964.59              13.292%                   360                     178                    163
     $20,130,924.02              14.093%                   114                     114                    100
     $56,477,799.15              14.149%                   179                     179                    159
     $70,078,244.13              14.947%                   239                     239                    226
     $88,409,173.76              13.321%                   300                     300                    289


GROUP II

                                                        Original               Original               Remaining
                                  Gross               Amortization              Term to                Term to
        Principal                  Loan                   Term                 Maturity               Maturity
         Balance                   Rate                 (Months)               (Months)               (Months)
      $    358,604.06             13.729%                  360                   207                    200
      $ 46,536,102.69             16.609%                  110                   110                     97
      $ 66,847,763.37             16.625%                  179                   179                    169
      $114,441,335.89             17.475%                  239                   239                    230
      $ 88,061,780.40             16.040%                  300                   300                    291


GROUP III

                                                   Original           Original           Remaining
                                 Gross           Amortization         Term to             Term to
       Principal                 Loan                Term             Maturity           Maturity       Gross
        Balance                  Rate              (Months)           (Months)           (Months)       Margin           Index
     $15,948,830.26            18.530%                 180               180                 173           9.598%        PRIME


           In addition, it is assumed that the following indices have the following per annum values:

One Month LIBOR.......................................                 5.2925%
Prime Rate............................................                 8.5000%


The tables on the following pages indicate the percentage of the Original Class Principal Balance of each Class of Notes that would be outstanding at each of the dates shown at the specified percentages of the Prepayment Assumption and the corresponding weighted average life of each Class of Notes. These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans). There are discrepancies between the characteristics of the actual Home Loans and the characteristics of the Home Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of Class Principal Balances outstanding and weighted average lives of the Notes set forth in the tables. In addition, since the actual Home Loans have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Notes may be made earlier or later than as indicated in the tables.

         The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

   Percent of Initial Class Principal Balance Outstanding at the Following
                   Percentages of the Prepayment Assumption

                                              Class A-I-1                                         Class A-I-2
Payment Date                0%      50%      75%      100%    125%     150%     0%       50%     75%     100%     125%     150%
------------                --      ---      ---      ----    ----     ----     --       ---     ---     ----     ----     ----
Initial Percentage.....     100%    100%     100%     100%    100%     100%    100%      100%    100%    100%      100%     100%
February 15, 2002......      85      64       54       44      35       25      85        64      54      44        35       25
February 15, 2003......      81      43       26       10       0        0      81        43      26      10         0        0
February 15, 2004......      77      25        3        0       0        0      77        25       3       0         0        0
February 15, 2005......      72       8        0        0       0        0      72         8       0       0         0        0
February 15, 2006......      66       0        0        0       0        0      66         0       0       0         0        0
February 15, 2007......      59       0        0        0       0        0      59         0       0       0         0        0
February 15, 2008......      51       0        0        0       0        0      51         0       0       0         0        0
February 15, 2009......      42       0        0        0       0        0      42         0       0       0         0        0
February 15, 2010......      36       0        0        0       0        0      36         0       0       0         0        0
February 15, 2011......      30       0        0        0       0        0      30         0       0       0         0        0
February 15, 2012......      23       0        0        0       0        0      23         0       0       0         0        0
February 15, 2013......      14       0        0        0       0        0      14         0       0       0         0        0
February 15, 2014......       4       0        0        0       0        0       4         0       0       0         0        0
February 15, 2015......       0       0        0        0       0        0       0         0       0       0         0        0
Weighted Average
Life to Maturity
In Years...............     6.9     1.9      1.3      1.0     0.8      0.6     6.9       1.9     1.3      1.0      0.8      0.6
Weighted Average Life
to Call In Years.......     6.9     1.9      1.3      1.0     0.8      0.6     6.9       1.9     1.3      1.0      0.8      0.6

The weighted average life to maturity of a Note is determined by (i) multiplying the net reduction, if any, of the Class Principal Balance of the Note by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Class Principal Balance of the Note described in (i) above.

This table has been prepared based on the Modeling Assumptions, which may differ from the actual characteristics and performance of the Home Loans. This table should be read in conjunction with these structuring assumptions.

* Indicates a number that is greater than zero but less than 0.5%.


         Percent of Initial Class Principal Balance Outstanding at the
              Following Percentages of the Prepayment Assumption

                                                    Class A-I-3                                   Class A-I-4

Payment Date               0%       50%     75%      100%     125%     150%    0%       50%      75%     100%     125%     150%
------------               --       ---     ---      ----     ----     ----    --       ---      ---     ----     ----     ----
 Initial Percentage.....   100%     100%    100%     100%     100%     100%    100%     100%     100%     100%    100%     100%
 February 15, 2002......   100      100     100      100      100      100     100      100      100      100     100      100
 February 15, 2003......   100      100     100      100       78       13     100      100      100      100     100      100
 February 15, 2004......   100      100     100       27        0        0     100      100      100      100      64       18
 February 15, 2005......   100      100      60        9        0        0     100      100      100      100      64       18
 February 15, 2006......   100       84      19        0        0        0     100      100      100       78      53       18
 February 15, 2007......   100       48       0        0        0        0     100      100       89       58      36       18
 February 15, 2008......   100       17       0        0        0        0     100      100       70       42      25       14
 February 15, 2009......   100        0       0        0        0        0     100       92       54       30      17       10
 February 15, 2010......   100        0       0        0        0        0     100       78       43       23      12        7
 February 15, 2011......   100        0       0        0        0        0     100       66       34       17       9        3
 February 15, 2012......   100        0       0        0        0        0     100       55       26       13       7        0
 February 15, 2013......   100        0       0        0        0        0     100       45       21       10       3        0
 February 15, 2014......   100        0       0        0        0        0     100       36       16        7       0        0
 February 15, 2015......    87        0       0        0        0        0     100       28       12        5       0        0
 February 15, 2016......    67        0       0        0        0        0     100       23        9        2       0        0
 February 15, 2017......    45        0       0        0        0        0     100       18        7        0       0        0
 February 15, 2018......    19        0       0        0        0        0     100       14        6        0       0        0
 February 15, 2019......     0        0       0        0        0        0      91       11        2        0       0        0
 February 15, 2020......     0        0       0        0        0        0      65        7        0        0       0        0
 February 15, 2021......     0        0       0        0        0        0      54        6        0        0       0        0
 February 15, 2022......     0        0       0        0        0        0      45        3        0        0       0        0
 February 15, 2023......     0        0       0        0        0        0      35        *        0        0       0        0
 February 15, 2024......     0        0       0        0        0        0      23        0        0        0       0        0
 February 15, 2025......     0        0       0        0        0        0       3        0        0        0       0        0
 February 15,. 2026.....     0        0       0        0        0        0       0        0        0        0       0        0
 Weighted Average Life
 to Maturity In Years...  15.7      6.0     4.2      3.0      2.2      1.8    20.7     12.3      9.4      7.3     5.5      3.6
 Weighted Average
 Life to Call In
 Years..................  15.7      6.0     4.2      3.0      2.2      1.8    20.1     11.0      8.1      6.2     4.6      2.9

The weighted average life to maturity of a Note is determined by (i) multiplying the net reduction, if any, of the Class Principal Balance of the Note by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Class Principal Balance of the Note described in (i) above.

This table has been prepared based on the Modeling Assumptions, which may differ from the actual characteristics and performance of the Home Loans. This table should be read in conjunction with these structuring assumptions.

* Indicates a number that is greater than zero but less than 0.5%.


         Percent of Initial Class Principal Balance Outstanding at the
              Following Percentages of the Prepayment Assumption

                                               Class A-II                                       Class A-III
Payment Date               0%       50%      75%      100%     125%    150%    0%      50%      75%     100%     125%     150%
------------               --       ---      ---      ----     ----    ----    --      ---      ---     ----     ----     ----
Initial Percentage......   100%     100%     100%     100%     100%    100%    100%     100%     100%    100%     100%    100%
February 15, 2002.......    89       76       69       62       55      49      91       81       75      70       64      59
February 15, 2003.......    87       61       50       39       29      20      90       69       59      51       42      35
February 15, 2004.......    84       49       35       22       11       2      87       58       46      36       27      20
February 15, 2005.......    81       38       27       20       11       2      85       49       37      27       20      14
February 15, 2006.......    77       30       21       14        9       2      81       41       29      20       13       9
February 15, 2007.......    73       26       16       10        6       2      78       34       23      14        9       5
February 15, 2008.......    68       21       13        7        4       2      73       29       18      10        6       3
February 15, 2009.......    63       18       10        5        2       1      67       23       13       7        4       2
February 15, 2010.......    58       14        7        3        1       *      61       19       10       5        2       1
February 15, 2011.......    52       12        6        2        1       0      53       15        7       3        1       *
February 15, 2012.......    47       10        4        1        *       0      43       11        5       2        1       0
February 15, 2013.......    40        8        3        1        0       0      32        7        3       1        *       0
February 15, 2014.......    32        6        2        *        0       0      18        4        1       *        0       0
February 15, 2015.......    29        5        1        0        0       0       7        1        0       0        0       0
February 15, 2016.......    26        4        1        0        0       0       0        0        0       0        0       0
February 15, 2017.......    23        3        *        0        0       0       0        0        0       0        0       0
February 15, 2018.......    20        2        *        0        0       0       0        0        0       0        0       0
February 15, 2019.......    16        1        0        0        0       0       0        0        0       0        0       0
February 15, 2020.......    11        1        0        0        0       0       0        0        0       0        0       0
February 15, 2021.......    10        *        0        0        0       0       0        0        0       0        0       0
February 15, 2022.......     7        0        0        0        0       0       0        0        0       0        0       0
February 15, 2023.......     5        0        0        0        0       0       0        0        0       0        0       0
February 15, 2024.......     2        0        0        0        0       0       0        0        0       0        0       0
February 15, 2025.......     0        0        0        0        0       0       0        0        0       0        0       0
February 15,. 2026......     0        0        0        0        0       0       0        0        0       0        0       0
Weighted Average
Life to Maturity
In Years................  10.5     4.3      3.1      2.3      1.8     1.3      9.1      4.9     3.7      2.9     2.4      1.9
Weighted Average
Life to Call
In Years................  10.4     4.1      2.9      2.2      1.6     1.2      9.1      4.8     3.6      2.7     2.2      1.8

The weighted average life to maturity of a Note is determined by (i) multiplying the net reduction, if any, of the Class Principal Balance of the Note by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Class Principal Balance of the Note described in (i) above.

This table has been prepared based on the Modeling Assumptions, which may differ from the actual characteristics and performance of the Home Loans. This table should be read in conjunction with these structuring assumptions.

* Indicates a number that is greater than zero but less than 0.5%.


         Percent of Initial Class Principal Balance Outstanding at the
              Following Percentages of the Prepayment Assumption

                                                    Class M-1                                             Class M-2
Payment Date               0%       50%      75%     100%     125%     150%      0%       50%       75%     100%      125%    150%
------------               --       ---      ---     ----     ----     ----      --       ---       ---     ----      ----    ----
 Initial Percentage.....   100%     100%     100%    100%     100%     100%      100%     100%      100%     100%     100%    100%
 February 15, 2002......   100      100      100     100      100      100       100      100       100      100      100     100
 February 15, 2003......   100      100      100     100      100      100       100      100       100      100      100     100
 February 15, 2004......   100      100      100     100      100      100       100      100       100      100      100     100
 February 15, 2005......   100      100       82      60       70      100       100      100        82       60       44      41
 February 15, 2006......   100       92       65      44       29       53       100       92        65       44       29      19
 February 15, 2007......   100       77       51      32       20       20       100       77        51       32       20      12
 February 15, 2008......   100       65       39      23       13        7       100       65        39       23       13       7
 February 15, 2009......   100       53       30      16        9        4       100       53        30       16        9       2
 February 15, 2010......   100       44       24      12        6        1       100       44        24       12        6       0
 February 15, 2011......   100       37       18       9        4        0       100       37        18        9        1       0
 February 15, 2012......   100       30       14       6        *        0       100       30        14        6        0       0
 February 15, 2013......   100       24       10       4        0        0       100       24        10        2        0       0
 February 15, 2014......   100       19        8       2        0        0       100       19         8        0        0       0
 February 15, 2015......    88       15        5       *        0        0        88       15         5        0        0       0
 February 15, 2016......    79       12        4       *        0        0        79       12         2        0        0       0
 February 15, 2017......    70        9        2       0        0        0        70        9         *        0        0       0
 February 15, 2018......    60        7        0       0        0        0        60        7         *        0        0       0
 February 15, 2019......    48        5        0       0        0        0        48        4         *        0        0       0
 February 15, 2020......    35        2        0       0        0        0        35        0         0        0        0       0
 February 15, 2021......    29        0        0       0        0        0        29        0         0        0        0       0
 February 15, 2022......    23        0        0       0        0        0        23        0         0        0        0       0
 February 15, 2023......    17        0        0       0        0        0        17        0         0        0        0       0
 February 15, 2024......    10        0        0       0        0        0        10        0         0        0        0       0
 February 15, 2025..... .    0        0        0       0        0        0         0        0         0        0        0       0
 Weighted Average
 Life to Maturity
 In Years...............  18.1      9.4      7.0     5.6      5.0       5.3      18.1     9.4       7.0      5.5      4.7     4.4
 Weighted Average
 Life to Call
 In Years...............  17.8      8.8     6.4      5.1      4.6      4.7     17.8      8.8      6.4       5.0      4.3      4.1

The weighted average life to maturity of a Note is determined by (i) multiplying the net reduction, if any, of the Class Principal Balance of the Note by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Class Principal Balance of the Note described in (i) above.

This table has been prepared based on the Modeling Assumptions, which may differ from the actual characteristics and performance of the Home Loans. This table should be read in conjunction with these structuring assumptions.

* Indicates a number that is greater than zero but less than 0.5%.


         The paydown scenarios for the Notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to resemble the actual performance of the Home Loans and the Notes, or that the actual weighted average lives of the Notes will not vary substantially from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is not expected that the Home Loans will prepay at a constant rate or that all of the Home Loans will prepay at the same rate. Moreover, the Home Loans actually included in the Home Loan Pool, the payment experience of such Home Loans and certain other factors affecting the payments on the Notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Home Loans will differ in many respects from such Modeling Assumptions. See "The Home Loan Pool" herein. To the extent that the Home Loans actually included in the Home Loan Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         In the opinion of Brown & Wood LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as a corporation or taxable mortgage pool (or a publicly traded partnership) treated as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.

         Certain Classes of Notes may be treated as having been issued with original issue discount. As a result, holders of such Notes may be required to recognize income with respect to such Notes in advance of the receipt of cash attributable to that income.

                             ERISA CONSIDERATIONS

         The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986 (the "Code") can limit investments by certain pension, employee benefit and other plans and other individual retirement accounts and arrangements (collectively, "plans"). Plans should be able to purchase investments like the notes so long as they are treated as debt under applicable state law and have no "substantial equity features." Except as described below, the Notes may be purchased by, on behalf of or with plan assets of, a plan. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

         Notwithstanding the foregoing, prohibited transactions within the meaning of ERISA or Section 4975 of the Code may arise if Notes are acquired by a Plan with respect to which the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer, the Backup Servicer, the Depositor, either underwriter or any of their respective affiliates, is a party in interest (as defined in ERISA) or a disqualified person (as defined in the Code). Accordingly, the Notes may not be purchased with the assets of a Plan if the Originator, the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and
(ii) will be based on the particular investment needs for such plan; or (c) is an employer maintaining or contributing to such plan. Similarly, prohibited transactions may arise if equity interests in the Trust are acquired by a person or entity which is a party in interest or disqualified person with respect to a Plan which acquires or holds a Note. Certain exemptions from the prohibited transaction provisions of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of plan fiduciary making the decision to acquire a Note or equity interest and the circumstances under which such decision is made. There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Notes or other equity interests in the Trust. In this regard, prospective investors should be aware that Green Tree Finance Corp.-Two, an affiliate of the Originator, is expected to hold 100% of the Class R-2 Certificates on the closing date and Bear, Stearns & Co. Inc., an affiliate of the Backup Servicer, is expected to hold 100% of the Class B Certificates on the closing date.

         Each purchaser or transferee of a Note will be required to represent and warrant (or will be deemed to represent and warrant) that either (a) it is not a plan, an entity using the assets of or acting on behalf of a plan, or an entity whose underlying assets are deemed to include plan assets of any such plan, or (b) its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

         For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the Prospectus.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to sell to Bear, Stearns & Co. Inc. and Lehman Brothers Inc. (the "Underwriters"), and the Underwriters have severally agreed to purchase, the principal amount of Notes set forth opposite its respective name in the table below:


       Class of Notes             Bear, Stearns & Co.     Lehman Brothers Inc.
                                       Inc.

    Class A-I-1................      $44,974,000              $44,974,000
    Class A-I-2................       44,974,000               44,974,000
    Class A-I-3................       18,723,000               18,722,000
    Class A-I-4................       26,031,000               26,031,000
    Class A-II.................      100,000,000              100,000,000
    Class A-III................        8,054,000                8,054,000
    Class M-1..................       43,093,000                        0
    Class M-2..................       28,728,000                        0
        Total..................     $314,577,000             $242,755,000

         Bear, Stearns & Co. Inc. and Lehman Brothers Inc. may distribute their respective Notes to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Notes will be approximately 99.52507% of the principal amount of the Notes before deducting expenses. The Underwriters may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Notes, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of their respective Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

         The Depositor has been advised by each Underwriter that it presently intends to make a market in the Note underwritten by it; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop or, if it does develop, that it will continue.

         The Depositor, the Transferor and the Backup Servicer are affiliates of Bear, Stearns & Co. Inc.

         The Underwriting Agreement provides that the Depositor and the Originator will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

                           LEGAL INVESTMENT MATTERS

         The Notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Notes.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Notes constitute legal investments for such investors.

                                    RATINGS

         It is a condition to the issuance of the Notes that (i) the Class A Notes be rated "AAA" by each of Fitch, Inc. ("Fitch") and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's", and together with Fitch and S&P, the "Rating Agencies"), (ii) the Class M-1 Notes be rated "A" by each of Fitch and S&P and "A2" by Moody's and (iii) the Class M-2 Notes be rated "BBB" by each of Fitch and S&P and "Baa2" by Moody's.

         The ratings on the Notes address the likelihood of the receipt by Noteholders of all payments on the Home Loans to which they are entitled. The ratings on the Notes also address the structural, legal and issuer-related aspects associated with the Notes, including the nature of the Home Loans. In general, the ratings on the Notes address credit risk and not prepayment risk. The ratings on the Notes do not represent any assessment of the likelihood that principal prepayments of the Home Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Notes do not address the possibility that Noteholders might suffer a lower than anticipated yield in the event of principal payments on the Notes resulting from rapid prepayments of the Home Loans, or in the event that the Trust is terminated prior to the applicable Maturity Dates of the Notes. In addition, the ratings on the Class A-I-1 Notes and the Class A-III Notes do not address the likelihood or frequency of payment of any Basis Risk Carryover Shortfall.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Notes.

                                    EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries, as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

                                LEGAL OPINIONS

         In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the Notes will be passed upon for the Underwriters, the Depositor, the Transferor and the Backup Servicer by Brown & Wood LLP, New York, New York. Brown & Wood LLP will also pass on certain federal income tax matters. Dorsey & Whitney LLP, Minneapolis, Minnesota, will pass upon certain legal matters on behalf of the Originator and the Servicer.


                                INDEX OF TERMS

acceleration..............................................S-72
Administration Agreement..................................S-18
Backup Servicer...........................................S-73
Backup Servicing Fee......................................S-73
Backup Servicing Fee Rate.................................S-73
Book-Entry Notes:.........................................S-58
Certificates..............................................S-57
Class A Notes.............................................S-57
Class A-II Notes..........................................S-57
Class M Notes.............................................S-57
Collection Account........................................S-74
CPR.......................................................S-80
Cut-Off Date Principal Balance............................S-16
Defective Home Loan.......................................S-53
Depositor.................................................S-16
Depository................................................S-58
Determination Date........................................S-60
DTC:......................................................S-58
EMC.......................................................S-51
ERISA......................................................S-6
Events of Default.........................................S-71
Final Scheduled Maturity Date.............................S-79
Final Stated Maturity Date................................S-79
Fitch.....................................................S-88
Global Securities..........................................S-1
Home Loan File............................................S-72
Home Loan Purchase Agreements.............................S-16
Home Loans................................................S-16
Home Protection Act.......................................S-13
Indenture Events of Default...............................S-71
Indenture Trustee Fee.....................................S-74
Indirect Participants.....................................S-58
Initial Call Date.........................................S-71
Modeling Assumptions......................................S-80
Moody's...................................................S-88
Note Owners:..............................................S-58
Note Payment Account......................................S-74
Noteholder:...............................................S-58
Noteholders:..............................................S-58
Notes.....................................................S-57
OC Floor..................................................S-67
Originator..........................................S-16, S-52
Originator  Home Loan Purchase Agreement..................S-16
Participants..............................................S-58
Prepayment and Yield Considerations.......................S-86
Prepayment Assumption.....................................S-80
Purchase Price............................................S-53
Rating Agencies...........................................S-88
Record Date...............................................S-57
RTC.......................................................S-51
Rules.....................................................S-58
S&P.......................................................S-88
Sale and Servicing Agreement..............................S-16
Securities................................................S-57
Servicer..................................................S-52
Servicing Advance.........................................S-73
Servicing Compensation....................................S-73
Servicing Fee.............................................S-73
Servicing Fee Rate........................................S-73
SMMEA.....................................................S-87
Transfer and Servicing Agreements...................S-17, S-72
Transferor................................................S-16
Transferor Home Loan Purchase Agreement...................S-16
Trust.....................................................S-16
Trust Agreement...........................................S-57
U.S. Person................................................S-3
Underwriters..............................................S-87
Underwriting Agreement....................................S-87
Weighted Average Life with Optional Redemption............S-80

                                                                       ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Euroclear or Clearstream and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream (in such capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstrream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of book-entry securities in same-day funds.

         Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Euroclear or Clearstream purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream, as applicable, will instruct the respective depositary, as the case may be to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream's participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

         Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

         As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositary, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases, Euroclear or Clearstream will instruct their respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Euroclear or Clearstream (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption of non-U.S. Persons (Form W-8BEN). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by the beneficial owner of Notes or such owner's agent. If the information shown on Form W-8 changes, a new Form W-8BEN must be filed within 30 days of such change.

        Exemption for non-U.S. Person with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years.

The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                            ASSET-BACKED SECURITIES

                              (ISSUABLE IN SERIES)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.

                                   DEPOSITOR

------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS
BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

The securities represent obligations of
the trust only and do not represent an
interest in or obligation of the
depositor, the seller, the master
servicer or any of their affiliates.

This prospectus may be used to offer and
sell the securities only if accompanied
by a prospectus supplement.
-------------------------------------------

THE SECURITIES

         Bear Stearns Asset Backed Securities, Inc., as depositor, will sell the securities, which may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation and will evidence either:

     o    ownership interests in certain assets in a trust fund or

     o    debt obligations secured by certain assets in a trust fund.

         Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

         As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

     o closed-end and/or revolving home equity loans secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

     o home improvement installment sales contracts and installment loan agreements that are either unsecured or secured by senior or subordinate liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements; and

     o    private asset backed securities.

              Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

         No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

     Offers of the securities are made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.

                               SEPTEMBER 13, 2000

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

              Information about each series of securities is contained in the following documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

         Each prospectus supplement generally will include the following information with respect to the related series of securities:

     o the principal amount, interest rate and authorized denominations of each class of securities;

     o information concerning the home equity loans, home improvement contracts and/or private securities in the related trust fund;

     o information concerning the seller or sellers of the home equity loans, home improvement contracts and/or private securities and information concerning any servicer;

     o the terms of any credit enhancement with respect to particular classes of the securities;

     o information concerning other trust fund assets, including any reserve fund;

     o    the final scheduled distribution date for each class of securities;

     o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

     o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

     o    particulars of the plan of distribution for the securities.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Asset Securities, Inc., 245 Park Avenue, New York, New York 10167 and our telephone number is
(212) 272-4095. For other means of acquiring additional information about us or a series of securities, see "The Trust Funds -- Incorporation of Certain Information by Reference" beginning on page 85 of this prospectus.

                                  RISK FACTORS

         You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

LIMITED LIQUIDITY

         No market will exist for the securities of any series before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, it might not provide you with liquidity of investment or continue for the life of the securities.

LIMITED ASSETS FOR MAKING PAYMENTS

         The securities of each series will be payable solely from the assets of the related trust fund, including any credit enhancement that may be applicable to certain classes. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related series of securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

         In addition, at the times specified in the related prospectus supplement, certain assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

     o    all payments then due on the related securities have been made, and

     o any other payments specified in the related prospectus supplement have been made.

         Once released, such assets will no longer be available to make payments to securityholders.

         You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to the related trust fund or the securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

     o funds obtained from enforcing any similar obligation of the originator of the loan, or

     o    monies from any reserve fund established to pay for loan repurchases.

LIMITED PROTECTION AGAINST LOSSES

         Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the related securities are paid in full. As a result, securityholders may suffer losses.

YOUR YIELDS ON THE SECURITIES MAY VARY

         The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

     o the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

     o the method by which payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

     o if any party has an option to terminate the related trust early, the effect of the exercise of the option;

     o the rate and timing of defaults and losses on the assets in the related trust fund;

     o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

     o in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

         All the above factors may affect the yield to maturity of the securities.

         Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the securities of the related series. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

SOME LOANS REQUIRE BALLOON PAYMENTS

         Certain of the underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (i.e., a "balloon" payment) at their stated maturity. Loans of this type involve a greater degree of risk than fully amortizing loans since the related borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

ADJUSTABLE RATE LOANS MAY BE UNDERWRITTEN DIFFERENTLY

         A trust fund may include adjustable rate loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

PROPERTY VALUES MAY BE INSUFFICIENT

         If the home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited. The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

     o an overall decline in the residential real estate markets where the properties are located;

     o    failure of borrowers to maintain their properties adequately; and

     o natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

         If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

HOME IMPROVEMENT CONTRACTS AND OTHER LOANS MAY NOT HAVE SUFFICIENT SECURITY

         A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. It may also include home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

         If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT BE STAMPED

         The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

PRE-FUNDING MAY ADVERSELY AFFECT YOUR INVESTMENT

         The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. As a result, the yield to maturity on your investment may be adversely affected.

BANKRUPTCY LAWS MAY ADVERSELY AFFECT TRUST FUND ASSETS

         The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court's permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

         Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY AFFECT TRUST FUND ASSETS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

         In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY ADVERSELY AFFECT TRUST FUND ASSETS

         The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

     o require certain disclosures to the borrowers regarding the terms of the loans;

     o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

     o regulate the use and reporting of information related to the borrower's credit experience; and

     o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         Certain loans are also subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

         Certain home improvement contracts are subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

         If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO ADDITIONAL RISK

         If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

FINANCIAL INSTRUMENTS MAY NOT PERFORM AS EXPECTED

         As described under "Enhancement--Financial Instruments," a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in such a class and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT TO ADDITIONAL RISK

         If you invest in any class of securities that represent the "residual interest" in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

FASIT OWNERSHIP SECURITIES ARE SUBJECT TO ADDITIONAL RISK

         If you are a fully taxable domestic corporation that invests in any class of securities representing the "ownership interest" in a financial asset securitization investment trust (FASIT), you will be required to report as ordinary income your pro rata share of the FASIT's taxable income, whether or not you actually received any cash. Thus, as the holder of a FASIT ownership interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other FASIT expenses. In addition, because of their special tax treatment, your after-tax yield on a FASIT ownership interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield.

Transfers of FASIT ownership interest securities are also restricted.

BOOK ENTRY REGISTRATION

         Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

         Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

         Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

SECURITY RATINGS ARE NOT RECOMMENDATIONS

         Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

         There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

     o any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

     o an adverse change in the financial or other condition of a credit enhancement provider.


                         DESCRIPTION OF THE SECURITIES

GENERAL

         Bear Stearns Asset Backed Securities, Inc. (the "Depositor") will establish a trust fund (each, a "Trust Fund") for each series (a "Series") of its Asset-Backed Notes (the "Notes") and of its Asset-Backed Certificates (the "Certificates").

         Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture") between the Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to that Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. If the Trust Fund includes Loans, the Trust Fund and the related servicer (the "Servicer") will also enter into a Servicing Agreement (each, a "Servicing Agreement") with respect to the Loans.

         The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the related Servicer (if the Trust Fund includes Loans) and the related Trustee A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A Series may consist of both Notes and Certificates. We refer to both Notes and Certificates in this prospectus as "Securities."

         The seller or sellers named in the related Prospectus Supplement (collectively, the "Seller"), from which the Depositor will have purchased certain of the assets included in the Trust Fund, may agree to reimburse the Depositor for certain fees and expenses that the Depositor incurs in connection with the offering of the related Securities.

         The following summaries describe certain provisions in the Pooling and Servicing Agreement or Trust Agreement, in the case of a Series of Certificates, and the Indenture and the Servicing Agreement, in the case of a Series of Notes (collectively, the "Agreements") common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of such summaries.

         Each Series of Securities will consist of one or more classes (each, a "Class"), one or more of which may be compound interest Securities, variable interest Securities, planned balance (PAC) Securities, zero coupon Securities, principal only Securities, interest only Securities or participating Securities. A Series may also include one or more Classes of subordinated Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of any conditions, applicable to a particular Class as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

         Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the distribution dates specified in the Prospectus Supplement (each, a "Distribution Date") by check mailed to holders of that Series, registered as such at the close of business on the record date (specified in the Prospectus Supplement) that is applicable to that Distribution Date at their addresses appearing on the security register (each, a "Holder"). However, payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the Prospectus Supplement. In addition final payments of principal in retirement of each Security will be made only upon presentation and surrender of the Security at the office of the related Trustee. Notice of the final payment on a Security will be mailed to the Holder of that Security before the Distribution Date on which the final principal payment is expected to be made.

         Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the following amounts will be deposited directly into an account (each, a "Collection Account") established for a particular Series with the Trustee (or with the Servicer in the name of the Trustee):

     o all payments with respect to the Primary Assets (as defined below) for a Series, together with reinvestment income thereon;

     o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the Prospectus Supplement as rating that Series (each, a "Rating Agency") deposited in one or more reserve funds established in the name of the Trustee (each, a "Reserve Fund'); and

     o    amounts available pursuant to any other credit enhancement.

         If provided in the related Prospectus Supplement, the deposits may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Those amounts thereafter will be deposited into the separate distribution account (each, a "Distribution Account") established for that Series and will be available to make payments on the Securities of that Series on the next Distribution Date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

         The "Primary Assets" of each Trust Fund may include one or more pools of the following:

     o closed-end and/or revolving home equity loans (the "Mortgage Loans"), secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

     o home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), which are either unsecured or secured generally by subordinate liens on one- to four-family residential or mixed-use properties, or by purchase money security interests in the related home improvements (the "Home Improvements"); and

     o securities (the "Private Securities") backed or secured by Mortgage Loans, Contracts and/or Home Improvement Contracts (the "Underlying Loans").

         The Mortgage Loans and the Home Improvement Contracts are collectively referred to in this prospectus as the "Loans". The residential or mixed-use properties that secure the Mortgage Loans are collectively referred to in this prospectus as the "Mortgaged Properties".

         If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to

     o the product of the Asset Value Percentage as set forth in the Indenture and

     o    the lesser of

          (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of that Series over periods equal to the interval between payments on the Notes, and

          (b)  the then-outstanding principal balance of the Primary Assets.

         Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance.

         The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agencies or a rate insured by means of a surety bond, guaranteed investment contract or reinvestment agreement or other arrangement satisfactory to the Rating Agencies. If the Assumed Reinvestment Rate is insured in this way, the related Prospectus Supplement will set forth the terms of the arrangement.

PAYMENTS OF INTEREST

         The Securities of each Class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified, or will be entitled to receive interest payment amounts calculated in the method described, in the related Prospectus Supplement. Interest on the interest-bearing Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual interest rates of the Loans (or Underlying Loans) included in the related Trust Fund and/or as prepayments occur with respect to the Loans (or Underlying Loans). Principal only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon Securities that is not paid on the related Distribution Date will accrue and be added to principal on such Distribution Date.

         Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding that Distribution Date.

PAYMENTS OF PRINCIPAL

         On each Distribution Date for a Series, principal payments will be made to the Holders of the related Securities on which principal is then payable, to the extent set forth in the related Prospectus Supplement. The payments will be made in a total amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of the Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

         The "Final Scheduled Distribution Date" with respect to each Class of a Series of Notes is the date no later than which the total principal balance of that Class will be fully paid, and with respect to each Class of a Series of Certificates is the date on which the principal balance of that Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions that reduce the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund. No assurance can be given as to the actual prepayment experience with respect to a Series. See "-Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of that Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (the "Special Redemption Date") if, as a consequence of prepayments on the related Loans (or Underlying Loans) or low yields then available for reinvestment, the entity specified in the Prospectus Supplement determines, based on assumptions set forth in the applicable Agreement, that the amount available for the payment of interest that will have accrued on those Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on those Securities to that date. In this event and as further described in the Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of that Series sufficient to cause the Available Interest Amount to equal the amount of interest that will have accrued through the designated interest accrual date for that Series of Securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The Depositor or the Servicer or any other entity that may be designated in the related Prospectus Supplement will have the option to redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series on any Distribution Date under the circumstances, if any, specified in the related Prospectus Supplement. Alternatively, if the Prospectus Supplement for a Series of Certificates so provides, the Depositor, the Servicer or another entity designated in the related Prospectus Supplement will have the option to cause an early termination of the Trust Fund by repurchasing all of the Primary Assets from the Trust Fund on or after a date specified in the Prospectus Supplement, or on or after such time as the total outstanding principal amount of the Certificates or Primary Assets (as specified in the Prospectus Supplement) is equal to or less than the amount or percentage specified in the Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the Prospectus Supplement. If specified in the Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended (the "Code").

         In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the Trust Fund for a Series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each Class of Securities of the Series and the percentage of the original principal amount of each Class of Securities of the Series that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

         There is, however, no assurance that prepayment of the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans (or Underlying Loans) either from time to time or over the lives of the Loans (or Underlying Loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans (or Underlying Loans) for a Series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the Loans (or Underlying Loans) for a Series may have different interest rates. In addition, the weighted average life of a Class of the Securities may be affected by the varying maturities of the Loans (or Underlying Loans). If any Loans (or Underlying Loans) for a Series have actual terms to stated maturity that are less than those that were assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

         The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased by the Depositor from the Seller composed of:

          o    the Primary Assets;

          o amounts available from the reinvestment of payments on the Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement;

          o any credit enhancement ("Enhancement") in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

          o any Mortgaged Property or Home Improvement that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession "REO Property"); and

          o the amount, if any, initially deposited into the Collection Account or Distribution Account(s) for a Series as specified in the related Prospectus Supplement.

         The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless the Prospectus Supplement indicates otherwise, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against the collateral securing that Series of Notes in the case of a default with respect to that Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure those Notes.

         The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer (which may be the Seller) that is specified in the related Prospectus Supplement. The Servicer will service the Loans pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a Servicing Agreement between the Trust Fund and Servicer, with respect to a Series of Notes.

         If the Prospectus Supplement so provides, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee.

         Each Trust Fund, prior to the initial offering of the related Series of Securities, will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than:

          o to acquire, manage and hold the related Primary Assets and other assets contemplated in this prospectus and in the related Prospectus Supplement, and the proceeds thereof;

          o    to issue the Securities;

          o    to make payments and distributions on the Securities; and

          o    to perform certain related activities.

         No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

         Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, as and to the extent the related Prospectus Supplement specifies.

THE LOANS

         Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances forming a part of the revolving loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") secured by mortgages, primarily on one- to four-family residential or mixed-use properties, that may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the date designated in the Prospectus Supplement as the cut-off date (the "Cut-off Date"). As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of that Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest-only payment option under which only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Mortgage Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans."

         Collections on Revolving Credit Line Loans may vary for a number of reasons, including those listed below.

     o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain Revolving Credit Line Loans (and, in more limited circumstances, Closed-End Loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

     o A borrower may make a payment that is as much as the entire Principal Balance plus accrued interest and related fees and charges during a month.

     o    A borrower may fail to make the required periodic payment.

     o Collections on the Mortgage Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         The Mortgage Loans will be secured by "Single Family Properties" (i.e., one- to four-family residential housing, including condominium units and cooperative dwelling units) and mixed-use properties. Mixed-use properties will consist of structures of no more than three stories that include one- to four-residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Single Family Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         Unless otherwise specified in the related Prospectus Supplement, Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate Principal Balance of Loans secured by Single Family Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either

     o a representation by the borrower at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or

     o a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records.

         To the extent specified in the related Prospectus Supplement, Single Family Properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by senior or junior Mortgages primarily on Single Family Properties, or by purchase money security interests in the related Home Improvements. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As used in this prospectus, the term "Property" includes the Mortgaged Properties and the Home Improvements.

         Additional Information. The selection criteria that will apply with respect to the Loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

         The Loans for a Series may include Loans that do not amortize their entire Principal Balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining Principal Balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

         The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the borrower's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the borrower before the Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of a Loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the Mortgaged Property.

         The amount payable under a VA guaranty will be the percentage of the VA- insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant:

     o    the aggregate unpaid Principal Balance of the Loans;

     o the range and weighted average interest rates on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

     o    the range and average Principal Balance of the Loans;

     o the weighted average original and remaining terms to stated maturity of the Loans and the range of original and remaining terms to stated maturity, if applicable;

     o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the Loans, as applicable;

     o the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates;

     o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans;

     o the percentage (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements or that are unsecured;

     o the geographic distribution of any Mortgaged Properties securing the Loans;

     o for Loans that are secured by Single Family Properties, the percentage (by Principal Balance as of the Cut-off Date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

     o    the lien priority of the Loans;

     o    the delinquency status and year of origination of the Loans;

     o whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and

     o in the case of Revolving Credit Line Loans, the general payments and credit line terms of those Loans and other pertinent features.

         The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

         If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities that include:

     o pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or

     o    collateralized obligations secured by Underlying Loans.

The pass-through certificates or collateralized obligations will have previously been

     o offered and distributed to the public pursuant to an effective registration statement, or

     o purchased in a transaction not involving any public offering from a person that is not an affiliate of the issuer of the Private Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Securities were acquired from the issuer or from its affiliate, whichever is later.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be insured or guaranteed.

         Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (each, a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The sponsor of the Private Securities (the "PS Sponsor") will be

     o a financial institution or other entity engaged generally in the business of lending;

     o a public agency or instrumentality of a state, local or federal government; or

     o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts.

         If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor generally will be limited to certain representations and warranties that it makes with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement.

         Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The Underlying Loans will be secured by mortgages on Mortgaged Properties.

         Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

         Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable:

     o the total approximate principal amount and type of the Private Securities to be included in the Trust Fund for that Series;

     o    certain characteristics of the Underlying Loans, including

          (a) the payment features of the Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features);

          (b) the approximate aggregate Principal Balance, if known, of the Underlying Loans insured or guaranteed by a governmental entity;

          (c) the servicing fee or range of servicing fees for the Underlying Loans;

          (d) the minimum and maximum stated maturities of the Underlying Loans at origination;

          (e)  the lien priority of the Underlying Loans; and

          (f) the delinquency status and year of origination of such Underlying Loans;

     o    the maximum original term to stated maturity of the Private
          Securities;

     o    the weighted average term to stated maturity of the Private
          Securities;

     o the pass-through or certificate rate or range of rates for the Private Securities;

     o the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for the Private Securities;

     o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the Underlying Loans or to the Private Securities themselves;

     o the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and

     o the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement. If information of the nature described above for the Private Securities is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of a similar nature will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the SEC within 15 days of the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate Collection Account will be established by the Trustee, or the Servicer in the name of the Trustee, for each Series of Securities for receipt of any cash specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited into the applicable Distribution Account, which will also be established by the applicable Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the applicable Trustee will invest the funds in the Collection Account and the Distribution Account(s) in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited into the Distribution Account(s) or otherwise distributed and, in the case of funds in the Distribution Account(s), than the day preceding the next Distribution Date for the related Series of Securities.

         "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the Rating Agencies.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the Closing Date for the Series, a portion of the proceeds of the sale of the related Securities (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). In no case will the

Pre-Funded Amount exceed 50% of the total principal amount of the related Securities, and in no case will the Pre-Funding Period exceed one year. The Primary Assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect to them. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

         If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the Closing Date for the Series, a portion of the proceeds of the sale of the Securities of the Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of

     o    the sum of

          (i) the amount of interest accrued on the Securities of the Series and

          (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period,

                                      over

     o    the amount of interest available from the Primary Assets in the Trust
          Fund.

         Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

         If so provided in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain a security policy, issue subordinated securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of the Series from an institution or by other means acceptable to the Rating Agencies. The Enhancement will support the payment of principal of and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the Prospectus Supplement. Enhancement for a Series may include one or more of the forms described below, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described in that Prospectus Supplement.

SUBORDINATED SECURITIES

         If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of subordinated Securities. The rights of the Holders of subordinated Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of senior Securities of the same Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

         If specified in the related Prospectus Supplement, Enhancement for a Series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

         Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Depositor will obtain a pool insurance policy (the "Pool Insurance Policy") for the Loans in the related Trust Fund. The Pool Insurance Policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the Principal Balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

     (i)  the cost of repair or replacement of the Property, or

     (ii) upon transfer of the Property to the special hazard insurer, the unpaid Principal Balance of the Loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to the Property.

         If the unpaid Principal Balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the Property with the proceeds described under clause
(i) in the second previous paragraph is expected to satisfy the condition under any Pool Insurance Policy that the Property be restored before a claim under the Pool Insurance Policy may be validly presented with respect to the defaulted Loan secured by the Property. The payment described under clause (ii) in the second previous paragraph will render unnecessary presentation of a claim in respect of the Loan under any Pool Insurance Policy. Therefore, so long as a Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid Principal Balance of the related Loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and Pool Insurance Policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding Principal Balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the Principal Balance of the Loan exceeds the value assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Loans" in this prospectus. If the related Prospectus Supplement so provides, the Depositor or other entity specified in the Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the Prospectus Supplement for all Loans in the Trust Fund for the related Series. Such amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

         If the Prospectus Supplement relating to a Series of Securities so specifies, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for that Series or for the benefit of any provider of Enhancement with respect to that Series (each, a "Reserve Fund") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agencies in the amount specified in such Prospectus Supplement. In the alternative or in addition to such an initial deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for the Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

         Amounts withdrawn from any Reserve Fund will be applied by the applicable Trustee to make payments on the Securities of the related Series, to pay expenses, to reimburse any provider of Enhancement for the Series or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

         Amounts deposited into a Reserve Fund will be invested by the applicable Trustee in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies pursuant to which the entity will provide certain payments on the Securities of the Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for the Series are not sufficient to make certain payments on the Securities of the Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

         If specified in a Prospectus Supplement, the Depositor and the applicable Trustee for such Series of Securities will enter into a deposit agreement with the entity specified in such Prospectus Supplement on or before the sale of the related Series of Securities. The purpose of a deposit agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

FINANCIAL INSTRUMENTS

         If provided in the related Prospectus Supplement, the Trust Fund may include one or more financial instruments that are intended to meet the following goals:

     o to convert the payments on some or all of the Loans and Private Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o to provide payments if any index rises above or falls below specified levels; or

     o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more Classes of the related Series.

         If a Trust Fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related Prospectus Supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS

GENERAL

         Customary servicing functions with respect to Loans comprising the Primary Assets in a Trust Fund will be provided by the Servicer directly, pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on a Loan.

         If the related Prospectus Supplement so provides, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts (each, an "Escrow Account") with respect to Loans in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance policy premiums, and other comparable items will be deposited. In the case of Loans that do not require such payments under the related loan documents, the Servicer will not be required to establish any Escrow Account for those Loans. The Servicer will make withdrawals from the Escrow Accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the related Property and to clear and terminate such Escrow

Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related Prospectus Supplement specifies otherwise, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless the related Prospectus Supplement provides otherwise, the Collection Account will be an account maintained

     o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each Rating Agency that rates the related the Securities of that Series at levels satisfactory to each Rating Agency; or

     o in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or that are secured in a manner meeting requirements established by each Rating Agency.

         Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series, on the business day following the Closing Date, all scheduled payments of principal and interest on the Primary Assets ("Scheduled Payments") due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before the Cut-off Date):

     (i) All payments in respect of principal, including prepayments, on the Primary Assets;

     (ii) All payments in respect of interest on the Primary Assets after deducting therefrom, at the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement), the fee payable to the Servicer (the "Servicing Fee") in respect of such Primary Assets;


    (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or the related Property, whether through foreclosure sale, repossession or otherwise, including payments in connection with the Primary Assets received from the borrower, other than amounts required to be paid or refunded to the borrower pursuant to the terms of the applicable loan documents or otherwise pursuant to law, net of related liquidation expenses (such net amount, the "Liquidation Proceeds"), exclusive of, in the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement), the Servicing Fee, if any, in respect of the related Primary Asset;

     (iv) All proceeds under any title insurance, hazard insurance policy or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the borrower in accordance with the related Agreement;

     (v) All amounts required to be deposited therein from any Reserve Fund for the Series pursuant to the related Agreement;

     (vi) All advances of cash made by the Servicer in respect of delinquent Scheduled Payments on a Loan and for any other purpose as required pursuant to the related Agreement ("Advances"); and

    (vii) All repurchase prices of any Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

     (i) to reimburse itself for Advances made by it in connection with that Series pursuant to the related Agreement; provided, that the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related Loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of Scheduled Payments with respect to which the Advance was made;

     (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances that it made in connection with the Series which the Servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or Insurance Proceeds;

    (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited into the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the Principal Balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for the Loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

     (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or other recovery, to the extent permitted by the related Agreement;

     (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

     (vi) to pay to the applicable person with respect to each Primary Asset or related REO Property that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

    (vii) to make payments to the Trustee of the Series for deposit into the related Distribution Account, if any, or for remittance to the Holders of the Series in the amounts and in the manner provided for in the related Agreement; and

   (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

         In addition, if the Servicer deposits into the Collection Account for a Series any amount not required to be deposited therein, the Servicer may, at any time, withdraw the amount from the Collection Account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances. Its obligation to make Advances may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans that represent late recoveries of Scheduled Payments, Insurance Proceeds or Liquidation Proceeds respecting which any Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account(s), as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain (or to cause the borrower under each Loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to the Property, to the extent available.

         The standard hazard insurance policies covering Properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including any improvements on the Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (i.e., replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as their Principal Balances decrease, and since the value of the Properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damage to the affected Property.

         Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding Principal Balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the Servicer under any those insurance policies (other than amounts to be applied to the restoration or repair of the Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited into the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds of the related Loan available to the Holders after reimbursement to itself for its expenses and (ii) its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any REO Property by the end of the third calendar year after the Trust Fund acquires beneficial ownership of the REO Property. While the holder of an REO Property can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

         The Servicer may arrange with the borrower on a defaulted Loan a change in the terms of such Loan to the extent provided in the related Prospectus Supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meets the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related Loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom the Property has been or is about to be conveyed. Under the assumption, the transferee of the Property becomes liable under the Loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic Servicing Fee in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of each applicable Trustee and independent accountants, payment of Security Policy and insurance policy premiums, if applicable, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

         When a borrower makes a principal prepayment in full between due dates on the related Loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securities of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the applicable Trustee for deposit into the related Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the total amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted Loans.

The related Holders will suffer no loss by reason of the Servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the Principal Balance of and unpaid interest on the related Loan that would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO Property This right of reimbursement is prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer generally is also entitled to reimbursement from the Collection Account for Advances.

         Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of Securities of the Series.

EVIDENCE AS TO COMPLIANCE

         If so specified in the related Prospectus Supplement, the applicable Agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that the firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for (i) such exceptions as the firm believes to be immaterial and (ii) any other exceptions set forth in the statement.

         If so specified in the related Prospectus Supplement, the applicable Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

         The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         If an Event of Default (defined below) occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, the Events of Default and the rights of a Trustee upon a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor Servicer accepting such assignment or delegation

     o    services similar loans in the ordinary course of its business;

     o    is reasonably satisfactory to the Trustee;

     o has a net worth of not less than the amount specified in the Prospectus Supplement;

     o would not cause any Rating Agency's rating of the related Securities in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

     o executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by the successor Servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the Servicer under the Agreement from and after the date of the agreement.

         No assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the Agreement provided that the successor or surviving entity meets the requirements for a successor Servicer set forth above.

         Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment. However, neither the Servicer nor any such person will be protected against any breach of warranty or representations made under the Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Agreement or by reason of reckless disregard of those obligations and duties. In addition, the Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Agreement that, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

         General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the related Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date (except for any retained interests). The Trustee will, concurrently with the assignment, execute and deliver the Securities.

         Assignment of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or, if specified in the Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian")), as to each Mortgage Loan, the related note endorsed without recourse to the order of the Trustee or in blank, the original mortgage, deed of trust or other security instrument (each, a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office), and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold those documents in trust for the benefit of the Holders.

         If so specified in the related Prospectus Supplement, at the time of issuance of the Securities, the Depositor will cause assignments to the Trustee of the Mortgages relating to the Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, recording is not required to protect the Trustee's interest in the related Loans. If specified in the Prospectus Supplement, the Depositor will cause the assignments to be recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement. In this event, the Prospectus Supplement will specify whether the Agreement requires the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

         Assignment of Home Improvement Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or the Custodian), as to each Home Improvement Contract, the original Home Improvement Contract and copies of related documents and instruments and, other than in the case of unsecured Home Improvement Contracts, the security interest in the related Home Improvements. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts" in this prospectus.

         Loan Schedule. Each Loan will be identified in a schedule appearing as an exhibit to the related and will specify with respect to each Loan:

     o    the original principal amount,

     o    its unpaid Principal Balance as of the Cut-off Date,

     o    the current interest rate,

     o    the current Scheduled Payment of principal and interest,

     o    the maturity date, if any, of the related note, and

     o if the Loan is an adjustable rate Loan, the lifetime rate cap, if any, and the current index.

         Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the PS Trustee (or its nominee or correspondent). The PS Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the PS Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "The Trust Funds--Private Securities" in this prospectus. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, Principal Balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the PS Trustee regarding the Private Securities that:

     o the information contained in the Private Securities schedule is true and correct in all material respects;

     o immediately prior to the conveyance of the Private Securities, the Depositor had good title, and was their sole owner (subject to any retained interest);

     o    there has been no other sale by the Private Securities; and

     o there is no existing lien, charge, security interest or other encumbrance (other than any retained interest) on the Private Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee, within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, (or within any other period specified in the related Prospectus Supplement), the Depositor or Seller will, not later than 90 days (or within such any period specified in the related Prospectus Supplement), after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee. Unless otherwise specified in the related Prospectus Supplement, the repurchase shall be effected at a price equal to the:

     (a)  the lesser of

          (i)  the Principal Balance of the Primary Asset, and

          (ii) the Trust Fund's federal income tax basis in the Primary Asset;

                                      plus

     (b) accrued and unpaid interest to the date of the next Scheduled Payment on the Primary Asset at the rate set forth in the related Agreement;

provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis, if the repurchase at a price equal to the Principal Balance of the repurchased Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove the non-conforming Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset"); provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

         Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will, on the date of substitution,

     o have a Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),

     o have an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset,

     o have a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset; and

     o comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

         The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or the other entity will be obligated to repurchase the affected Primary Asset or, if provided in the Prospectus Supplement, provide a Qualifying Substitute Primary Asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of the non-conforming Primary Assets. See "Risk Factors--Limited Assets for Making Payments" in this prospectus.

         No Holder of Securities of a Series, solely by virtue of the Holder's status as a Holder, will have any right under the applicable Agreement to institute any proceeding with respect to Agreement, unless Holder previously has given to the Trustee for the Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities of the Series have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

         The applicable Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

     (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of the Securities following the distribution;

     (ii) the amount of interest distributed to Holders of the related Securities and the current interest on the Securities;

     (iii) the amount of

          (a)  any overdue accrued interest included in such distribution,

          (b) any remaining overdue accrued interest with respect to the Securities, or

          (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

     (iv) the amount of

          (a) any overdue payments of scheduled principal included in the distribution,

          (b) any remaining overdue principal amounts with respect to the Securities,

          (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or

          (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the Securities;

     (v) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

     (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

    (vii) the book value of any REO Property acquired by the related Trust Fund; and

   (viii) such other information as specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during the calendar year:

     o    the total of the amounts reported pursuant to clauses (i), (ii) and
          (iv)(d) above for the calendar year, and

     o the information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the Securities.

         Information in the Distribution Date Statements and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to its servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the Prospectus Supplement, the related Series of Securities (or one or more Classes of the Series) will be issued in book-entry form. In that event, owners of beneficial interests in those Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee that is the registered holder of the global certificate that evidences such book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

        Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include

     o any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account(s) to enable the Trustee to distribute to Holders of Securities of the Series any required payment, provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders having not less than 25% of the total voting rights of the Series;

     o any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders having not less than 25% of the total voting rights of the of the Series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee or Holders of Securities of the Series having not less than 51% of the total voting rights of the Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

         During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of Securities of the Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities having not less than 51% of the total voting rights of the Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee as a result. The Trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

        Indenture. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture for each Series of Notes include:

     o a default for thirty (30) days or more in the payment of any principal of or interest on any Note of the Series;

     o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

     o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such Series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty
          (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; and

     o any other Event of Default specified with respect to Notes of that Series.

         If an Event of Default with respect to the then-outstanding Notes of any Series occurs and is continuing, either the Indenture Trustee or the Holders of a majority of the total amount of those Notes may declare the principal amount of all the Notes of the Series (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the related Prospectus Supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the Holders of a majority of the total amount of those Notes.

         If, following an Event of Default with respect to any Series of Notes, the related Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default

(other than a default in the payment of any principal of or interest on any Note of the Series for thirty (30) days or more), unless:

     (a) the Holders of 100% of the total amount of the then-outstanding Notes of the Series consent to such sale;

     (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of sale; or

     (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66% of the total amount of the then-outstanding Notes of the Series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an Event of Default of this type, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event that the principal of the Notes of a Series is declared due and payable as described above, Holders of the Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those Notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes of the Series, unless the Holders offer security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of amount of the then-outstanding Notes of the Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to those Notes, and the Holders of a majority of the amount of the amount of the then- outstanding Notes of the Series may, in certain cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of affected thereby.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee or Indenture Trustee, as the case may be, for each Series of Securities will be set forth in the related Prospectus Supplement. Entities serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Agreement will be conferred or imposed upon that Trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by their appointment; provided, however, that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF TRUSTEES

         No Trustee will make any representations as to the validity or sufficiency of the related Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the applicable Trustee will be required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

         Each Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related Holders in an Event of Default. No Trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

         Each Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Each Trustee may also be removed at any time (i) if that Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if that Trustee becomes insolvent or
(iii) by the Holders of Securities having more than over 50% of the total voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee, without notice to or consent of the Holders

     (i)  to cure any ambiguity,

     (ii) to correct any defective provisions or to correct or supplement any provision therein,

    (iii) to add to the duties of the Depositor, the applicable Trustee or the Servicer,

     (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement,

     (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or any Trustee is obligated to maintain or improve such rating), or

     (vi) to comply with any requirements imposed by the Code;

provided, however, that any such amendment (other than pursuant to clause (vi) above) will not adversely affect in any material respect the interests of any Holders of the Series, as evidenced by an opinion of counsel delivered to the Trustee. Unless otherwise specified in the Prospectus Supplement, any such amendment shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each applicable Rating Agency rating that the amendment will not cause the Rating Agency to reduce its then-current rating.

         Unless otherwise specified in the Prospectus Supplement, each Agreement for each Series may also be amended by the applicable Trustee, the Servicer, if applicable, and the Depositor with the consent of the Holders possessing not less than 66% of the total outstanding principal amount of the Securities of the Series (or, if only certain Classes are affected by the amendment, 66% of the total outstanding principal amount of each affected Class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or modifying in any manner the rights of Holders of the Series. In no event, however, shall any such amendment

     (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of the Security; or

     (b) reduce the aforesaid percentage of the total outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the total outstanding principal amount of each affected Class.

VOTING RIGHTS

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

         Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, (which request is accompanied by a copy of the communication such Holders propose to transmit), the Trustee will afford them access during business hours to the most recent list of Holders of that Series held by the Trustee.

         No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

         If specified in the related Prospectus Supplement for a Series of Securities, the Securities (or one or more Classes of the Securities) may be issued in book-entry form. In that event, beneficial owners of those Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

         For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to the Agreement under the circumstances described in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of that Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of the Series.

         In addition to such discharge with certain limitations, , if so specified with respect to the Notes of any Series, the Indenture will provide that the related Trust Fund will be discharged from any and all obligations in respect of the Notes of that Series (except for certain obligations relating to temporary Notes and exchange of Notes, registration of the transfer or exchange of those Notes, replacing stolen, lost or mutilated Notes, to, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on those Notes on the Final Scheduled Distribution Date for the Notes and any installment of interest on the Notes in accordance with the terms of the Indenture and the Notes. In the event of any such defeasance and discharge of Notes of a Series, Holders of Notes of that Series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their Notes until maturity.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because certain legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or reflect the laws of any particular state, or encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

         The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other




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liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a


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

commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty Insurance Proceeds.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of





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

hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (the "SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency (the "EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, the ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender (i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         The ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         The ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans would be imposed on the Trust Fund, and thus occasion a loss to the Holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore of the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the federal bankruptcy code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The bankruptcy code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period




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loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

         General

         The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (the "UCC") in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the Home Improvement Contracts to the Trustee or Custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         The Home Improvement Contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of


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

voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The Loans may also consist of installment sales contracts. Under an installment sales contract (each, an "Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or
(iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor any Trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the Holders of the related Securities. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans (or Underlying Loans), included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of the Series that is entitled to receive interest in respect of such Loans (or Underlying Loans) in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans (or Underlying Loans) had the interest shortfall not occurred.



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

                                 THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

         The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities"). The Depositor Securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates, (or participations or certificates of participation or beneficial ownership in one or more pools of receivables), and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness, In connection therewith or otherwise, the depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:

     o    to purchase the related Primary Assets,

     o to repay indebtedness incurred to obtain funds to acquire such Primary Assets,

     o to establish any Reserve Funds described in the related Prospectus Supplement and

     o to pay costs of structuring and issuing the Securities, including the costs of obtaining any Enhancement.

If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, Morgan, Lewis & Bockius LLP or such other counsel so designated in the Prospectus Supplement, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit (a "REMIC") under the Code; (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership; or (v) an election is made to treat the Trust Fund relating to a particular Series of Securities as a Financial Asset Securitization Investment Trust ("FASIT") under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

         As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

TAXATION OF DEBT SECURITIES

         Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and
(ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

         Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that Class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below); provided, that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the Trustee intends to treat interest on such Debt Securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is longer than the interval between subsequent Distribution Dates, the greater of (i) the interest foregone and
(ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first Distribution Date on a Debt Security is shorter than the interval between subsequent Distribution Dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service (the "IRS") issued final regulations (the "Contingent Payment Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Payment Regulations, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the applicable Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain Classes of Regular Interest Securities may represent more than one Class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trustee intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of Tax Counsel, a Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets




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described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and that is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of Residual Interest Securities", would cause the Trust not to be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with



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respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         In the opinion of Tax Counsel, the Holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable




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portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

         Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         Sale or Exchange. In the opinion of Tax Counsel, a Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. A Holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate increased by the taxable income of the REMIC that was included in the income of such Residual Certificate Holder and decreased by distributions received thereon by such Residual Certificateholder. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. In that event, the loss will be used to increase such Residual Interest Security Holder's adjusted basis in the newly acquired asset.



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         Excess Inclusions. In the opinion of Tax Counsel, the portion of the
REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the




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applicable Pooling and Servicing Agreement will prohibit Disqualified
Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. However, a safe harbor exists under which a transferor is presumed to lack such knowledge provided that two conditions are met: (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they became due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

         A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would add a third condition to the safe harbor under which transfers of noneconomic residual interests would not be disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will qualify under this safe harbor only if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.



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         Mark to Market Rules. Prospective purchasers of a REMIC Residual
Interest Security should be aware that the IRS recently finalized regulations (the "Final Mark-to-Market Regulations"), which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         In the opinion of Tax Counsel, each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the applicable Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the applicable Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair




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market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate Principal Balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the Principal Balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees (the "excess servicing fee") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan's Principal Balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing




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

fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the applicable Trustee intends, absent contrary authority, to report income to Holders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments;
(ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.



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

SALE OR EXCHANGE

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the Security is more than one year and short-term capital gain or loss if the holding period of the Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the applicable Trustee with its taxpayer identification number (the "TIN"); (ii) furnishes the applicable Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the applicable Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

NEW WITHHOLDING REGULATIONS

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

         Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."



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

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

         The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining Principal Balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will




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

withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                                FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities ("FASIT Securities") effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions




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

contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for such Series, and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT's assets and (b) the nature of the Holders' interest in the FASIT are met on a continuing basis and (iii) the Trust Fund is not a regulated company as defined in Section 851(a) of the Code.

         However, the qualification as a FASIT of any Trust Fund for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

         Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the FASIT's ownership interest or by any person related to such Holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more Classes of regular interests or (ii) a single Class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5% and



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

(vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Security outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT Regular Securities are treated as exchanging their Securities for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Security increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original




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

issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities,""--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

         The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the Holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the Holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of a FASIT Ownership Interest




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

is treated as ordinary income. In determining that taxable income, the Holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, Holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent Holders of REMIC Securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, Holders of record of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.

         Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT Regular Security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD




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CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION,
OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee Retirement Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities and such subclasses of Securities.

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans and on certain other retirement plans and arrangements, including certain individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested (collectively "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires in general that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA
Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         On January 5, 2000, the United States Department of Labor (the "DOL") issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (a) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis; (b) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, (i) a lump-sum payment, or (ii) annual installment payments over a ten-year period, with interest; and (c) give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to
Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         On November 13, 1986, the DOL issued final regulations (Labor Reg.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances, unless certain exceptions apply.

         Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Trust Fund issues Notes that are not treated as equity interests in the Trust Fund for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter and the Depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter, the Depositor or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

         In addition, the Trust Fund, any underwriter, trustee, servicer, administrator or producer of credit support or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of certificates of the Trust Fund, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in Notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Each prospective purchaser or transferee of a Note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a Global Note, shall be deemed to represent) to the Indenture Trustee and the Note Registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The Plan Asset Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the Trust Fund, then the assets of the Trust Fund would be considered to be assets of the Plan. Because the Loans held by the Trust Fund may be deemed Plan assets of each Plan that purchases an equity interest, an investment in the equity interests by a Plan might be a prohibited transaction under Sections 406 and 407 of ERISA and subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the Trust Fund to constitute prohibited transactions, unless a statutory or administrative exemption applies.

     The DOL issued to Bear, Stearns & Co. Inc., an individual exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Underwriter Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an interest in asset-backed pass-through trusts that hold certain types of receivables or obligations and with respect to which Bear, Stearns & Co. Inc. is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

          (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the same trust fund;

          (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps, Inc., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (each, a "rating agency");

          (4) The trustee is not an affiliate of the underwriters, the depositor, the servicers, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates (together with the trustee, the "Restricted Group");

          (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting or placing such certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the agreements and reimbursement of the servicers' reasonable expenses in connection therewith; and

          (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire certificates in a trust containing receivables on which such person (or its affiliate) is an obligor, provided that, among other requirements: (i) such person (or its affiliate) is not an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Funding Period"), instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Funding Limit") must not exceed twenty-five percent (25%).

          (2) All obligations transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding certificate holders or by a rating agency.

          (3) The transfer of such additional obligations to the trust during the Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

          (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the Trust Fund:

               (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

               (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

          (6) The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

          (8)  The related prospectus or Prospectus Supplement must describe:

               (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

               (ii) the duration of the period of pre-funding;

               (iii) the percentage and/or dollar amount of the Funding Limit for the trust; and

               (iv) that the amounts remaining in the pre-funding account at the end of the Funding Period will be remitted to certificateholders as repayments of principal.

          (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or Prospectus Supplement, the terms and conditions for eligibility of Additional Obligations.

         The DOL has proposed amendments to the Underwriter Exemption (the "Proposed Amendments") that, if finalized in current form, generally will be effective as of August 23, 2000. Among other things, it is anticipated that the amended Underwriter Exemption would permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Underwriter Exemption are met). It is not certain if and when the Proposed Amendments will be issued in final form, and it is not certain that the Proposed Amendments, if finalized, will contain the same relief as is currently proposed. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Proposed Amendments

         Neither PTCE 83-1, which exempts certain transactions involving plan investments in mortgage trusts, nor the Underwriter Exemption applies to a trust which contains unsecured obligations.

         Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Underwriter Exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                 LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York or Morgan, Lewis & Bockius LLP, New York, New York.

                             FINANCIAL INFORMATION

         A new Trust Fund will be formed for each Series of Securities. No Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related Prospectus Supplement.

                             AVAILABLE INFORMATION

         The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Bear Stearns Asset Backed Securities Inc., 245 Park Avenue, New York, New York 10167, Telephone number (212) 272-4095 . The Depositor has determined that its financial statements are not material to the offering of any Certificates.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund assets and any credit enhancement with respect to the related Class and will reflect such Rating Agency's assessment solely of the likelihood that the related Holders will receive payments to which such Holders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agencies in the future if in their judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the Principal Balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of such Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal of and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series.

                                LEGAL INVESTMENT

         Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                             INDEX OF DEFINED TERMS


additional obligations:............................84
Advances...........................................27
Agreements..........................................8
Amortizable Bond Premium Regulations...............59
Asset Value........................................10
Assumed Reinvestment Rate..........................10
Available Interest Amount..........................11
Capitalized Interest Account.......................22
Cash Flow Bond Method..............................67
CERCLA.............................................45
Certificates........................................8
Class...............................................9
Closed-End Loans...................................14
Code...............................................12
Collection Account..............................9, 26
Contingent Payment Regulations.....................56
Custodian..........................................33
Cut-off Date.......................................14
Debt Securities....................................55
Deleted Primary Asset..............................35
Depositor...........................................8
Depositor Securities...............................53
Disqualified Organization..........................63
Distribution Account................................9
Distribution Date...................................9
DOL................................................81
Eligible Investments...............................21
Enhancement....................................13, 22
EPA................................................45
ERISA..............................................81
Escrow Account.....................................25
Events of Default..............................37, 38
FASIT..............................................54
FASIT Qualification Test...........................77
FASIT Securities...................................76
FHA................................................16
Final Mark-to-Market Regulations...................65
Final Scheduled Distribution Date..................11
Funding Limit......................................84
Funding Period.....................................84
Garn-St. Germain Act...............................48
High-Yield Interest................................78
Holder..............................................9
Holders............................................41
Home Improvement Contracts.....................10, 16
Home Improvements..............................10, 16
HUD................................................17
Indenture...........................................8
Installment Sales Contract.........................51
Insurance Proceeds.................................27
Interest Weighted Securities.......................58
IRS................................................56
Liquidation Proceeds...............................26
Loans..............................................10
Mortgage...........................................33
Mortgage Loans......................................9
New Regulations....................................68
Nonresidents.......................................69
Notes...............................................8
OID................................................55
OID Regulations....................................55
OTS................................................49
Parties in Interest................................81
Pass-Through Securities............................65
Pay-Through Security...............................57
Plan Asset Regulation..............................81
Plans..............................................81
Pool Insurance Policy..............................23
Pooling and Servicing Agreement.....................8
Pre-Funded Amount..................................21
Pre-Funding Account................................21
Pre-Funding Period.................................21
Prepayment Assumption..............................57
Primary Assets......................................9
Private Securities.................................10
Property...........................................16
PS Agreement.......................................19
PS Servicer........................................19
PS Sponsor.........................................19
PS Trustee.........................................19
PTCE...............................................82
Qualifying Substitute Primary Asset................35
Rating Agency...................................9, 86
Ratio Strip Securities.............................66
Regular Interest Securities........................54
Regular Interests..................................59
REMIC..........................................12, 54
REO Property.......................................13
Reserve Fund....................................9, 24
Residual Interest Security.........................61
Residual Interests.................................59
Revolving Credit Line Loans........................14
Revolving Mortgage Loans...........................14
Scheduled Payments.................................26
Securities..........................................8
Seller..............................................8
Servicing Fee..................................26, 65
Short-Term Note....................................70

Single Family Property.............................15
Special Redemption Date............................11
Stripped Securities................................65
Tax Counsel........................................53
TIN................................................68
Title V............................................49
Trust Agreement.................................8, 13
Trust Fund..........................................8
Trustee.............................................8
U.S. Person........................................54
UCC................................................50
Underlying Loans...............................10, 19
Underwriter Exemption..............................83
VA ................................................16

    No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby, nor an offer of the securities in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.


                               TABLE OF CONTENTS

                                                              Page

                             Prospectus Supplement

                 SUMMARY.......................................S-3
                 RISK FACTORS..................................S-8
                 USE OF PROCEEDS..............................S-16
                 DESCRIPTION OF THE TRUST.....................S-16
                 THE HOME LOAN POOL...........................S-18
                 THE TRANSFEROR AND BACKUP SERVICER...........S-51
                 THE ORIGINATOR AND SERVICER..................S-52
                 THE POLICY...................................S-54
                 THE NOTE INSURER.............................S-56
                 DESCRIPTION OF THE NOTES.....................S-57
                 DESCRIPTION OF THE TRANSFER AND
                   SERVICING AGREEMENTS.......................S-72
                   PREPAYMENT AND YIELD
                   CONSIDERATIONS.............................S-76
                   CERTAIN FEDERAL INCOME TAX
                   CONSEQUENCES...............................S-86
                 ERISA CONSIDERATIONS.........................S-86
                 UNDERWRITING.................................S-87
                 LEGAL INVESTMENT MATTERS.....................S-87
                 RATINGS......................................S-88
                 EXPERTS......................................S-88
                 LEGAL OPINIONS...............................S-88
                 INDEX OF TERMS...............................S-89
                 GLOBAL CLEARANCE, SETTLEMENT AND
                   TAX DOCUMENTATION PROCEDURES..................1

                                  Prospectus
                 Prospectus Supplement......................
                 Available Information......................
                 Incorporation of Certain Documents by
                 Reference..................................
                 Table of Contents..........................
                 Summary of Terms...........................
                 Risk Factors...............................
                 Description of the Notes...................
                 Description of the Certificates............
                 Pool Factors and Trading Information.......
                 Certain Information Regarding the
                 Securities The Trusts......................
                 The Trustee................................
                 Description of the Trust Property..........
                 Credit Enhancement.........................
                 Servicing of the Loan Assets...............
                 The Seller and the Issuer..................
                 The Servicer...............................
                 Description of the Transfer and Servicing
                   Agreements...............................
                 Certain Legal Aspects of the Loan Assets...
                 Certain Federal Income Tax Consequences....
                 Trusts For Which a Partnership Election
                 is Made....................................
                 Trusts Treated as Grantor Trusts...........
                 Notes Issued by FIC........................
                 ERISA Considerations.......................
                 Legal Investment Matters...................
                 Plan of Distribution.......................
                 Use of Proceeds............................
                 Legal Opinions.............................
                 Index of Terms.............................


                                 $557,332,000

                   Bear Stearns Home Loan Owner Trust 2001-A

                     Home Loan-Backed Notes, Series 2001-A

                           EMC Mortgage Corporation

                        Transferor and Backup Servicer

                  Bear Stearns Asset Backed Securities, Inc.

                                   Depositor

                             Conseco Finance Corp.

                            Originator and Servicer

                      ---------------------------------

                             PROSPECTUS SUPPLEMENT

                      ---------------------------------




                           Bear, Stearns & Co. Inc.

                             Lehman Brothers Inc.

                                 March 8, 2001